UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Soliciting Material under §240.14a 12

HERITAGE COMMERCE CORP

(Name of Registrant as Specified In Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter to Our Shareholders
April 13, 2023
Dear Fellow Shareholders:
On behalf of our Board of Directors, thank you for your loyal support of, and investment in, Heritage Commerce Corp (the “Company”). In 2022, we continued to successfully execute our strategic business plan. We reported the most profitable year in the Company’s nearly 30 year history, with net income of $66.6 million for the full year, exceeding our 2021 record earnings by $18.9 million.
We ended the year with $5.2 billion in total assets, well above pre-pandemic levels before COVID-19 dominated 2020. The continued resilience of our franchise was also evident in the positive performance of our credit metrics in 2022, with nonperforming loans lower by 35% and classified assets lower by 57%, compared to year-end 2021. For the year ended December 31, 2022, our performance metrics were also compelling, with a return on average tangible assets of 1.27% and a return on average tangible common equity of 15.57%.
The Company is executing a focused strategy to deliver long-term value for its clients, investors, team members, and community. In light of current market conditions, we continue to take an integrated approach to our oversight obligations, including core governance practices and risk management. As the Greater San Francisco Bay Area’s premier business bank, we look forward to continuing to grow our franchise in one of the most vibrant markets in the country.
2022 Highlights:
•
Year-over-year profitability improved by 40% to $66.6 million, or $1.09 per average diluted common share, due primarily to a 23% increase in net interest income and solid growth in loans.

•
Our net interest margin improved by 52 basis points to 3.57% in 2022 from 3.05% in 2021. The net interest margin was 4.10% for the fourth quarter 2022.

•
At year-end 2022, total assets were $5.2 billion with total loans increasing 7% compared to a year ago.

•
Credit quality improved substantially with nonperforming loans declining $1.3 million from 2021 to 0.05% of total assets, while the allowance for credit losses on loans was 1.44% of total loans.

•
In July 2022, Jan Coonley, SPHR, was hired as Executive Vice President, Chief People and Diversity Officer, supporting the Company’s mission to enhance employee experiences, while expanding Diversity, Equity, Inclusion and Belonging (“DEIB”) efforts.

•
In late July 2022, we announced the opening of a new Oakland banking office at 1111 Broadway, Suite 1650, reaffirming the Heritage Bank of Commerce’s (the “Bank”) commitment to support the growth of our clients and communities.

•
In September 2022, Robertson “Clay” Jones was named President and Chief Executive Officer of both the Company and the Bank, after Walter T. Kaczmarek retired from the Company and the Bank. Mr. Jones had served as President of since 2019 after serving almost a decade at Presidio Bank. Mr. Jones was also named to both the Bank and Company Board of Directors.

•
Capital levels and liquidity positions all remain strong. With a solid earnings performance, a large diversified core deposit base and excellent credit quality, we believe we have a solid foundation upon which to continue to grow our franchise.

We are pleased to announce that our exceptional financial results for 2022 have been complemented by the recent publication of our inaugural Environmental, Social, and Governance (“ESG”) Social Responsibility Report. Our Company is proud of the progress we have made in advancing DEIB and we continue to support these initiatives across the organization.
We would like to express our sincere gratitude to Walter T. Kaczmarek and Robert T. Moles for their many years of guidance and stewardship as directors of the Company and the Bank. Their contributions will undoubtedly continue to resonate within the Company for years to come.
We look forward to your participation in our Annual Meeting. Your views are important to us, and we encourage you to read these proxy materials and to vote your shares “FOR” each of our director nominees and “FOR” each proposal.
As we continue to expand our franchise in the Greater San Francisco Bay Area, we remain committed to assisting our clients in achieving financial security while also participating in the revitalization of the communities we serve. We take great pride in our solid operating performance in 2022 and look forward to further growth in the future.
Thank you for your continued support and confidence in our Company.
Sincerely,

Jack W. Conner Chairman of the Board	Robertson Clay Jones President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

Date:	Time:	Location:
Thursday, May 25, 2023	1:00 p.m., Pacific Daylight Time (PDT)	Virtual Annual Meeting
Items of Business:
1.
To elect 10 members of the Board of Directors, each for a term of one year;

2.
To approve the Heritage Commerce Corp 2023 Equity Incentive Plan;

3.
To approve the advisory proposal on the Company’s 2022 executive compensation;

4.
To ratify the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

5.
To transact such other business as may properly come before the meeting, and any adjournment or postponement.

Record Date:
You can vote if you are a shareholder of record on March 27, 2023.
Mailing Date:
The proxy materials are being distributed to our shareholders on or about April 13, 2023, and include our Annual Report on Form 10-K, Notice of Annual Meeting, this proxy statement, and proxy or voting instruction card.
Important Notice Regarding the Internet Availability of Proxy Materials:
The proxy statement and 2022 Annual Report on Form 10-K are available at www.heritagecommercecorp.com. Your Vote is Important. Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the enclosed proxy card.
VIRTUAL ANNUAL MEETING
The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide shareholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. We are implementing a virtual-only meeting format in order to leverage technology to enhance shareholder access to the Annual Meeting. We believe a virtual-only meeting format facilitates shareholder attendance and participation by enabling all shareholders to participate fully and equally, and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all shareholders, regardless of size, resources or physical location.
Shareholders of record and beneficial owners as of the close of the business day on March 27, 2023, the record date, will have the ability to submit questions and vote electronically at the Annual Meeting via the virtual-only meeting platform.
ATTENDANCE AT THE VIRTUAL ANNUAL MEETING
Only shareholders of record and beneficial owners of shares of our common stock as of the close of business on March 27, 2023, the record date, may attend and participate in the Annual Meeting, including voting and asking questions before and during the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person.
In order to attend the Annual Meeting, you must register at register.proxypush.com/HTBK. Upon completing your registration, you will receive an email confirming your registration.

As part of the registration process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.
On the day of the Annual Meeting, May 25, 2023, shareholders who register in advance of the meeting start time will receive an email one hour before. Shareholders registering near the meeting start time will receive a confirmation email and be taken directly to the meeting site. 15 minutes prior to the meeting start time, shareholders can click the “Join Meeting” button. Once the meeting starts, shareholders will be able to hear the speakers, view presentations and submit questions. The Annual Meeting will begin promptly at 1:00 p.m., Pacific Daylight Time.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be included in the link to the Meeting Access FAQs Guide included in your confirmation email.
QUESTIONS AT THE VIRTUAL ANNUAL MEETING
Our virtual Annual Meeting will allow shareholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by shareholders.
We will answer as many shareholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
By Order of the Board of Directors,
Deborah K. Reuter
Executive Vice President, Chief Risk Officer and Corporate Secretary
April 13, 2023
San Jose, California

Heritage Commerce Corp • 2023 Proxy Statement   i

The Board and Corporate Governance
Heritage Commerce Corp (the “Company”) is committed to achieving excellence in our corporate governance practices with an emphasis on a culture of accountability and the conduct of our business that is fair, ethical and responsible to our shareholders and other stakeholders. The Board of Directors (the “Board”) oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal outside advisors (legal counsel, outside auditors, and other consultants), by reading reports and other materials and by participating in Board and committee meetings.
The Board is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board continually reviews its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the Nasdaq Stock Market, to help ensure that such policies and practices are compliant and up to date.
Corporate Governance

Accountability to Shareholders	Shareholder Voting Rights	Independent Board Leadership
• All directors elected annually • Annual say on pay advisory vote • Policy against pledging and hedging Company common stock	• One class of voting stock • No “poison pill” • No super majority voting provisions in Articles of Incorporation or Bylaws
•
Separate Board Chair and Chief Executive Officer roles

•
Nine of ten Board members nominated for election in 2023 are independent*

•
All members of the Audit Committee, Personal and Compensation Committee, and the Corporate Governance and Nominating Committee are independent directors

*
Walter T. Kaczmarek and Robert T. Moles will not stand for reelection to the Board at the Annual Meeting.

Heritage Commerce Corp • 2023 Proxy Statement   1

The Board and Corporate Governance
Effective Board Policies and Practices

A Board composed of accomplished professionals with experience, skills and knowledge relevant to our business and industry, including four former Chief Executive Officers* and our current Chief Executive Officer

A diverse Board with four out of twelve directors, and four out of ten directors nominated for election in 2023, meeting Nasdaq diversity standards*

Each of the Audit Committee, Personnel and Compensation Committee, and Corporate Governance and Nominating Committee has a charter that is publicly available on our website and that meets applicable legal requirements and reflects our corporate governance culture

Executive sessions of independent directors are held at the Board and Committee levels
A Code of Business Conduct and Ethics applicable to executives officers and directors
Annual self-evaluation and assessment process for the Board and its committees through the Corporate Governance and Nominating Committee
Special procedures and limits on related party transactions
Board and committee access to independent advisors
A robust insider trading policy
*
Mr. Kaczmarek, our former Chief Executive Officer, and Mr. Moles will not stand for reelection to the Board at the Annual Meeting.

Regular Shareholder Engagement	Management Compensation Program Aligned with Long-term Interests of Shareholders
We participate in investor conferences and other shareholder engagements throughout the fiscal year	Stock ownership requirements for directors and executive officers
We engage on business performance and strategic, governance, executive compensation, and human capital matters	Annual review by the Personnel and Compensation Committee of incentive program design, goals and objectives for alignment with compensation business strategies
A compensation philosophy and practices focused on using incentive programs to attract and retain talented personnel in a heavily competitive market
A compensation claw-back policy for senior management

Our Independent Board of Directors
Our directors bring diverse skills to our Board. The Board is committed to strong corporate governance practices and policies. The Board is committed to maintaining an independent Board, and a majority of the Board is comprised of “independent” directors.” For this purpose, the Board relies on the definitions of “independence” and “non-employee directors” found in rules promulgated by the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market.
Ten of 12 members of the Board are independent as follows:
Julianne M. Biagini-Komas	Stephen G. Heitel	Laura Roden
Bruce H. Cabral	Kamran F. Husain	Marina H. Park Sutton
Jack W. Conner, Chairman of the Board	Robert T. Moles*	Ranson W. Webster
Jason DiNapoli

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The Board and Corporate Governance
Walter T. Kaczmarek* is not deemed independent because he is the former Chief Executive Officer of the Company, and Robertson Clay Jones is not independent as the current President and Chief Executive Officer of the Company.
*
Mr. Kaczmarek and Mr. Moles will not stand for reelection to the Board at the Annual Meeting.

Board Refreshment
Over the prior seven years, new members have joined our Board as independent directors as follows:
Board Leadership Structure
The Board is committed to maintaining an independent Board, and a majority of the Board has been comprised of independent directors. It has further been the practice for many years of the Company to separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Board believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director who has not served as an executive of the Company can best provide the necessary leadership and objectivity required as Chairman of the Board.
Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company.
Board Chair. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, presides over meetings of the full Board (including executive sessions), and facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer.
Term of Office
Directors serve for a one-year term (subject to retirement) or until their successors are elected. The Board does not have term limits, instead preferring to rely upon the evaluation procedures described herein as the primary methods of ensuring that each director continues to act in a manner consistent with the Company’s and its shareholders’ best interest.

Heritage Commerce Corp • 2023 Proxy Statement   3

The Board and Corporate Governance
Board Expertise
The following section summarizes the specific skills, professional experience and background information of each director name that led the Board to conclude that each such person should serve on the Board.
	Julianne M. Biagini-Komas	Bruce H. Cabral	Jack W. Conner	Jason DiNapoli	Stephen G. Heitel	Kamran F. Husain	Robertson Clay Jones	Walter T. Kaczmarek*	Robert T. Moles*	Marina H. Park Sutton	Laura Roden	Ranson W. Webster
Key Client Industries		X		X			X	X	X
Banking/Financial Services	X	X	X	X	X	X	X	X	X		X	X
Accounting/Auditing/Financial Reporting	X	X	X	X	X	X	X	X			X	X
Marketing/Sales			X	X			X	X	X		X	X
Human Capital Management/DEIB	X		X			X	X	X	X	X
Leadership as President and/or CEO, EVP or SVP	X		X	X	X	X	X	X	X	X	X	X
Cybersecurity/Technology												X
Legal/ Regulatory	X	X	X	X		X		X	X	X
Public Company Governance	X		X	X		X	X	X	X			X
Risk Management	X	X	X		X	X	X	X	X			X
Strategic Planning/Mergers & Acquisitions	X	X	X	X	X	X	X	X	X		X	X
Community Affairs/Engagement			X		X		X	X	X	X	X	X
Digital Innovation									X			X
Environmental/Sustainability							X		X
*
Mr. Kaczmarek and Mr. Moles will not stand for reelection to the Board at the Annual Meeting.

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The Board and Corporate Governance
Diversity of our Board
The following section summarizes the diversity of our Board.
Board Diversity Matrix for Heritage Commerce Corp As of April 13, 2023*
Total Number of Directors	12
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	9
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	8
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
*
Mr. Kaczmarek and Mr. Moles will not stand for reelection to the Board at the Annual Meeting.

Risk Oversight
The Board has ultimate authority and responsibility for overseeing risk management of the Company arising out of its operations and business strategy. This includes overseeing the Company’s enterprise-wide risk management framework, which establishes the Company’s overall risk appetite and risk management strategy and enables senior management to understand, manage and report on the risks faced by the Company. The Board reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks, including risk appetite metrics developed by management and approved by the Board. The Board on a periodic basis monitors, reviews and reacts to material enterprise risks identified by management. The Board receives specific reports from senior management with oversight responsibility for particular risks within the Company. These reports include strategic, operational, execution, financial, investment, credit, liquidity, interest rate, capital, technology, cyber security, legal and regulatory compliance and reputation risks, and the Company’s degree of exposure to those risks. The Board as part of its annual strategic plan process, reviews a risk tolerance matrix that identifies potential Company risks and evaluates the Board’s tolerance level for each risk identified.
The Board insures that senior management is properly focused on risk and understands that it is responsible to the Board regarding the Company’s risk management process, including by assessing and managing the risks faced by the Company. Senior management is responsible for creating and recommending to the Board for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk the Company would be willing to accept in connection with the operation of the Company’s business and pursuit of the Company’s business objectives.
Board committees are responsible for risk oversight in specific areas. The Audit Committee is responsible for monitoring the Company’s overall risk program. The Audit Committee oversees financial, accounting, internal control, and informational technology risk management policies. The Company’s internal Risk Management Steering Committee reports directly to the Audit Committee. Our Chief Risk Officer chairs the internal Risk Management Steering Committee. The Audit Committee receives quarterly reports from the Risk Management Steering Committee, the Company’s internal audit department and information technology department. The Audit Committee reports periodically to the Board on the effectiveness of risk management processes in place, risk trends, and the overall risk assessment of the Company’s activities. The Personnel and Compensation Committee assesses and monitors risks in

Heritage Commerce Corp • 2023 Proxy Statement   5

The Board and Corporate Governance
the Company’s compensation, human capital, and diversity programs. The Corporate Governance and Nominating Committee recommends director candidates with appropriate experience, skills and diversity who will set the proper tone for the Company’s risk profile and provide competent oversight over our material risks. This Committee also monitors the Company’s risk related to environmental, social and governance (“ESG”) concerns.
Board Self-Assessment
The Board and its committees perform a self-assessment of its performance at least annually. The purpose of the assessment is to improve the functioning of the Board and committees as a unit, and not to target the performance of any individual director.
The Corporate Governance and Nominating Committee oversees the Board assessment. In particular, the Corporate Governance and Nominating Committee identifies the subject matters the assessment will address, seeks written comments from all directors, and communicates the results of the assessment to the Board for discussion.
The Board’s assessment in 2022 was conducted through a secure online board portal on an anonymous basis by the Corporate Secretary’s office. As a result of the 2022 assessment, the Board has focused and will continue to focus on its strategic planning, succession planning, and risk management.
Stock Ownership Guidelines
Board. The Corporate Governance and Nominating Committee has adopted stock ownership guidelines to further align the interests of our non-employee directors with the interests of the Company’s shareholders. These guidelines provide that each member of the Board who is not an employee of the Company is expected to hold a minimum number of shares of the Company’s common stock. In 2022, each such director was required to hold a minimum of 17,500 shares of the Company’s common stock. Any director not meeting the minimum level as of the effective date of his or her initial election to the Board or on the effective date of any change in policy has three years to bring his or her holdings up to this minimum level. The Corporate Governance and Nominating Committee reviews progress towards satisfying stock ownership guidelines at least annually.
Executive Management. Executive management is subject to our executive management ownership and retention guidelines. Our Chief Executive Officer is required to maintain ownership in the Company’s shares of common stock equal to three times his base salary, and the other executive officers are require to maintain ownership in the Company’s shares of common stock equal to one times their respective base salaries. The executives are not required to purchase shares to reach these guidelines, however, they are restricted from selling shares received as equity-based compensation (net of required holding tax) until they reach their respective guideline level. Furthermore, executives are required to retain at least 50% of shares earned under equity-based compensation plans once the guidelines have been met. Stock options and unvested performance-based equity awards are not included in satisfying the guidelines.
Director and Shareholder Meetings
The Board holds eight regular meetings a year. Special meetings may be called from time to time as circumstances warrant. Directors are expected to attend all Board meetings and are asked to attend the annual shareholders meeting. The non-employee directors convened six executive sessions after Board meetings without management participation. Such sessions are generally chaired by the Chairman of the Board.
For the meetings directors were qualified to attend in 2022, each director attended at least 75% of the aggregate of (a) the total number of such meetings and (b) the total number of meetings held by the standing committees of the Board on which such director served, except for Ranson W. Webster who attended 74.20% of such meetings.
Senior members of management have attended each annual meeting to engage with shareholders and answer any questions. Historically, shareholder attendance has been limited, which we attribute to our policy of regular and detailed communications with our shareholders and investors through meetings with management and other investor relations activities. Since very few shareholders have historically attended our annual meetings and all of our directors typically attend, we encourage but have not adopted a policy requiring the attendance of directors at the annual meeting. All but one of our directors attended the 2022 annual shareholders meeting.
Shareholder Communications and Outreach
We proactively interact with our shareholders and other interested parties throughout the year in a variety of forums. Our interactions cover a broad range of governance and business topics, including strategy and execution, compensation practices, risk oversight, sustainability, culture/human capital and ESG. The exchanges we have had with shareholders provide us with a valuable understanding

6   Heritage Commerce Corp • 2023 Proxy Statement

The Board and Corporate Governance
of our shareholders’ perspectives and meaningful opportunities to share views with them. We have outlined a brief description of our shareholder engagement efforts in 2022 below.
In 2023, in addition to our participation in investment conferences and in-person, individual investor meetings, we specifically reached out to 20 institutional shareholders, representing 58.5% of our shares. We held meetings directly or by telephone or video conference with each investor who accepted our invitation resulting in 8 meetings as of March 15, 2023. Shareholder views are communicated to the Board throughout the year at monthly Board meetings and are instrumental in the development of our governance, compensation and environmental and social policies and inform our business strategy. Below are some of the investor priorities discussed during our meetings:
•
Ongoing Company performance, financial condition and credit quality

•
Executive compensation disclosure

•
Implementation of performance measures for equity grants and other compensation issues discussed below in the section of this proxy statement entitled “Compensation Discussion and Analysis-Shareholder Outreach”

•
Assessment of our ESG and DEIB strategy and progress

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The Board and Corporate Governance
We integrated feedback from shareholders as follows:
•
Enhanced our ESG and DEIB disclosure in our Proxy Statement

•
Developed and designed our ESG Report available on our website

•
Expanded our Compensation Discussion and Analysis

•
Implemented a Long-term Performance Incentive Equity Program for management that commences for the 2023 performance year in the form of performance-based restricted stock units that vest based on the Company’s relative return on average common tangible equity over a three-year performance period relative to our peer group

•
Hired an Executive Vice President/Chief People and Diversity Officer who has organization-wide responsibility to design and implement DEIB initiatives

•
Continued to expand the implementation of a robust Board, executive and senior management succession planning process with a focus on identifying and developing diverse talent

•
Adopted stock ownership guidelines for executive officers

Our management team also commits significant time meeting with our regulators. Frequent interaction helps us learn firsthand from regulators about matters of importance to them and their expectations of us. It also gives the Board and management a forum for keeping our regulators well informed about our performance and business practices.
Communications with the Board
Shareholders may communicate with the Board, including a committee of the Board or individual directors, by writing to the Corporate Secretary, Heritage Commerce Corp, 224 Airport Parkway, San Jose, California 95110. Each communication from a shareholder should include the following information in order to permit shareholder status to be confirmed and to provide an address to forward a response if deemed appropriate:
•
The name, mailing address and telephone number of the shareholder sending the communication; and

•
If the shareholder is not a record holder of our common stock, the name of the record holder of our common stock beneficially owned must be identified along with the shareholder.

Our Corporate Secretary will forward all appropriate communications to the Board or individual members of the Board specified in the communication. Our Corporate Secretary may (but is not required to) review all correspondence addressed to the Board or any individual member of the Board, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a client dispute. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.
Nomination of Directors
The Company has a Corporate Governance and Nominating Committee. The duties of the Corporate Governance and Nominating Committee include the recommendation of candidates for election to the Company’s Board.
The Corporate Governance and Nominating Committee’s minimum qualifications for a director are persons of high ethical character who have both personal and professional integrity, which is consistent with the image and values of the Company. The Corporate Governance and Nominating Committee considers some or all of the following criteria in considering candidates to serve as directors:
•
commitment to ethical conduct and personal and professional integrity as evidenced through the person’s business associations, diversity, service as a director or executive officer or other commitment to ethical conduct and personal and professional integrity as evidenced in organizations and/or education;

•
objective perspective and mature judgment developed through business experiences and/or educational endeavors;

•
the candidate’s ability to work with other members of the Board and management to further our goals and increase shareholder value;

•
the ability and commitment to devote sufficient time to carry out the duties and responsibilities as a director;

•
demonstrated experience at policy making levels in various organizations and in areas that are relevant to our activities;

8   Heritage Commerce Corp • 2023 Proxy Statement

The Board and Corporate Governance
•
the skills and experience of the potential nominee in relation to the capabilities already present on the Board;

•
diversity as to race, gender and national origin; and

•
such other attributes, including independence, relevant in constituting a board that also satisfies the requirements imposed by the SEC and the Nasdaq Stock Market.

The Corporate Governance and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Corporate Governance and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in the Company’s Bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Corporate Governance and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with the Company’s Bylaws ensures that the Corporate Governance and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.
Section 5.14 of the Company’s Bylaws provide that any shareholder that desires to nominate a person to the Board must give advance written notice to the Company of an intention to nominate a director at a shareholder meeting. Notice of intention to make any nominations must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business 90 days nor earlier than the close of business 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date of the annual meeting, notice by the shareholder must be delivered not earlier than the close of business 120 days prior to such annual meeting and not later than the close of business 90 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company.
To be in proper written form, a shareholder’s notice to the Corporate Secretary must comply with the requirements of Section 5.14 of our Bylaws. Nominees for the Board must also meet certain qualifications set forth in Section 2.2(b) of our Bylaws, which prohibit the election as a director of any person who is a director, executive officer, branch manager or trustee for any unaffiliated commercial bank, savings bank, trust company, savings and loan association, building and loan association, industrial bank or credit union that is engaged in business in: (i) any city, town or village in which the Company or any affiliate or subsidiary thereof has offices; or (ii) any city, town or village adjacent to a city, town or village in which the Company or any affiliate or subsidiary thereof has offices.
Consideration of Diversity of the Board of Directors
In considering diversity of the Board (in all aspects of that term) as a criteria for selecting nominees in accordance with its charter, the Corporate Governance and Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, high quality business and professional experience, education, skills and other individual qualities and attributes that contribute to Board diversity, as well as race, gender and national origin. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Corporate Governance and Nominating Committee seeks persons with leadership experience in a variety of contexts and industries. The Committee includes women and underrepresented minorities in its pool of candidates when selecting new director nominees. The Corporate Governance and Nominating Committee believes that this expansive conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance and Nominating Committee assesses the effectiveness of this approach as part of its annual review of its charter. Of the ten nominees for election to our Board at the Annual Meeting, 30% are women and 40% are women and underrepresented minorities.
Management Performance and Compensation
The Personnel and Compensation Committee reviews the Chief Executive Officer’s performance at least annually, and also reviews and approves the Chief Executive Officer’s evaluation of the management team on an annual basis. The Board (largely through the Personnel and Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect the Company’s objectives and performance.
Code of Ethics
The Board expects all directors, as well as officers and employees, to display the highest standard of ethics, consistent with the principles that have guided the Company over the years.
The Board has adopted the Principal Officers / Senior Management Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer and the other principal financial officers, and other senior management personnel, as designated, of the Company to

Heritage Commerce Corp • 2023 Proxy Statement   9

The Board and Corporate Governance
help ensure that the financial affairs of the Company are conducted honestly, ethically, accurately, objectively, consistent with generally accepted accounting principles and in compliance with all applicable governmental law, rules and regulations. We will disclose any amendment to, or a waiver from a provision of our Code of Ethics on our website. The Principal Officers / Senior Management Code of Ethics is available on our website at www.heritagecommercecorp.com.
Reporting of Complaints/Concerns Regarding Accounting or Auditing Matters
The Board has adopted procedures for receiving and responding to complaints or concerns regarding accounting and auditing matters. These procedures were designed to provide a channel of communication for employees and others who have complaints or concerns regarding accounting or auditing matters involving the Company.
Employee concerns may be communicated to a third-party service provider in a confidential or anonymous manner, which will then be forwarded by the third-party service provider to the Audit Committee and the Personnel and Compensation Committee of the Board. The Audit Committee Chair and the Chair of the Personnel and Compensation Committee will make a determination on the level of inquiry, investigation or disposal of the complaint. All complaints are discussed with the Company’s senior management and monitored by the Audit Committee for handling, investigation and final disposition. The Chair of the Audit Committee will report the status and disposition of all complaints to the Board.
The Committees of the Board
The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has the following committees: Audit Committee, Personnel and Compensation Committee, Corporate Governance and Nominating Committee, the Strategic Initiatives Committee, and Finance and Investment Committee. In addition, Heritage Bank of Commerce maintains a Loan Committee. An independent director, as defined by the applicable rules and regulations of the Nasdaq Stock Market, chairs each of these standing committees (including the Heritage Bank of Commerce’s Loan Committee). The Chair determines the agenda, the frequency and the length of the meetings and receives input from Board members.
Audit Committee. The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee charter adopted by the Board sets out the responsibilities, authority and specific duties of the Audit Committee. The Audit Committee charter is available on the Company’s website at www.heritagecommercecorp.com.
The responsibilities of the Audit Committee include the following:
•
oversee our financial, accounting and reporting process, our system of internal accounting and financial controls, and our compliance with related legal and regulatory requirements;

•
oversee the appointment, compensation, retention and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors’ work, and reviewing and pre-approving any audit and non-audit services that may be performed by them;

•
review with management and our independent auditors the effectiveness of our internal controls over financial reporting;

•
approve the scope and engagement of external audit services and review significant accounting policies and adjustments recommended by the independent auditors and address any significant, unresolved disagreements between the independent auditors and management;

•
review and discuss quarterly earnings releases and Quarterly Reports on Form 10-Q with management and the independent auditors;

•
review and discuss the annual audited financial statements with management and the independent auditors prior to publishing and filing the Annual Report on Form 10-K with the SEC;

•
review and discuss with management and the independent auditors any significant changes, significant deficiencies and material weaknesses regarding internal controls over financial reporting required by the Sarbanes Oxley Act of 2002, and oversee the corrective action taken to mitigate any significant deficiencies and material weaknesses identified;

•
review with management and the independent auditors the effect of significant regulatory and accounting initiatives, changes, and pronouncements as well as significant and unique transactions and financial relationships;

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The Board and Corporate Governance
•
review with the independent auditors the matters required to be discussed by Auditing Standards No. 1301, and receive and discuss with the independent auditors disclosures regarding the auditors’ independence;

•
oversee the internal audit function and the audits directed under its auspices;

•
establish policies to ensure all non-audit services provided by the independent auditors are approved prior to work being performed;

•
review the Company’s information technology and information security risks; and

•
oversee the effectiveness of the Company’s risk management processes and overall risk assessment of the Company’s activities.

Each member of the Audit Committee meets the independence criteria as defined by applicable rules and regulations of the SEC for audit committee membership and is independent and is “financially sophisticated” as defined by the applicable rules and regulations of the Nasdaq Stock Market. The members of the Audit Committee are Julianne M. Biagini-Komas (Committee Chair), Kamran F. Husain, Laura Roden, and Marina H. Park Sutton. The Audit Committee met 10 times during 2022.
The Board has determined that Julianne M. Biagini-Komas meets the definition of “audit committee financial expert” under the applicable rules and regulations of the SEC and is “financially sophisticated” as defined by the applicable rules and regulations of the Nasdaq Stock Market. The designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.
The Audit Committee Report for 2022 appears on page 71 of this proxy statement.
Personnel and Compensation Committee. The Company has a separately designated Personnel and Compensation Committee, which consists entirely of independent directors as defined by the applicable rules and regulations of the Nasdaq Stock Market. The Personnel and Compensation Committee has adopted a charter, which is available on the Company’s website at www.heritagecommercecorp.com. The Personnel and Compensation Committee has the following responsibilities:
•
review and approve our compensation philosophy;

•
review industry compensation practices and our relative compensation positioning;

•
review the incentive compensation programs by the Company to evaluate and ensure that none of them encourage excessive risk;

•
retain compensation consultants to provide independent professional advice;

•
approve compensation paid to our Chief Executive Officer and other executive officers;

•
review the Company’s human capital and DEIB policies;

•
review and approve the Compensation Discussion and Analysis appearing in our proxy statement;

•
review director compensation programs, plans and awards;

•
administer our short term and long term executive incentive plans and stock or stock based plans; and

•
review and approve general employee welfare benefit plans and other plans on an as needed basis.

The members of the Personnel and Compensation Committee are Julianne M. Biagini-Komas, Kamran F. Husain, Robert T. Moles, Marina H. Park Sutton (Committee Chair), and Ranson W. Webster. The Committee met 8 times during 2022.
Corporate Governance and Nominating Committee. The Company has a separately designated Corporate Governance and Nominating Committee, which consists entirely of independent directors as defined by the applicable rules and regulations of the Nasdaq Stock Market. The Corporate Governance and Nominating Committee have adopted a charter, which is available on the Company’s website at www.heritagecommercecorp.com.
The purposes of the Corporate Governance and Nominating Committee include the following responsibilities:
•
identifying individuals qualified to become Board members and making recommendations to the full Board of candidates for election to the Board;

Heritage Commerce Corp • 2023 Proxy Statement   11

The Board and Corporate Governance
•
recommending to the Board corporate governance guidelines;

•
recommending director appointments to Board committees;

•
periodically review and evaluate the Company’s response to ESG issues and developments and best practices, including the Company’s policies, programs and directives;

•
annually administer a self-evaluation program for the Board and each Committee, review the results of the evaluation, and report the findings of the entire Board;

•
evaluate the effectiveness of the Board’s committee structure and recommend to the full Board changes to committee structure or committee charters that the Corporate Governance and Nominating Committee perceives to be necessary; and

•
participate in the development of a formal succession plan.

The members of the Corporate Governance and Nominating Committee are Jason DiNapoli, Robert T. Moles, Marina H. Park Sutton, and Ranson W. Webster (Committee Chair). The Committee met 7 times during 2022.
Strategic Initiatives Committee. The principal duties of the Strategic Initiatives Committee are to provide oversight and guidance to senior management regarding the strategic direction of the Company, including development of an overall strategic business plan. The members of the Strategic Initiatives Committee are Jack W. Conner, Kamran F. Husain (Committee Chair), Robertson Clay Jones, and Ranson W. Webster.
Finance and Investment Committee. The Finance and Investment Committee is responsible for the development of policies and procedures related to liquidity, asset-liability management, and supervision of the Company’s investments. The Committee also oversees and reviews internal financial reports including annual forecasts and budgets, and stress test analysis prepared by management. The members of the Finance and Investment Committee are Bruce H. Cabral, Jack W. Conner, Jason DiNapoli, Stephen G. Heitel, Robertson Clay Jones, Walter T. Kaczmarek, and Laura Roden (Committee Chair).
During 2022, the Finance and Investment Committee and Strategic Initiatives Committee met as a combined committee and met 8 times during 2022. In 2023, they will meet separately.
Heritage Bank of Commerce Loan Committee. The Heritage Bank of Commerce Loan Committee is responsible for the approval and supervision of loans and the development of the Company’s loan policies and procedures. The members of the Loan Committee are Bruce H. Cabral (Committee Chair), Jason DiNapoli, Stephen G. Heitel, Robertson Clay Jones and Walter T. Kaczmarek. The Loan Committee met 28 times during 2022.
Transactions with Management
Some of the Company’s directors and executive officers, as well as other related persons (as defined under “Policies and Procedures for Approving Related Party Transactions” below), are clients of, and have banking transactions with, the Company’s subsidiary, Heritage Bank of Commerce, in the ordinary course of business, and Heritage Bank of Commerce expects to have such ordinary banking transactions with these persons in the future. In the opinion of the management of the Company and Heritage Bank of Commerce, all loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and do not involve more than the normal risk of collectability or present other unfavorable features. Loans to individual directors, officers and related persons must comply with Heritage Bank of Commerce’s lending policies and statutory lending limits. In addition, prior approval of the Board is required for all loans advanced to directors and executive officers. These loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act.
Policies and Procedures for Approving Related Party Transactions
The Board has adopted a written Statement of Policy with Respect to Related Party Transactions. Under this policy, any “related party transaction” may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. For purposes of this policy, a “related person” means: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law, or sister in law of the director, executive

12   Heritage Commerce Corp • 2023 Proxy Statement

The Board and Corporate Governance
officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.
A “related party transaction” is a transaction in which the Company or any of its subsidiaries is a participant and in which a related person had or will have a direct or indirect interest, other than transactions involving: (i) less than $5,000 when aggregated with all similar transactions; (ii) customary bank deposits and accounts (including certificates of deposit); and (iii) loans and commitments to lend included in such transactions that are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and do not involve more than the normal risk of collectability or present other unfavorable features to the Company.
A related party who has a position or relationship with a firm, corporation, or other entity that engaged in a transaction with the Company shall not be deemed to have an indirect material interest within the meaning of this policy where the interest in the transaction arises only: (i) from such related party’s position as a director of another corporation or organization that is party to the transaction; (ii) from the direct or indirect ownership by the related party of less than a 10% equity interest in another person (other than a partnership) which is a party to the transaction; or (iii) from the related party’s position as a limited partner in a partnership in which the related party has an interest of less than 10%, and the related party is not a general partner of and does not hold another position in the partnership.
The Board has determined that the Audit Committee is best suited to review and approve related party transactions. The Audit Committee considers all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable solutions or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith. The Audit Committee conveys its decision to the Chief Executive Officer, who conveys the decision to the appropriate persons within the Company.
Role of Compensation Consultant
The Personnel and Compensation Committee of the Board retained McLagan, an Aon Hewitt Company (“McLagan”) as its independent compensation consultant in the fourth quarter of 2020 and its report delivered in the first quarter of 2021 was used to make compensation decisions for 2021 and 2022.
The Personnel and Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant in 2022 to advise the Personnel and Compensation Committee for 2023 compensation decisions.
The Personnel and Compensation Committee has the authority to obtain assistance and advice from advisors to assist it with the evaluation of compensation matters without the approval or permission of management or the Board. The Personnel and Compensation Committee uses advisors to obtain candid and direct advice independent of management, and takes steps to satisfy this objective. First, in evaluating firms to potentially provided advisory services to the Personnel and Compensation Committee, the Personnel and Compensation Committee considers if the firm provides any other services to the Company. In addition, while members of management may assist the Personnel and Compensation Committee in the search for advisors, the Personnel and Compensation Committee ultimately and in its sole discretion makes the decision to hire or engage a consultant and provides direction as to the scope of work to be conducted. The Chair of the Personnel and Compensation Committee has evaluated the relationship of the compensation consultant with both the Company and the Personnel and Compensation Committee, including the nature and amount of work performed for the Personnel and Compensation Committee during 2022. The Personnel and Compensation Committee retained McLagan, to:
•
review existing compensation programs for executive officers;

•
provide information based on third party data and analysis of compensation programs at comparable financial institutions for the design and implementation of our executive compensation programs;

•
assist the Personnel and Compensation Committee in forming a peer group;

Heritage Commerce Corp • 2023 Proxy Statement   13

The Board and Corporate Governance
•
provide independent information as to the reasonableness and appropriateness of the compensation levels and compensation programs of the Company as compared to comparable financial services companies; and

•
assist in designing the Company’s Long-term Performance Incentive Equity Program.

14   Heritage Commerce Corp • 2023 Proxy Statement

Director Compensation
In order to attract and retain qualified directors, our practice is to set non-employee director compensation within a competitive range of pay at comparable companies. Our independent compensation consultant presents a market pay benchmarking analysis relative to the same peer group used to assess executive compensation levels.
The following tables set forth compensation information for the fiscal year ended December 31, 2022, for the Company’s non-employee directors. Mr. Kaczmarek’s compensation as the Company’s former President and Chief Executive Officer is discussed in the Compensation Discussion and Analysis section of this proxy statement. Mr. Kaczmarek did not receive any additional compensation for serving as a director prior to September 15, 2022. Mr. Jones, our President and Chief Executive Officer whose term as a director started September 15, 2022, will not receive any additional compensation for serving as a director.
For 2022, the Personnel and Compensation Committee recommended and the Board approved an annual retainer fee of $50,000 for each director, except for the Chairman of the Board whose retainer was increased to $75,000, in recognition of the Chairman’s responsibilities for supporting a successful CEO transition during 2022. In addition, the chair of each standing committee of the Board received an additional $8,000 per year, except for the Chair of the Audit Committee and the Chair of the combined Strategic Initiatives and Financing and Investment Committee, who each received $12,000, and the Chair of the Heritage Bank of Commerce Loan Committee, who received $10,000. Board members are not paid separate fees for attending Board or committee meetings.
The Personnel and Compensation Committee has adopted a policy to grant directors restricted stock on an annual basis in lieu of stock options. Under this policy the Personnel and Compensation Committee reviewed the compensation consultant report and recommended and the Board approved awards of restricted stock with an economic value on the date of grant as follows:
Board Chairman	$75,000
Board members (non-chairman)	$50,000
The following table summarizes the compensation of non-employee directors for the year ended December 31, 2022:
Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)(1)	Options Awards (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)(2)	Cash Dividend on Unvested Restricted Stock Award (g)	All Other Compensation (h)(3)	Total (i)
Julianne M. Biagini-Komas	$62,000	$49,994	—	—	—	2,260	—	$114,254
Bruce H. Cabral	$60,000	$49,994	—	—	—	2,260	—	$112,254
Jack W. Conner	$82,500	$84,998	—	—	—	3,621	$1,516	$172,635
Jason DiNapoli	$50,000	$49,994	—	—	—	2,260	—	$102,254
Stephen G. Heitel	$50,000	$49,994	—	—	—	2,260	—	$102,254
Kamran F. Husain	$50,000	$49,994	—	—	—	1,153	—	$101,147
Walter T. Kaczmarek(4)	$12,500	—	—	—	—	—	—	$12,500
Robert T. Moles(5)	$50,000	$49,994	—	—	—	2,260	—	$102,254
Laura Roden	$62,000	$49,994	—	—	—	2,260	—	$114,254
Marina H. Park Sutton	$58,000	$49,994	—	—	—	2,260	—	$110,254
Ranson W. Webster	$58,000	$49,994	—	—	—	2,260	$955	$111,209

(1)
The amounts shown in column (c) reflect the applicable full grant date value for stock awards in accordance with ASC 718 (excluding the effect of forfeitures). See Note 12 to the Company’s consolidated financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 9, 2023.

(2)
The amounts shown in column (f) represent only the aggregate change in the actuarial present value of the accumulated benefit measured from December 31, 2021 to December 31, 2022, under the respective director compensation benefits agreements. The amounts in column (f) were determined using interest rate and mortality rate assumptions, consistent with those used in the Company’s consolidated financial statements, and include amounts which the named director may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s consolidated financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023.

Heritage Commerce Corp • 2023 Proxy Statement   15

Director Compensation
(3)
The amounts shown reflect the annual income imputed to each director in connection with Company owned split dollar life insurance policies for which the Company has fully paid the applicable premiums.

(4)
Mr. Kaczmarek rejoined the Company as President and Chief Executive Officer on March 15, 2021 and retired in September 2022, but remained on the Board. Amounts reflect his service on the Board as a non-employee director. Mr. Kaczmarek will not stand for reelection to the Board at the Annual Meeting.

(5)
Mr. Moles will not stand for reelection to the Board at the Annual Meeting.

Director Outstanding Stock Options and Stock Awards
Each of the non-employee directors owned the following stock options and stock awards as of December 31, 2022:
Director	Stock Options	Stock Awards
Julianne M. Biagini-Komas	—	4,436
Bruce H. Cabral*	17,290	4,436
Jack W. Conner	—	7,542
Jason DiNapoli	—	4,436
Stephen G. Heitel*	123,499	4,436
Kamran F. Husian	—	4,436
Robert T. Moles**	9,000	4,436
Laura Roden	4,000	4,436
Marina H. Park Sutton*	22,230	4,436
Ranson W. Webster	9,000	4,436
*
The stock options were granted by Presidio Bank prior to its acquisition by the Company and were assumed by the Company in connection with the acquisition.

**
Mr. Moles will not stand for reelection to the Board at the Annual Meeting.

Director Compensation Benefits Agreement
Prior to 2007, the Company entered into individual director compensation benefits agreements with each of its then directors. These agreements were amended and restated in December, 2008 (“Benefit Agreements”). The Benefit Agreements provide an annual benefit equal to a designated applicable percentage of $1,000 times each year served as a director, subject to a 2% increase each year from the date of the commencement of payments. The applicable percentage increases over time and equals 100% after nine years of service. In the event of a disability, or a resignation or termination pursuant to a change of control, the director’s applicable percentage will be accelerated to 100% payments of benefits will be made in equal monthly payments on the first day of each month, commencing on the later of the director’s attaining the age of 62 or the month following the month in which the director separates from service on the Board and continuing until the director’s death. If a director is removed from the Board for cause he or she will forfeit any benefits under the Benefit Agreement.
Company owned split dollar life insurance policies support the Company’s obligations under the Benefit Agreements. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant’s designated beneficiaries will receive 80% of the net at risk insurance (which means the amount of the death benefit in excess of the cash value of the policy).
The following table shows the present value of the accumulated benefit payable to each director who has a director compensation benefit agreement, including the number of service years credited to each director under the Benefit Agreements at December 31, 2022:
Name (a)	Plan Name (b)	Number of Years Credited Service (#)(c)	Present Value of Accumulated Benefit(1)(2) ($)(d)	Payments During Last Fiscal Year ($)(e)
Jack W. Conner	Heritage Commerce Corp SERP	19	$109,600	—
Robert T. Moles	Heritage Commerce Corp SERP	19	$250,100	—
Ranson W. Webster	Heritage Commerce Corp SERP	19	$160,300	—
(1)
The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the director may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s consolidated financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 9, 2023.

(2)
Each participant is fully vested.

16   Heritage Commerce Corp • 2023 Proxy Statement

Sustainability and Corporate Social Responsibility
Heritage Commerce Corp is the parent company of Heritage Bank of Commerce. Founded in 1994, we remain a premier community business bank in the heart of Silicon Valley. With 18 full-service branches, Heritage Bank of Commerce employs trusted values of relationship and client-focused community business banking, combined with competitive technology, to provide solutions for the banking needs of businesses, professional organizations, nonprofits and community groups and their employees.
Our mission is to reward all of our shareholders, serve and support all of our clients and communities, and value all of our employees. As part of this overall mission, we focused on integrating environmental, social and governance (“ESG”) principles into how we conduct business. In 2021, the Company continued to build upon and improve our ESG oversight framework, and to further evolve our strategy. Our executive leadership team and our Board recognize the importance of these responsibilities, and we have established an internal cross-functional management working team that is tasked with driving additional progress in the initiatives that promote sustainability and further transparency. We believe in focusing our efforts on where we can have the most impact.
ESG Oversight
The Company strives to foster a team that reflects our strong belief in ESG principles. The Board is updated quarterly regarding the Company’s ESG initiatives, and the working team meets regularly. Our Board actively oversees and supports the management team as they lead the Company’s efforts to integrate sustainability and corporate social responsibility into day-to-day operations. Against this backdrop, the Company has determined that our ESG pillars include: (1) Environmental Responsibility; (2) Our People; (3) Our Community; and (4) Governance.
With a mission to reward our shareholders, serve and support our clients and communities, and value our employees through a more sustainable company, our commitment to ESG is both a strategic and an operational imperative. Our four pillars arose from a priority-based approach to ESG disclosure, in line with best practices.
In spring of 2022, we completed our first assessment of ESG priorities, which included examining a range of key stakeholders, including investors, clients, employees, and ESG rating organizations and by studying industry peers. Our analysis of ESG topics included alignment to the Sustainability Accounting Standards Board (“SASB”). We also drew upon subject matter expertise to collect and organize content. In the fall of 2022, the Company released its inaugural ESG Report, which details our progress against the SASB framework and our four pillars.
Heritage Commerce Corp • 2023 Proxy Statement   17

Sustainability and Corporate Social Responsibility
Environmental Responsibility
We embed the principles of advancing a circular economy into our practices. We are committed to operating our business in a sustainable manner. Heritage Bank of Commerce has undertaken several initiatives designed to reduce our impact on the environment and to promote environmentally friendly projects and practices. With a goal to increasing efficiency and reducing waste, we continue to digitize manual back office and financial center functions. In 2022, we:
•
Encouraged continuance of environmentally friendly work practices by supporting the recycling of plastic, glass, and paper.

•
Increased the use of e-records and e-signing technology resulting in paper waste and carbon emissions reduction, including utilizing digital solutions such as mobile/online banking, eStatements, electronic bill pay, and remote deposit capture.

•
Continued to migrate technology infrastructure to a cloud environment, reducing energy usage, and our carbon footprint.

Through modernization efforts, we strive to offset negative environmental impacts. Currently, 61% of our total office space, including our headquarters building, is Leadership, Energy and Environmental Design (“LEED”) certified. The certification, awarded by the U.S. Green Building Council, is based on the properties’ use of sustainable materials, water and energy efficiency, indoor environmental quality, location and transportation, and overall innovation. We continue to evaluate green equipment for office use such as Energy-Star® appliances, motion detector lighting, as well as high-efficiency HVAC units. Over 64% of the Company’s total office space utilizes LED lighting. Our older office technology is donated to local non-profits, and we contract with a certified e-waste company, for disposal of outdated equipment.
The Company does not currently incorporate specific environmental aspects into our credit analyses. However, we actively seek business partners that align with our values and long-term sustainable goals. We believe that our focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations will provide a strategic benefit to the Company. Furthermore, we recognize that climate change is a growing risk for our planet, and we are committed to doing our part to mitigate this risk by placing increased focus and emphasis on environmental consciousness.
Our People
Heritage Bank of Commerce continues to be recognized by the business community as the business bank of choice in our markets. For our employees, we remain the best place to work where everyone has the opportunity to thrive. We strive to hire, develop and promote a workforce that shares our mission and values and cultivates a culture of teamwork, diversity and inclusion that will meet the expectations of our clients, markets and communities. To foster these goals and to attract and retain quality employees, we aim to ensure an inclusive, safe and healthy workplace, and to provide our employees with competitive and comprehensive compensation, professional development opportunities and robust health and welfare programs.
We have begun to transform and modernize our culture and talent management function by implementing a Human Capital Management (“HCM”) technology platform to enable leaders to better attract, develop and manage talent. These practices include developing standards for setting goals, performance evaluations, succession planning, and learning and development. We are committed to pay equity and regularly review our compensation model to ensure fair and inclusive pay practices across our business.
Diversity, Equity, Inclusion and Belonging (“DEIB”)
A diverse and inclusive workplace begins with our core values. Our goal is to attract, retain and develop a workforce that is diverse in background, knowledge, skill and experience. We are committed to providing equal employment opportunities for training, compensation, transfer, promotion and other aspects of employment for all qualified applicants and employees without regard to sex, race, color, religion, national origin, age, disability, sexual orientation, gender identity, veteran status or any other protected status. As of December 31, 2022, we are proud to share that females represent 63% of our workforce and self-identified racially and/or ethnically diverse individuals represent approximately 52%. Of all new 2022 hires, 61% were females and 63% were racially and/or ethnically diverse individuals.
In 2022, we furthered our commitment to DEIB. We formalized our DEIB Steering Committee, which is comprised of diverse company leaders charged with review and implementation of our policies, procedures, DEIB training and behavior, in order to create an even more inclusive place to work. Notably:

18   Heritage Commerce Corp • 2023 Proxy Statement

Sustainability and Corporate Social Responsibility
•
We hired an Executive Vice President, Chief People and Diversity Officer who enhanced the DEIB Steering Committee initiatives and to expand efforts across the enterprise.

•
We created a staff-wide DEIB education program.

•
We hosted listening sessions for all employees offering group and one-on-one conversations.

•
We rolled out our inaugural in-person DEIB seminar with 93% of Senior Vice Presidents and above participating by February 2023, and with a goal of having all employees attend by mid-year 2023.

•
We created a self-nominated Culture Ambassador Group (akin to employee resource group for larger organizations) to help drive DEIB and engagement efforts across the Company.

We recognize the Company plays an important part in the lives of our employees and strive to create an inclusive workplace where employees feel heard, valued and appreciated for who they are. We encourage every one of our team members to form deeper relationships with those around them based on mutual respect, dignity and understanding.
Health, Safety and Wellbeing
The health, safety and wellbeing of our employees is paramount, and our success is fundamentally connected with the well-being of our people. To support those beliefs, we aim to provide a robust health and wellness package that includes:
•
Medical, dental and vision benefits for employee, spouse and dependents

•
Flexible spending accounts for both healthcare and dependent care

•
Health savings accounts and health reimbursement accounts

•
Life insurance and short- and long-term disability insurance

•
401(k) retirement savings program with matching contributions

•
Access to wellness programs and counseling sessions through our Employee Assistance Program

The package also includes various wellness programs, including a monthly fitness stipend, tuition reimbursement, and paid time off for volunteer initiatives. Members of our Human Resources department annually review benefit offerings to ensure the wellbeing of our people and their families.
Culture and Conduct
Teamwork is not only promoted but celebrated through various recognition programs. One of our most popular programs allow managers to award physical tokens called “FOCUS” (friendly, outstanding, courteous, unequaled, and service) to thank individuals for going above and beyond their responsibilities. At year end, employees exchange their physical tokens for currency. In 2022, 119 employees received token awards. We also celebrate anniversary milestones allowing employees to select a gift of their choosing.
We pride ourselves on expecting and enforcing nothing less than the highest level of integrity, ethical standards, operational excellence and will always strive to do what’s right. We continually promote a speak-up culture so our workplace feels welcoming and safe. We expect employees to treat clients and stakeholders with common courtesy and respect. The Company has a non-discrimination and an anti-harassment policy as outlined in our employee handbook. These policies drive a workplace and workforce that embraces the highest ethical and moral standards. We maintain strong and confidential reporting processes and procedures that support an open and honest environment in an effort to ensure that the highest principles of integrity and inclusion are maintained.
We take all complaints seriously and promptly investigate concerns. Employees have the ability to report concerns through a variety of channels including their immediate manager, any leader at the company, Human Resources or through our external anonymous complaints hotline. We have a zero tolerance, non-retaliation policy.
Talent Development and Succession Planning
Our Company’s pay for performance compensation philosophy offers all employees the opportunity to earn annual bonuses in addition to base salaries depending on individual and team performance results. We adhere to the new Senate Bill 1162 CA Pay Transparency Regulations on requirements and the spirit behind the bill. We use a balanced performance evaluation approach to assess four core areas: Business Results, Internal/External Client Experience, Teamwork/Leadership and Risk/Compliance/Controls.

Heritage Commerce Corp • 2023 Proxy Statement   19

Sustainability and Corporate Social Responsibility
Throughout the year, employees have the opportunity to participate in a variety of learning and education programs such as attending internal and external seminars/workshops, on-line training courses, panel discussions and trade group conferences. Additionally, we offer a generous tuition reimbursement to support employees’ desire to pursue higher education degrees. Employees also have the opportunity to earn industry related and/or role related professional certifications and our Company reimburses for classes, materials, test fees, and on-going required education costs. Each year, we offer leaders the opportunity to attend Pacific Coast Banking School as part of their career development plan. Internal career mobility continues to be an important part of employee engagement and development. In 2022, 62% of promotions were females and 58% were racially and/or ethnically diverse. Females accounted for 71% of internal transfers and racially and/or ethnically diverse accounted for 47%.
We further enhanced our Talent Management and Succession Planning framework that was shared with the Board which includes ongoing board governance oversight for CEO and executive officers. We developed a robust Succession Planning roadmap that clearly outlines a plan for unexpected vacancies and a longer term executive talent development plan for executive ranks and key roles. Additionally, we’ve embedded a discipline of building a strong external diverse talent pipeline for executive and board seats. The enhanced Succession Planning framework will cascade to the non-executive population starting in 2023.
Our Community
Since our inception in 1994, we have been deeply committed to building relationships and making a difference in our local communities. Investing in people, neighborhoods and local businesses is part of our mission. We strive to understand their needs and how we can help them attain their goals and improve the quality of lives throughout the greater Bay Area.
We are extremely grateful for the efforts of so many local nonprofit organizations and are proud of our long-standing history of supporting these organizations. Our goal is to have a positive impact on the communities we serve. We focus our philanthropic giving on initiatives that promote community and economic development, affordable housing, asset building, financial education, and youth programs, as well as those that support human service organizations with programs that assist low and moderate income or minority individuals.
In 2022, we donated $770,000 to over 280+ nonprofit organizations while serving on 45 nonprofit boards of directors. We are perennially named a Top Corporate Philanthropist by both the Silicon Valley Business Journal and San Francisco Business Times, which recognizes for-profit companies that make contributions to charitable organizations in the San Francisco Bay Area. We also invest in our local communities through the unwavering commitment of our employees as they volunteered over 2,000 hours.
Community engagement highlights include:
•
Relaunching the Heritage Bank of Commerce’s Heritage Hearts Program to source nonprofit volunteer and board opportunities for staff across the Bay Area, with a goal of increasing volunteer hours by 20% and number of staff participating in volunteer events by 20%.

•
Adopting Rudsdale High School through the Oakland Public Education Fund’s Adopt an Oakland School Program.

•
Inviting nonprofits to take part in Heritage Bank of Commerce events to meet clients.

•
Sponsoring bank advertisements for nonprofits.

•
Offering financial literacy classes, career resources, staff support and other annual donations to local students including low income and ethnically and racially diverse students.

•
Maintaining our long-time support of Catholic Charities of Santa Clara County whose mission is to alleviate the conditions of chronic poverty, reduce the effects of situational poverty, and prevent the cycle of generational poverty.

•
Hosting an inaugural Small Business Toolbox Event/Seminar Series that focused on minority-owned small businesses in Oakland.

20   Heritage Commerce Corp • 2023 Proxy Statement

Sustainability and Corporate Social Responsibility
Governance
As a publicly-traded community financial institution, it is incumbent upon us to assure that our operations are conducted in a manner that is both consistent with our ESG programs and supportive of the entire community in which we operate. Our Board and senior leadership actively support and promote sound corporate governance and risk management across the Company. This culture of accountability, integrity and transparency affirms our unwavering commitment to building sustainable value.
We conduct our business in a manner that is fair, ethical, and responsible to earn and maintain the trust of our stakeholders. Our corporate governance policies and practices include evaluations of the Board and its committees, as well as continuing director education. Our Principal Officers / Senior Management Code of Ethics is publicly available and, in conjunction with other internal Company and Board policies, communicates our values and expectations for our directors, officers, and colleagues. These policies are reviewed periodically by our Board.
90% of our director nominees are independent, with diverse backgrounds, skills and experiences. Showcasing our commitment to a well-rounded Board, 40% of director nominees are female/persons of underrepresented communities. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Board maintains fully independent Audit, Personnel and Compensation and Corporate Governance and Nominating committees. Our Corporate Governance Committee oversees annual Board and committee self-evaluation programs. Our Board is responsible for risk oversight. The Board maintains an open dialogue with various levels of the management.
We are accountable to our shareholders and we believe shareholders should be entitled to voting rights in proportion to their economic interests. We hold annual elections of the Board (no classified Board), each shareholder is entitled to one vote per share (no dual class structure), we do not have super majority voting, and we do not have a poison pill. We recently placed more emphasis on year-round shareholder outreach and engagement. As a result, we routinely engage with our shareholders to better understand their views, carefully considering the feedback and act when appropriate. We are also transparent about the feedback we receive and the decisions we make. Stock ownership policies for directors and executive officers aligns director and executive and shareholder interests. We hold annual shareholder advisory votes on executive compensation. Our executive management incentive compensation is subject to our “claw-back” policy. Our Board and executive management are subject to our insider trading policy (as are all employees) and are prohibited from engaging in hedging and pledging transactions.
We implement robust risk management programs to ensure compliance with applicable laws and regulations governing ethical business practices. We maintain a complaint and whistleblower policy monitored by an independent third party to receive notice of financial regularities, breaches of internal controls, conflicts of interest and fraud. The Company is subject to rigorous controls and audits, and our Board actively oversees our cybersecurity practices. Our risk management teams ensure compliance with applicable laws and regulations and coordinate with subject-matter experts (“SMEs”) throughout the business to identify, monitor and mitigate material risks. We leverage the latest encryption configurations and cyber-technologies on our systems, devices, and third-party connections and further reviews vendor encryption to ensure proper information security safeguards are maintained.
We have a robust Information Security program. Our IT team uses a combination of industry-leading tools and innovative technologies to help protect our stakeholder’s data. Our team members are responsible for complying with our data security standards and complete mandatory annual training to understand the behaviors and technical requirements necessary to keep Personal Identifiable Information (“PII”) secure. We also offer ongoing education for team members to recognize and report unusual or suspicious activity. Management provides mandatory periodic employee and director compliance training on a variety of topics including, but not limited to, the areas of Anti-Money Laundering (“AML”), Fair Lending, and Privacy.
For more information on our sustainability program and policies, please visit: www.heritagecommercecorp.com, to view our inaugural ESG Report.

Heritage Commerce Corp • 2023 Proxy Statement   21

Executive Compensation
Executive Officers
The Board has designated the following officers as executive officers of the Company and/or Heritage Bank of Commerce set forth below is certain information with respect to the executive officers:
Name	Position
Robertson Clay Jones	President and Chief Executive Officer of Heritage Commerce Corp and Heritage Bank of Commerce
Margo G. Butsch	Executive Vice President and Chief Credit Officer of Heritage Bank of Commerce
Janice Y. Coonley	Executive Vice President and Chief People and Diversity Officer of Heritage Bank of Commerce
Lawrence D. McGovern	Executive Vice President and Chief Financial Officer of Heritage Commerce Corp and Heritage Bank of Commerce
Deborah K. Reuter	Executive Vice President, Chief Risk Officer and Corporate Secretary of Heritage Commerce Corp and Heritage Bank of Commerce
Biographical information for Robertson Clay Jones is found under “Proposal 1—Election of Directors.”
Margo G. Butsch, age 59, has served as Executive Vice President and Chief Credit Officer of Heritage Bank of Commerce since July 2017. Ms. Butsch joined Heritage Bank of Commerce through Focus Business Bank which was acquired by Heritage Bank of Commerce in August 2015. After the acquisition, Ms. Butsch joined Heritage Bank of Commerce as Vice President/Credit Administration and was promoted to Senior Vice President/Credit Administration in November 2015. Since 1995 and prior to joining Heritage Bank of Commerce, Ms. Butsch held various Vice President and Senior Vice President relationship management and loan administration positions with Focus Business Bank, The Independent Bankers Bank, Greater Bay Bank, and Imperial Bank.
Janice Y. Coonley, age 48, joined Heritage Bank of Commerce in July 2022 serving as the Executive Vice President, Chief People and Diversity Officer. Prior to joining Heritage Bank of Commerce, Ms. Coonley was head of culture and DEI for JP Morgan Chase & Co.’s consumer bank. She previously held a progression of roles at U.S. Bank in Human Resources, culminating as Vice President of Strategy and Transformation.
Lawrence D. McGovern, age 68, has served as Executive Vice President and Chief Financial Officer of Heritage Commerce Corp and Heritage Bank of Commerce since July 1998.
Deborah K. Reuter, age 69, has served as Executive Vice President, Chief Risk Officer and Corporate Secretary of Heritage Commerce Corp and Heritage Bank of Commerce since April 2014. She was appointed Corporate Secretary in January 2010. Ms. Reuter joined Heritage Bank of Commerce in June 1994, as Vice President/Loan Support Services Manager.
22   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis outlines our executive compensation philosophy and objectives, describes the elements of our executive compensation program, and explains how the Personnel and Compensation Committee (“Committee”) of the Company’s Board arrived at its compensation decisions for our 2022 named executive officers (NEOs) listed below:
Name of NEO	Title
Robertson Clay Jones(1)	President and Chief Executive Officer of Heritage Commerce Corp and Heritage Bank of Commerce
Walter T. Kaczmarek(2)	Former President and Chief Executive Officer of Heritage Commerce Corp
Margo G. Butsch	Executive Vice President and Chief Credit Officer of Heritage Bank of Commerce
Janice Y. Coonley(3)	Executive Vice President and Chief People and Diversity Officer of Heritage Bank of Commerce
Lawrence D. McGovern	Executive Vice President and Chief Financial Officer of Heritage Commerce Corp and Heritage Bank of Commerce
Deborah K. Reuter	Executive Vice President, Chief Risk Officer and Corporate Secretary of Heritage Commerce Corp and Heritage Bank of Commerce
(1)
Mr. Jones served as President and Chief Operating Officer of Heritage Bank of Commerce until he was promoted to President and Chief Executive Officer of Heritage Commerce Corp on September 15, 2022.

(2)
Mr. Kaczmarek served as the Company’s President and Chief Executive Officer from March 2005 until he retired in August of 2019. He was not an officer or employee of the Company in 2020. He rejoined the Company on March 15, 2021 and retired on September 15, 2022, but remained on the Board. Mr. Kaczmarek will not stand for reelection to the Board at the Annual Meeting.

(3)
Ms. Coonley joined the Company as Executive Vice President and Chief People and Diversity Officer of Heritage Bank of Commerce on July 12, 2022.

Heritage Commerce Corp • 2023 Proxy Statement   23

Executive Compensation
EXECUTIVE SUMMARY
The compensation programs in which our NEOs participate are designed to drive our financial results, align with our business strategy and create long-term value for our shareholders. In 2022, Committee members participated in our ongoing shareholder outreach program to have meaningful and transparent discussions regarding executive compensation programs, practices and policies. The feedback from these discussions resulted in the following actions after thorough Committee deliberations throughout the year.
What we heard	What we are doing
Poor Responsiveness to Shareholder Concerns
Prior to our 2022 Annual Meeting, we engaged with 12 institutional shareholders representing 33% of our shares.
In 2023, we reached out to 20 institutional shareholders, representing 58.5% of our shares; we held meetings with each investor who accepted our invitation resulting in 8 meetings. The remaining 12 declined our invitation.

Lack of Performance Based Equity Awards	In 2023, NEOs will participate in the Long-term Performance Incentive Equity Program (LTIEP), in which 50% of the NEO’s award value will be in the form of performance-based restricted stock units (PRSUs). Vesting is contingent on Return on Average Tangible Common Equity (“ROATCE”) which is measured on a relative basis to a peer group at the end of a three-year performance period. The remaining 50% of the NEO’s award value will be in the form of time-based restricted stock units (RSUs) with ratably 3-year vesting to encourage stock ownership and satisfy the stock ownership and retention guidelines.
Consider Other Metrics for Performance Based Equity Awards	In addition to ROATCE, Shareholders have suggested using other metrics such as Total Share Return (TSR) and/or Earnings Per Share (EPS). The Committee will continue to work with management and compensation consultants to consider other metrics.
Lack of Executive Stock Ownership	The Company instituted robust stock ownership and retention guidelines for our NEOs to appropriately link wealth creation to the value of the Company’s common stock.
Lack of Differentiated Qualitative Goals For Individual NEOs	In 2023, Management Incentive Cash Bonus Plan (“Management Incentive Plan”) includes differentiated qualitative goals based on individual roles.
Single Trigger Equity Vesting Acceleration on Change of Control	The Committee continues to monitor the prevalence of single-trigger equity vesting acceleration on a change of control and our philosophy of value sharing. Acceleration of vesting on a change of control is common practice for banks of similar size and enables award recipients to share in value creation alongside shareholders.
The Committee believes that the changes we have instituted for 2023 will motivate and reward NEOs for collective and individual efforts and results that are aligned with key drivers of shareholder value. While certain pay actions in 2022, such as the issuance of the NEOs long-term incentive awards in the form of time-based restricted stock are not reflective of our go-forward practices, the Committee believed that a thoughtful and measured approach in 2022 was most prudent. During this time, the Company was undergoing a CEO transition in which it was important to address compensation related to the transition as well as receive perspectives from the new President and Chief Executive Officer. The Committee also added to the NEO group a Chief People and Diversity Officer and changed its independent compensation advisor during 2022 to obtain additional perspectives. During this period of transition, the Committee also consulted with management, to gain management perspectives on relevant metrics aligned with the Company's business strategy.

24   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
2022 Financial Accomplishments
The year 2022 was a pivotal for the Company. We delivered solid financial results, increasing loans and achieving record revenue while maintaining solid credit quality and a strong capital position. We accomplished this through our unwavering commitment to serve our clients, communities and shareholders. Highlights for the change from 2021 to 2022 include:
Net income increased	Net interest income increased	Total deposits decreased
40% to $66.6M	23% to $179.9M	(8%)
The efficiency ratio	Nonperforming assets totaled
49.93%	$2.4M
Advisory Vote on Executive Compensation
In 2022, the annual advisory vote on executive compensation (“Say-on-Pay”) resulted in 72% of the voting shareholders casting their votes in favor of the say-on-pay resolution. While the vote count was a meaningful majority, shareholder outreach was conducted to receive feedback regarding the compensation programs, practices and policies in which our NEOs participate. A summary of the feedback and outcomes from these discussions are located in the “Role of Shareholder Input and Shareholder Outreach Efforts” of this Compensation Discussion and Analysis. Furthermore, significant actions have been taken by the Committee to address the feedback.

Heritage Commerce Corp • 2023 Proxy Statement   25

Executive Compensation
Governance Best Practices
The Company aims to support the long-term interests of shareholders through best-practice compensation programs, practices and policies. The Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with shareholder interests. Our executive compensation practices are comprised of the following, each of which the Committee believes reinforces our executive compensation objectives:
What We Do
✔	Compensation Principles. Our compensation program is guided by our goals to align the interests of our executive officers with our long-term strategy and the interests of shareholders in a manner that appropriately considers the safety and soundness of Heritage Bank of Commerce.
✔	Shareholder Outreach. We conduct regular and transparent outreach to our shareholders, which we consider in the determination of pay levels, practices and policies.
✔	Formula-based Incentive Plans. Our Management Incentive Plan is comprised primarily of formula-based objective financial measures. Additional disclosure is also provided for the six key areas of the qualitative scorecard including goal obtainment for each area. Starting in 2023, NEOs will participate in the LTIEP and receive 50% of their award value in PRSUs contingent on relative ROATCE performance compared to a peer group at the end of a three-year performance period.
✔	Incentive Plan Risk Mitigation. The Management Incentive Plan uses multiple measures to reduce overreliance on any one metric. A Management Incentive Plan risk review is conducted annually to ensure prudent risk management.
✔	Clawback Policy. We have a recoupment policy that provides the Board with the ability to recover compensation in the case of fraud or if the Company is required to restate its financial statements to correct a material error.
✔	Share Ownership Guidelines. We require that our President and Chief Executive Officer own shares with a market value equal to three times base salary and that the other NEOs own shares equal to one times base salary.
✔	Anti-Hedging/Pledging Policy. We have “anti-hedging” and “anti-pledging” policies on Company shares.
✔	Independent Compensation Consultant. The Committee retains an independent compensation consultant that provides no other services to the Company.
What We Don’t Do
X	No Tax Gross Ups. With the exception of one legacy arrangement, we do not provide for tax gross-ups in the event of a change of control.
X	No Repricing or Repurchase of Underwater Equity Awards. We do not permit the repricing or repurchase of underwater stock options or stock appreciation rights without shareholder approval.
X	No Multi-Year Guarantees. We do not provide multi-year guaranteed salary increases, equity awards or non-performance bonus arrangements.
X	No “Single Trigger” Cash Severance Payments on Change in Control in Executive Contracts. Our executive employment agreements do not have “single-trigger” cash severance payments resulting solely from the occurrence of a change of control.

26   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
Summary of Executive Compensation Actions
The Committee made the following decisions in 2022.
Action
✔	Adjusted Mr. Jones’ base salary to $560,000 to reflect his promotion to President and Chief Executive Officer of Heritage Commerce Corp. The Committee also awarded a promotion award of 25,000 restricted shares.
✔	Adjusted other NEO base salaries 5%—8.75%, based on a review of peer market data.
✔	Approved award payouts under the 2022 Management Incentive Plan ranging between 43.5% to 62% of NEOs’ base earnings.
✔	Granted restricted stock awards in May 2022.
✔	Participated in discussions with shareholders concerning the Company’s executive compensation programs.
✔	Engaged independent compensation consultants to provide data and advice; and assist in the development of market-based programs for 2023 based on shareholder input received in 2022, and during the first quarter of 2023.
✔	Developed and approved a long term performance-based incentive equity program for our NEOs.
✔	Developed a 2023 Equity Plan for shareholder approval, which includes terms that are considered best practice.
✔	Approved new stock ownership and retention guidelines for our NEOs
HOW COMPENSATION DECISIONS ARE MADE
Role and Responsibilities Relating to Compensation Decisions
Responsible Party	Primary Role and Responsibilities Relating to Compensation Decisions
Personnel and Compensation Committee (Composed solely of independent, non-employee Directors and reports to the Board)(1)
•
Oversees the executive compensation program, policies, and practices

•
Conducts an annual evaluation of the President and CEO’s performance in consultation with the full Board

•
Reviews and approves the President and CEO’s recommendations for compensation for the other NEOs

•
Approves performance goals for purposes of compensation decisions for the NEOs

•
At least annually, reviews the executive compensation program overall, and establishes base salaries, target annual variable cash bonus opportunities and equity grants (if any) for the fiscal year

•
Approves all changes to the composition of the Compensation Peer Group

•
Reviews compensation risk on an annual basis

•
Reviews and makes recommendations to the Board with respect to director compensation

Independent Consultant to the Committee(2) (McLagan and Meridian Compensation Partners, LLC)
•
Provides the Committee with analysis and advice pertaining to compensation program design, including proxy and survey analysis, explanation of current and developing best practices, and regulatory changes

•
Recommends a relevant group of peer companies and appropriate sources of survey data in which to compare the competitiveness and structure of compensation

•
Analyzes peer company data to assist the Committee in determining the appropriateness and competitiveness of compensation levels

•
Reviews proposed changes to compensation program design

•
Reviews compensation disclosure materials

•
Provides specific analysis and advice periodically as requested by the Committee

Executive Management
•
The President and CEO recommends to the Committee annual compensation for the other NEOs and senior executives based on his assessment of their performance

•
Members of management support the Committee in establishing agendas with the Chair, developing materials for Committee meetings, attending meetings at the request of the Committee and preparing meeting minutes

•
No member of management is present in Committee meetings when matters related to his or her individual compensation is under discussion, or when the Committee is approving or deliberating on the President and CEO compensation

(1)
The Personnel and Compensation Committee Charter can be found at https://www.heritagecommercecorp.com/documents/ which provides a complete listing of duties.

Heritage Commerce Corp • 2023 Proxy Statement   27

Executive Compensation
(2)
During 2022, the Committee was assisted by its independent compensation consultants McLagan and Meridian. Other than the support that it provided to the Committee, McLagan and Meridian provided no other services to the Company or management and only received fees from the Company for the services provided to the Committee. The Committee conducted an evaluation of the independence of its advisors considering the relevant regulations of the SEC and the NASDAQ listing standards. The Committee concluded that McLagan and Meridian were independent of the Company and the services performed by these firms and the individual consultants employed by McLagan and Meridian raised no conflicts of interest.

Role of Shareholder Input and Shareholder Outreach Efforts
Our Board and Committee value our shareholders’ views on our executive compensation program, as communicated to us via our shareholder outreach and through our shareholders’ voting decisions. The Committee takes seriously, and believes it is important to respond to, shareholders’ input on our executive compensation program. The Committee also considers the views and recommendations provided by proxy advisors who review and analyze public company executive compensation programs and express their views to their institutional investor clients. The Committee has taken a deliberate approach to implementing best practices in our compensation programs, policies and practices. We have regularly communicated with our shareholders. See “Shareholder Communications and Outreach” on page 6 of this proxy statement for more information on our shareholder outreach program. Over the last two years, members of management and the Committee have reached out to our shareholders with regard to executive compensation matters.
Prior to our 2022 Annual Meeting, our Chief Executive Officer, Chief Financial Officer and our President and Chief Operating Officer of Heritage Bank of Commerce, and in one meeting the Chair of our Personnel and Compensation Committee, held meetings with 12 institutional investors representing 33% of our outstanding common stock. In addition, written requests for meetings were sent to five other institutional investors. The following are some of the investor priorities discussed at those meetings:
•
Align pay with performance by implementing the use of performance-based equity awards by using one or more financial metrics.

•
Enhance disclosure about our outreach program to shareholders.

•
Review the compensation peer group to assure a close correlation with the Company and its business.

•
Eliminate “single-trigger” provisions in equity awards.

•
Review “gross-up” provisions in executive contracts.

•
Review use of interpolation for cash incentives and PRSUs.

At our 2022 Annual Meeting, our non-binding advisory proposal was approved with approximately 72% of the voting shareholders casting their votes in favor of the Say-on-Pay resolution. While the vote count was sufficient to approve the resolution, our management team and Board set out on a course to continue to reach out to shareholders and provide them with opportunities to discuss our executive compensation program. Following the 2022 Annual Meeting, our Chief Executive Officer, Chief Financial Officer and our President and Chief Operating Officer of Heritage Bank of Commerce and other invited members of our executive team attended four investment conferences and held 33 one-on-one meetings with shareholders.
Prior to our 2022 Annual Meeting, we engaged with 12 institutional investors representing 33% of our shares. In 2023, in addition to our participation in investment conferences and in-person, individual investor meetings, we specifically reached out to 20 institutional shareholders, representing 58.5% of our shares. We held meetings directly or by telephone or video conference with each investor who accepted our invitation resulting in 8 meetings as of March 15, 2023. Commencing in the first quarter of 2023, two members of the Committee also participated in meetings with institutional investors.
The shareholder perspectives that we receive, through direct engagement as well as through voting decisions, provide valuable insight and have continued to help influence our program.
As a result of these meetings along with further analysis by the Committee with the assistance of our independent compensation consultant, the Company took the following steps:
•
Enhanced the qualitative portion of the Management Incentive Plan to include specific corporate goals that further our growth, safety and soundness, and the development of a strong and diverse workforce; additional disclosure regarding results and payouts.

•
In 2023, NEOs will participate in the LTIEP, in which 50% of the NEO’s award value will be in the form of PRSUs. Vesting is contingent on ROATCE which is measured on a relative basis to our peer group at the end of a three-year performance period.

28   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
The remaining 50% of the NEO’s award value will be in the form of time-based restricted stock units (RSUs) to encourage stock ownership and satisfy the stock ownership and retention guidelines.
•
Implemented a robust stock ownership and retention guidelines for our NEOs.

•
Continues to monitor the prevalence of single-trigger equity vesting acceleration on a change of control. This practice is prevalent for banks of similar size and enables award recipients to share in value creation alongside shareholders on a change in control.

•
Developed a 2023 Equity Incentive Plan for shareholder approval, which includes terms that are considered best practice.

•
Discussed the existing gross-up provision in a legacy employment agreement for our Chief Financial Officer. Because the current executive contract is an enforceable contract in good standing, the Committee is unable to unilaterally change its terms. No other NEO employment agreements include a gross-up provision and the Committee maintains a policy that eliminates this practice.

The Committee believes these changes reflect the feedback received from our shareholders and incorporate many of the governance practices that are prevalent and mitigates compensation risk. We welcome feedback regarding our executive compensation program and will continue to engage with our shareholders in 2023.
Overview of Compensation Philosophy
The Committee believes that the continued success of the Company in achieving its strategic objectives depends in large part on the talent and leadership of its executives and the alignment of those executives with the interests of our shareholders. Our compensation philosophy can be summarized as follows:
•
Competitive Compensation. We provide compensation opportunities to our NEOs that, in the aggregate, reflect the median practices of similarly sized banks in our geographical region, adjusted for individual performance, skills and expertise.

•
Pay-for-Performance. To earn competitive total pay levels, NEOs must achieve financial and operating objectives derived from our internal business plan. Pay should be aligned with short-and long-term performance that is comparable or exceeds the performance of our peers.

•
Link Compensation and Accountability. To attract, retain and develop superior talent, we assess the leadership skills of our NEOs as part of an assessment of their individual performance. NEOs are held accountable for providing leadership to the organization and the achievement of financial and non-financial objectives, as well as identifying and developing successors. These assessments are used in deliberations regarding salary increases and incentive awards.

•
Promote Share Ownership. All long-term incentive awards are paid with shares of Company stock, and our NEOs are expected to maintain a significant investment in the Company in accordance with our stock ownership and retention guidelines.

•
Avoid Encouraging Excessive Risk Taking. To reduce compensation risk, the NEO’s compensation programs are developed to include risk mitigation elements. We balance fixed and variable pay opportunities, use short-and long-term incentive plan horizons and subject payments to our clawback policy. Furthermore, the Management Incentive Plan uses multiple performance measures, and includes meeting a capital requirement threshold as a condition to receiving a payout.

•
Provide Reasonable Income Security. We provide employment agreements to our executive officers consistent with market practices. These agreements are designed to foster stability and retain well-qualified executives by providing reasonable income protection upon termination of employment following a change of control. All employment agreements are “double trigger,” requiring both a change of control and the loss of employment in order to receive severance benefits. Other than one legacy agreement, no other agreements provide for the gross-up of taxes.

Heritage Commerce Corp • 2023 Proxy Statement   29

Executive Compensation
COMPENSATION PROGRAM OBJECTIVES AND REWARDS
Summary of Components of Executive Compensation
All our compensation and benefits for our NEOs described below have as a primary purpose our need to attract, retain and motivate the highly talented individuals whose performance will enable us to succeed in creating shareholder value in a highly competitive marketplace. Beyond that, different elements have specific purposes designed to reward different performance and retention goals.
Compensation Element	Purpose
Base Salary
•
Provides a fixed amount of compensation to recognize the duties, responsibilities and scope of influence of the executive’s role. The level of base salary also takes into consideration the executive’s experience, skills, and performance.

Management Incentive Plan	• Rewards the achievement of annual goals for financial performance, as well as key annual individual goals that strengthen the business and position the Company for long-term success.
Long-Term Incentives
•
Rewards long-term performance through increases in share appreciation and aligns executives with shareholder interests. Starting in 2023, 50% of the NEO’s award value will be in the form of PRSUs. Vesting is contingent on ROATCE which is measured on a relative basis to our peer group at the end of a three-year performance period.

Other Compensation
•
NEOs participate in the benefit and retirement programs generally available to all full-time Company employees with the purpose of providing health, welfare and financial stability. Perquisites are generally limited to those that assist our NEOs in conducting their business duties productively. Employment agreements and other separation benefits are provided to ensure that executives act in the best interest of the Company regardless of future employment status.

Compensation Mix
The Committee evaluates the mix of compensation components. Pay mix is balanced considering short-and long-term time horizons, allocation between cash and equity, and between fixed and variable compensation components. In determining the compensation mix, the Committee strives to motivate near-term performance, while also focusing the executives on longer-term corporate goals that drive shareholder value.The following reflects the compensation mix for 2022.
The Committee reviews the total compensation that may be awarded to NEOs. Decisions are made consistent with the Company’s compensation philosophy, considering each element and the combined total compensation delivered through the Company’s executive compensation programs.

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Executive Compensation
Pay Positioning
The Committee has not established a specific percentile positioning for its NEOs. Generally, base salaries are targeted near the median of the market, adjusted for wage rates in the California Bay Area, which are higher than the national average. Individual factors may also be considered by the Committee including individual performance, importance of the role to achieve strategic objectives, and other relevant factors.
Use of Peer Group and Market Data
In 2020, the Compensation Committee engaged McLagan to conduct a competitive review of the Company’s executive compensation program, which was delivered in the first quarter of 2021 and used to inform 2021 and 2022 pay decisions. One data source used in setting market-competitive guidelines for the executive officers is the information publicly disclosed by a peer group of other publicly traded banks which the Compensation Committee uses as a competitive reference point.
Banks selected as peers for compensation purposes are public and actively traded banks which align with some or all of the following criteria:
•
Geographic location in California, Colorado, Nevada, Oregon, Utah and Washington

•
Asset sizes between $2 billion and $9 billion

•
Similarity of product lines and business focus

•
Comparable performance criteria including, asset growth, profitability, credit quality, capitalization and total shareholder return

Based on these criteria, the following companies were included in the Company’s Compensation Peer Group for 2022 decision making:
Banc of California	Luther Burbank Corp.*
Bank of Marin Bancorp	National Bank Holdings
BayCom Corp	PCB Bancorp
Farmers & Merchants Bancorp	Preferred Bank
First Choice Bancorp	RBB Bancorp
First Foundation Inc.	Sierra Bancorp
Hanmi Financial Corp.	TriCo Bancshares
Heritage Financial Corp.	Westamerica Bancorp
HomeStreet Inc.
*
Subsequently acquired.

The competitive review also included Data from McLagan’s Regional & Community Banking Survey database. National survey data was adjusted upward 29.5% to account for wage rates in San Jose, California, relative to the national average.
In the fall of 2022, the Committee engaged Meridian Compensation Partners, LLC to assist with incentive award payouts, Compensation Discussion and Analysis drafting, and planning for 2023 compensation decision-making.
Chief Executive Officer Compensation
The Committee annually reviews and approves goals and objectives relevant to the Chief Executive Officer and evaluates the Chief Executive Officer’s performance against those objectives and other relevant factors. The Committee typically considers corporate financial performance, and the Company’s achievement of its short and long-term goals versus its strategic objectives and financial targets. With the assistance of the compensation consultant, the Committee also considers the compensation data related to the Compensation Peer Group for base pay, total cash compensation, and total direct compensation. The Chief Executive Officer does not participate in any deliberations regarding his own compensation.
Walter T. Kaczmarek rejoined the Company on March 15, 2021, as President and Chief Executive Officer of the Company and Mr. Kaczmarek entered into an employment agreement. Under the agreement, Mr. Kaczmarek received an annual salary of $721,000. He also received a grant of $540,000 of restricted common stock that vests over three years with acceleration with the hiring of a new Chief Executive Officer, a change of control, termination for good reason, or termination without cause. For 2022, the Committee recommended a 4% increase in his base salary to $749,840.

Heritage Commerce Corp • 2023 Proxy Statement   31

Executive Compensation
In September 2022, Mr. Kaczmarek retired as President and Chief Executive Officer and Robertson Clay Jones assumed the position of President and Chief Executive Officer of the Company. In this regard, the Company entered into a new employment agreement with Mr. Jones. The Company previously reported the key terms of our employment agreement with Mr. Jones, pursuant to a Form 8-K filing with the SEC on September 19, 2022. Under the employment agreement, Mr. Jones received an annual salary of $560,000, which may be adjusted upwards through annual increases as determined by the Board and an award of 25,000 shares of restricted stock that vests on a pro-rata basis over three years.
Base Salary Decisions for the Other Named Executive Officers
The Committee approved the following salaries and adjustments for the other named executive officers effective April 1, 2022:
	Base Salary
NEO	2021	2022	Change from 2021
Robertson Clay Jones(1)	$400,000	$560,000	40.00%
Walter T. Kaczmarek(2)	$721,000	$749,840	4.00%
Margo G. Butsch	$313,635	$329,317	5.00%
Janice Y. Coonley(3)	—	$325,000	—
Lawrence D. McGovern	$367,710	$399,885	8.75%
Deborah K. Reuter	$319,043	$334,995	5.00%
(1)
Mr. Jones received a 40% increase in 2022 upon his appointment as President and Chief Executive Officer on September 15, 2022 to $560,000.

(2)
Mr. Kaczmarek received a salary of $721,000 pursuant to his employment agreement dated April 5, 2021. Mr. Kaczmarek served as the Company’s President and Chief Executive Office from March 2005 until he retired in August of 2019. He was not an officer or employee of the Company in 2020. He rejoined the Company on March 15, 2021 and retired on September 15, 2022, but remained on the Board. Mr. Kaczmarek will not stand for reelection to the Board at the Annual Meeting.

(3)
Ms. Coonley joined the Company as Executive Vice President and Chief People and Diversity Officer of Heritage Bank of Commerce on July 12, 2022.

Management Incentive Plan
Our NEOs participate in the Management Incentive Plan, which is an annual cash-based incentive program linked to achievement of certain corporate performance goals.
Taking into consideration the recommendations of its independent compensation consultant and the President and Chief Executive Officer’s recommendations for the other NEOs, the Committee approves an incentive award target as a percentage of base salary for the NEOs.
	% of Base Salary
Named Executive	Threshold	Target	Maximum
Robertson Clay Jones*	30%	75%	100%
Walter T. Kaczmarek	30%	75%	100%
Margo G. Butsch	30%	45%	65%
Janice Y. Coonley	30%	45%	65%
Lawrence D. McGovern	30%	50%	70%
Deborah K. Reuter	30%	45%	65%
*
Mr. Jones 2022 award for Target was 50% and 70% for Maximum until he assumed the position as President and Chief Executive Officer on September 15, 2022. His Target and Maximum bonus opportunities were then increased to 75% and 100%, respectively.

32   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
The Committee also assigned weightings between a Company scorecard based on financial metrics (80%) and a qualitative scorecard based on specific goals that further our growth, safety and soundness, and the development of a strong and diverse workforce (20%). The following performance metrics along with the relative weights of each metric were established by the Committee in the first quarter of 2022:
		Performance Goals (‘000s)
Performance Metrics	Weight	Threshold	Target	Maximum
Pre-Tax Income	20%	$67,221	$74,690	$82,159
Nonperforming Assets	20%	$14,446	$13,132	$11,819
Loan Growth(1)	25%	$2,738,946	$2,883,101	$3,027,256
Deposit Growth(2)	15%	$4,680,607	$4,926,954	$5,173,302
Qualitative Factors(3)	20%	Qualitative Assessment of Six Factors
(1)
Loan Threshold and Maximum are established at 95% and 105% of the Company’s budget, respectively. Includes factored accounts receivable but excludes purchased mortage loans in 2022 and Paycheck Protection Program (“PPP”) loans.

(2)
Deposits exclusive of brokered, CDARS and state certificates of deposit. Deposit Threshold and Maximum are established at 95% and 105% of the Company’s budget, respectively.

(3)
The qualitative factors were based on the Company’s strategic plan for 2022, which included six goals, each weighted equally. The qualitative goals were: 1) ESG/DEI Progress; 2) Fee Growth; 3) Audit Quality; 4) CRA/Fair Lending Quality; 5) Hiring Goals; and 6) Succession Planning/Employee Development for an overall achievement.

The Management Incentive Plan includes a performance “gate” requiring a year-end total risk-based capital ratio at or above 10.5%. Otherwise, no payment would be made under the Management Incentive Plan.
The Committee has the right, in its sole and absolute discretion, to make adjustments to the performance goals within the defined parameters set forth in the Management Incentive Plan including: one-time, non-recurring, or extraordinary events or any other reason that the Committee deems appropriate. Additionally, the Committee may adjust awards considering factors such as regulatory compliance and credit quality; and to reduce or eliminate any cash award otherwise payable. In 2022, the Committee did not make any such adjustments.
Performance metrics were identified through our annual financial planning and budgeting process and are intended to align with the Board’s strategic plan for 2022. The Committee received recommendations from the senior management along with other relevant data including economic forecasts and historical goal setting and achievement. The Committee believed that the Threshold, Target and Maximum levels established for the Management Incentive Plan in 2022 were sufficiently challenging to meet the Company’s long-term performance objectives.
Payouts were not calculated by mathematical interpolation (on a continuous scale), therefore an incentive level had to be reached or exceeded for a cash award. The Committee approved the following goal achievement for 2022 performance:
		Performance Goals (‘000s)			Payout
Performance Metrics	Weight	Threshold	Target	Maximum	Actual	Level Achieved
Pre-Tax Income	20%	$67,221	$74,690	$82,159	$94,366	Maximum
Nonperforming Assets	20%	$14,446	$13,132	$11,819	$2,425	Maximum
Loan Growth	25%	$2,738,946	$2,883,101	$3,027,256	$2,815,153	Threshold
Deposit Growth	15%	$4,680,607	$4,926,954	$5,173,302	$4,359,230	Not Met
Qualitative Factors	20%	Qualitative Assessment of Six Factors			See Footnote(1)	Target
(1)
The Qualitative factors were achieved as follows: 1) ESG/DEI Progress (Target); 2) Fee Growth (Maximum); 3) Audit Quality (Maximum); 4) CRA/Fair Lending Quality (Threshold); 5) Hiring Goals (Maximum); and 6) Succession Planning/Employee Development (Threshold) for an overall achievement at Target.

Heritage Commerce Corp • 2023 Proxy Statement   33

Executive Compensation
The Committee approved the following incentive cash awards for 2022 performance. Awards are calculated using 2022 base earnings, which may differ from 2022 base salaries due to the timing of salary adjustments promotions and partial year participation.
Named Executive	Award Payout
Robertson Clay Jones(1)	$232,452
Walter T. Kaczmarek(2)	$324,596
Margo G. Butsch	$141,547
Janice Y. Coonley(3)	$66,972
Lawrence D. McGovern	$180,987
Deborah K. Reuter	$143,988
(1)
Mr. Jones was awarded 18,132 shares of restricted stock, which represented 50% of his base salary at the time on May 16, 2023, with a $199,996 market value on the date of grant. When he was promoted to President and Chief Executive Officer of the Company on September 15, 2022, he was awarded an additional 25,000 shares of restricted stock with a $298,000 market value on the date of grant. The total number of shares is the total number of both awards.

(2)
Mr. Kaczmarek retired in September 2022 and received a pro rata share of his bonus award.

(3)
Ms. Coonley joined the Company in July 2022 and her payout was calculated using her earnings of $153,958 and 45% award target through December 31, 2022.

Equity Awards in 2022
Equity awards for 2022 were awarded under the 2013 Equity Plan on May 16, 2022, in the form of restricted stock awards based on a percentage of the NEO’s current base salary. Target percentages were established at the same percentage as the Management Incentive Plan vesting ratably over a three-year period. For 2022, the Committee approved the following restricted stock awards:
	Restricted Stock Award
Named Executive	% of Base Salary	Number of Shares	Dollar Value
Robertson Clay Jones(1)	50%	43,132	$488,996
Walter T. Kaczmarek(2)	75%	48,957	$539,996
Margo G. Butsch	45%	12,795	$141,129
Janice Y. Coonley(3)	—	12,000	$139,440
Lawrence D. McGovern	50%	16,668	$183,848
Deborah K. Reuter	45%	13,016	$143,566
(1)
Mr. Jones was awarded 18,132 restricted on May 16, with a $199,996 market value. Upon his promotion to President and Chief Executive Officer of Heritage Commerce Corp, Mr. Jones was awarded 25,000 shares with a $289,000 market value on September 15, 2022.

(2)
Mr. Kaczmarek fully vested in his shares at retirement per his award agreement.

(3)
Ms. Coonley received the grant of 12,000 restricted shares with a $139,440 market value on the date grant as provided in her employment agreement.

Performance Based Long-Term Incentive Equity Program
In response to our shareholder outreach program, the Committee in consultation with its independent compensation consultants designed the LTIEP, with the objective of further aligning our NEOs with the interests of shareholders and our pay-for-performance philosophy. Under the LTIEP, 50% of the NEO’s award value is granted in PRSUs. The remaining 50% is granted in RSUs.
PRSUs. Awards vest at the end of a three-year performance period (2023—2025) based on the ROATCE as compared to a peer group of banks approved by the Committee.

34   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
PRSUs vest based on percentile performance using the table below. The Committee will use straight-line interpolation reward incremental achievements between performance levels.
	Performance Levels
Performance Metrics	Threshold	Target	Maximum
ROATCE Percentile Rank	35th	50th	75th
Percent of PRSUs Vested	50%	100%	150%
RSUs. Each RSU will vest ratably over three years of continual employment and will accelerate upon a change of control, death or disability.
Dividend Equivalents
Holders of RSUs and PRSUs are entitled to receive dividend equivalents with respect to the payment of cash dividends on the Company’s common stock. Dividends are deferred until vesting.
Perquisites
Perquisites are generally limited to those that assist our NEOs in conducting their business duties productively and are limited to car allowances for the NEOs and a club memberships for the President and Chief Executive Officer.
Supplemental Executive Retirement Plan—SERP
Our 2005 Amended and Restated Supplemental Retirement Plan (“SERP”) is a legacy arrangement in which the Chief Financial Officer and Chief Risk Officer participates. While the SERP is still an active program, the Committee has not approved any new participation in the program since 2011.
The SERP is a nonqualified defined benefit plan which is unsecured and unfunded. Upon normal retirement, as defined in the SERP, participants receive 100% of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following retirement (unless selected otherwise by the participant and except executive officers who will receive their benefit six months following retirement) and continuing until the death of the participant (unless the joint survivor option is selected). For information on the plan, see the “Summary Compensation” table and the “Supplemental Retirement Plan for Executive Officers.”
Employment Agreements and Change of Control Provisions
We provide employment agreements to our executive officers consistent with market practices. These agreements are designed to foster stability and retain well-qualified executives by providing reasonable income protection upon termination of employment following voluntary and involuntary termination as defined by the agreement. The agreements also provide some benefits due to death or disability. Other than the Chief Financial Officer’s legacy employment agreement, gross up provisions are not provided in any other executive agreements.
The Committee and the Board believe that the likelihood of a change of control transaction would result in our executives facing uncertainties about their future employment and may result in concern over how the potential transaction might affect them. To allow our executives to focus solely on making decisions that are in the best interests of our shareholders, our NEOs have change of control provisions in their respective employment agreements that provide them with certain payments and benefits in the event of the termination of their employment upon a change of control of the Company.
All NEO employment agreements require both a change of control and termination in order to receive severance benefits (i.e., double trigger). We have disclosed the severance and/or change in control payouts that would be payable to each NEO if the triggering event occurred on December 31, 2022, in the “Change in Control Arrangements and Termination of Employment” section in this proxy statement.

Heritage Commerce Corp • 2023 Proxy Statement   35

Executive Compensation
Compensation Policies and Practices
Summary
Stock Ownership and Retention Guidelines
The Company has established stock ownership guidelines to encourage Company share ownership by our NEOs and directors through retention of shares granted under the Company’s incentive plans. The stock ownership guidelines are summarized in the table below.

Position	Stock Ownership Guideline
Chief Executive Officer	3x base salary
Other Executive Officers	1x base salary
Directors	17,500 common shares

Executives are not required to purchase shares to reach these ownership guidelines. However, executives are restricted from selling shares received as equity-based compensation (net of required withholding tax) until the guidelines are achieved. Furthermore, executives are required to retain at least 50% of shares earned under equity-based compensation plans once the guidelines have been met. The policy specifically excludes stock options and unvested performance-based awards toward the meeting the ownership guidelines.

Directors have a three-year period from the time he or she joins the Board to satisfy the Board’s ownership policy.

As of the record date for the annual meeting, all directors and NEOs are in compliance, with the exception of Kamran Husain who joined as a director in December 2021 and Janice Y. Coonley who joined as the Chief People and Diversity Officer July 2022, both of whom are in the process of complying with their respective guidelines.

Clawback Policy	The Company may recoup incentive compensation paid to NEOs and other executives where (i) the payment, grant or vesting of an incentive award was based on the achievement of financial results that were subsequently the subject of a restatement of the Company’s financial statements filed with the SEC, (ii) the amount of the compensation that would have been received by the executive officer had the financial results been properly reported would have been lower than the amount actually received, and (iii) the Board determines in its sole discretion and the exercise of its business judgement that it is in the best interests of the Company and its shareholders for the executive officer to repay or forfeit all or any portion of the awards.
Insider trading Policy	Our policy applies to directors, officers, employees and consultants with respect to the trading of Company’s securities, as well as the securities of publicly traded companies with whom we have a business relationship. The Company prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace or otherwise as a result of an individual’s employment or other relationship with the Company or any of its subsidiaries, as well as the misuse of any material nonpublic information about the Company or any of its subsidiaries or their respective businesses in securities trading.
Prohibition on Hedging	Our stock trading guidelines prohibit executive officers and directors from speculating in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases), buying or selling publicly traded options, including writing covered calls, and hedging or any other type of derivative arrangement that has a similar economic effect.

36   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
Prohibition on Pledging
Executive officers and directors are prohibited from purchasing Company securities on margin, borrowing against Company securities held in a margin account, or pledging Company securities as collateral for a loan.

Equity Grant Practices
The Company’s practice is to approve annual equity awards to eligible recipients, including our NEOs, during the first quarter of the year, with the exception of grants related to new hires or other off-cycle awards.
We do not backdate equity awards. In addition, we do not coordinate grants of equity awards so that they are made before announcement of favorable information, or after announcement of unfavorable information. The Company’s equity awards are granted at fair market value on a fixed date or event (the first day of service for new hires and the date of Committee approval for existing employees). We do not grant stock options with a so-called “reload” feature, nor do we loan funds to employees to enable them to exercise stock options. We have never re-priced stock options.

Compensation Risk Assessment
The Committee oversees a periodic risk assessment of the Company’s compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. For 2022, the Committee concluded that the Company’s compensation programs were appropriately balanced to mitigate compensation-related risk with cash and stock elements, financial and non-financial goals, formal goals and discretion, and short-term and long-term rewards. The Company also has policies to mitigate compensation-related risk, including stock ownership guidelines, clawback provisions, and prohibitions on employee pledging and hedging activities, as described above. Furthermore, the Committee believes the Company’s policies on ethics and compliance along with its internal controls also mitigate against unnecessary or excessive risk-taking.
The Company hired an Executive Vice President/People and Diversity Officer in 2022 to work with the Committee and external compensation advisors to ensure compensation programs and payouts are aligned with short term and long-term compensation plans and the spirit of such plans.

Tax Considerations	In light of Section 162(m) of the Code, it is the policy of the Committee to examine our executive compensation program to maximize the tax deductibility of compensation paid to our executive officers when and if the $1 million threshold becomes an issue. At the same time, the Committee also believes that the overall performance of our executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in our best interests and those of our shareholders. Under some circumstances, the Committee’s use of discretion in determining appropriate amounts of compensation may be essential. In those situations where discretion is or can be used by the Committee, compensation may not be fully deductible.
Compensation Committee Interlocks and Insider Participation	No member of the Committee serves or has served as an employee of the Company or its subsidiaries, and there are no common participants between the compensation committee of any other entity and the Company.

Heritage Commerce Corp • 2023 Proxy Statement   37

Executive Compensation
Compensation Committee Report
The Personnel and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 401(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board
Marina H. Park Sutton, Chair
Julianne M. Biagini-Komas
Kamran F. Husain
Robert Moles
Ranson Webster

38   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
Executive Compensation Tables
The following table provides for the periods shown, information as to compensation for services of the Company’s principal executive officer, principal financial officer, and the three other executive officers of the Company who had the highest total compensation (as defined in accordance with applicable regulations) with respect to the year ended 2022 (collectively referred to as “NEOs”):
Summary Compensation Table
Name and Principal Position (a)	Year (b)	Salary (c)(1)	Bonus (d)	Stock Awards (e)(2)	Option Awards (f)(2)	Non-Equity Incentive Plan Compensation (g)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)(4)	All Other Compensation (i)(5)	Total ($)(j)
Robertson Clay Jones* President and Chief Executive Officer of Heritage Commerce Corp and Heritage Bank of Commerce	2022	$447,282	—	$488,996	—	$232,452	—	$28,284	$1,197,014
	2021	$353,645	—	$180,068	—	$215,723	$26,900	$19,655	$795,992
	2020	$322,088	—	$64,847	—	$128,835	$44,900	$13,534	$574,204
Walter T. Kaczmarek** Former President and Chief Executive Officer of Heritage Commerce Corp and Chief Executive Officer of Heritage Bank of Commerce	2022	$523,542	—	$539,996	—	$324,596	—	$122,830	$1,510,963
	2021	$573,565	—	$540,000	—	$490,000	—	$55,481	$1,659,046
Margo G. Butsch Executive Vice President/Chief Credit Officer of Heritage Bank of Commerce	2022	$325,397	—	$141,129	—	$141,547	—	$26,290	$634,363
	2021	$309,901	—	$141,127	—	$173,545	—	$28,190	$652,763
	2020	$296,525	—	$119,474	—	$118,610	—	$26,199	$560,808
Janice Y. Coonley*** Executive Vice President/Chief People and Diversity Officer of Heritage Bank of Commerce	2022	$153,958	—	$139,440	—	$66,972	—	$40,729	$401,099
Lawrence D. McGovern Executive Vice President/Chief Financial Officer of Heritage Commerce Corp and Heritage Bank of Commerce	2022	$391,841	—	$183,848	—	$180,897	—	$52,427	$809,013
	2021	$363,333	—	$183,853	—	$221,633	$8,700	$53,738	$831,257
	2020	$347,650	—	$157,582	—	$156,443	$375,900	$50,068	$1,087,643
Deborah K. Reuter Executive Vice President/Chief Risk Officer and Corporate Secretary of Heritage Commerce Corp and Heritage Bank of Commerce	2022	$331,007	—	$143,566	—	$143,988	—	$28,140	$646,701
*
Mr. Jones was promoted to President and Chief Executive Officer effective September 15, 2022. Prior to his promotion he was serving as President and Chief Operating Officer of Heritage Bank of Commerce.

**
Mr. Kaczmarek served as the Company’s President and Chief Executive Office until he retired in August of 2019. He was not an officer or employee of the Company in 2020. He rejoined the Company on March 15, 2021 and he retired on September 15, 2022, but remained on the Board. Mr. Kaczmarek will not stand for reelection to the Board at the Annual Meeting.

***
Ms. Coonley joined the Company as Executive Vice President and Chief People and Diversity Officer of Heritage Bank of Commerce on July 12, 2022.

(1)
The amounts in column (c) include amounts voluntarily deferred by each of the named executive officers into their 401(k) plan accounts. For 2022, each executive officer deferred $27,000, except Mr. Kaczmarek deferred zero and Ms. Coonley deferred $12,188.

(2)
The amounts shown in columns (e) and (f) reflect the applicable full grant date fair values for stock options and stock awards in accordance with ASC 718 (excluding the effect of forfeitures), and are reported for the fiscal year during which the stock options and stock awards were issued. The assumptions used in calculating the valuation for stock options and stock awards may be found in Note 12 to the Company’s consolidated financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 9, 2023.

(3)
The amounts shown in column (g) reflect payments made under the terms of the Management Incentive Plan for 2022 performance and paid in the first quarter of 2023.

(4)
The amounts shown in column (h) for 2022 represent only the aggregate change in the actuarial present value of the accumulated benefit under the Company’s SERP from December 31, 2021 to December 31, 2022. The amounts in column (h) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s consolidated financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 9, 2023.

Mr. Jones has a fully vested Supplemental Executive Retirement Agreement, dated November 28, 2017 (amended November 9, 2018) that was entered into with Presidio Bank. The agreement was assumed by the Company when the Company acquired Presidio Bank. Under the agreement, Mr. Jones is entitled to a present value accumulated benefit of $112,300 as of December 31, 2022. The amount shown in column (h) for 2022 represents only the aggregate change in the actuarial present value of the accumulated benefit from December 31, 2021 to December 31, 2022.

Heritage Commerce Corp • 2023 Proxy Statement   39

Executive Compensation
(5)
The amounts shown in column (i) for 2022 include the following for each named executive:

Named Executive	Economic Value of Death Benefit of Life Insurance for Beneficiaries(*)	401(k) Plan Company Matching Contributions	Other Insurance Benefit	Vacation	Auto Compensation	Cash Dividend on Unvested Restricted Stock Award	Moving Allowance	Total
Robertson Clay Jones	$650	$3,000	$1,518	—	$7,766	$15,350	—	$28,284
Walter T. Kaczmarek	$11,231	—	$9,631	$70,576	$8,500	$22,892	—	$122,830
Margo G. Butsch	—	$3,000	$2,838	—	$8,400	$12,052	—	$26,290
Janice Y. Coonley	—	$3,000	$536	$6,250	$2,823	$3,120	$25,000	$40,729
Lawrence D. McGovern	$1,576	$3,000	$8,382	$15,380	$8,400	$15,689	—	$52,427
Deborah K. Reuter	$4,520	$3,000	$8,382	—	—	$12,238	—	$28,140
(*)
The economic value of the death benefit amounts shown above reflects the annual income imputed to each executive in connection with Company owned split dollar life insurance policies for which the Company has fully paid the applicable premiums. These policies are discussed under “Supplemental Retirement Plan for Executive Officers.”

CEO Pay Ratio
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and SEC rules require us to disclose the pay ratio of our CEO to our median employee. The pay ratio disclosure below is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.
We identified the median employee for 2022 by examining the 2022 total W-2 compensation from our payroll and employment records, including 401(k) deferrals and 401(k) matching of up to $3,000 per employee, for all individuals, excluding our CEO, who was employed by us on December 31, 2022. We included all employees, whether employed on a full time, part time, temporary or seasonal basis as of that payroll date. We did not make any assumptions, adjustments or estimates with respect to such total W-2 reported compensation except for the 401(k) matching as described above. We did not annualize the compensation for any full or part time employees that were not employed by us for all of 2022. We believe the use of total W-2 compensation, including 401(k) deferrals and 401(k) matching of up to $3,000 per employee, for all employees is a consistently applied compensation measure.
After identifying the median employee based upon the methodology described above, we calculated annual total compensation for such employee using the same methodology we used for our CEO and other named executive officers as set forth in the 2022 Summary Compensation Table in this proxy statement. The annual total compensation in 2022 for our median employee using this methodology was $95,364. The annual total compensation in 2022 for our CEO using this methodology is shown in the Summary Compensation Table and was $1,309,733 which includes an additional $112,718 to annualize his salary for a full year prior to assuming the CEO position at the Company on September 15, 2022. The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee in 2022 was 13.73 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules identifying the median compensated employee and calculating the pay ratio based on the employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

40   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
Pay Versus Performance
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year:
Pay Versus Performance Table for 2022
Year (a)	Summary Compensation Table Total for CEO(1) (b)	Compensation Actually Paid(4) (c)	Summary Compensation Table Total for CEO(2) (d)	Compensation Actually Paid(4) (e)	Summary Compensation Table Total for CEO(3) (f)	Compensation Actually Paid(4) (g)	Average Summary Compensation Table Total for Other NEOs(5) (h)	Average Compensation Actually Paid to Other NEOs(6) (i)	Value of Initial Fixed $100 Investment Based on:		Net Income(9) ($ in thousands) (l)	Pre-Tax Income(10) ($ in thousands) (m)
									Cumulative TSR(7) (j)	NASDAQ Bank Index(8) (k)
2022	n/a	n/a	$1,510,963	$1,502,691	$1,197,014	$1,310,688	$622,794	$650,479	$113.48	$101.92	$66,555	$94,366
2021	$1,756,569	$1,498,586	$1,659,046	$1,754,118	n/a	n/a	$753,751	$839,014	$101.17	$124.84	$47,700	$65,870
2020	$1,237,428	$1,076,898	n/a	n/a	n/a	n/a	$785,615	$588,764	$73.19	$89.37	$35,299	$49,068
(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Keith A. Wilton (Former President and CEO) for each corresponding year in the “Total” column of the “Summary Compensation Table for 2021 and 2020.” Mr. Wilton retired from the Company on March 12, 2021.

(2)
The dollar amounts reported in column (d) are the amounts of total compensation reported for Walter T. Kaczmarek (Former President and CEO) for each corresponding year in the “Total” column of the “Summary Compensation Table for 2022 and 2021.” Mr. Kaczmarek served as the President and Chief Executive Officer in 2019 until he retired in August of 2019. He was not an officer or employee of the Company in 2020. He rejoined the Company on March 15, 2021 and retired on September 15, 2022, but remained on the Board. Mr. Kaczmarek will not stand for reelection to the Board at the Annual Meeting.

(3)
The dollar amounts reported in column (f) are the amounts of total compensation reported for Robertson Clay Jones (President and CEO) for each corresponding year in the “Total” column of the “Summary Compensation Table for 2022.” Mr. Jones was promoted to President and Chief Executive Officer effective September 15, 2022.

(4)
The dollar amounts reported in column (c), (e) and (g) represent the amount of “compensation actually paid” to (1) Mr. Wilton, (2) Mr. Kaczmarek, and (3) Mr. Jones, as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to (1) Mr. Wilton, (2) Mr. Kaczmarek, and (3) Mr. Jones during the applicable year. In accordance with the requirements of Item 402(v) of SEC Regulation S-K, the following adjustments were made to (1) Mr. Wilton’s, (2) Mr. Kaczmarek’s, and (3) Mr. Jones’s total compensation for each year to determine the compensation actually paid to (1) Mr. Wilton, (2) Mr. Kaczmarek, and (3) Mr. Jones, respectively:

	Year	Reported Summary Compensation Table Total for CEO	Reported Grant Date Fair Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Change in the Actuarial Present Value of Pension Benefits (c)	Pension Benefit Adjustments (d)	Fair Value of Awards Forfeited (e)	Compensation Actually Paid to CEO
(1)	2022	—	—	—	—	—	—	—
	2021	$1,756,569	—	$46,772	—	—	$(304,755)	$1,498,586
	2020	$1,237,428	$(330,000)	$169,470	—	—	—	$1,076,898
(2)	2022	$1,510,963	$(539,996)	$531,724	—	—	—	$1,502,691
	2021	$1,659,046	$(540,000)	$635,072	—	—	—	$1,754,118
	2020	—	—	—	—	—	—	—
(3)	2022	$1,197,014	$(488,996)	$569,915	—	$32,755	—	$1,310,688
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
(a)
The “reported grant date fair value of equity awards” represents the amount reported in the “Stock Awards” column in the “Summary Compensation Table” for 2020 to 2022.

Heritage Commerce Corp • 2023 Proxy Statement   41

Executive Compensation
(b)
The “equity award adjustments” for each applicable year include the addition or (subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that were outstanding and unvested as of the end of the applicable year and (ii) change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at the end of current fiscal year; (iii) change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year; (iv) for equity awards that were granted and vested in the same applicable year, the fair value of the equity awards as of the vesting date; and (v) Dividends paid on unvested shares/share units and stock options. Note that for calculation purposes dividends on unvested restricted stock are already included in the “Summary Compensation Table” under “All Other Comp.” for the applicable year. The fair value for all unvested equity awards is based on restricted stock awards with vesting periods of three and four years. The amounts deducted or added in calculating the “equity award adjustments” are as follows for (1) Mr. Wilton, (2) Mr. Kaczmarek, and (3) Mr. Jones, respectively:

	Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Applicable Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years That Vested in The Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Dollar Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
(1)	2022	—	—	—	—	—	—
	2021	—	—	$46,772	—	—	$46,772
	2020	$328,518	$(88,438)	$(70,610)	—	—	$169,470
(2)	2022	—	—	$(34,219)	$565,943	—	$531,724
	2021	$533,300	$44,773	$56,999	—	—	$635,072
	2020	—	—	—	—	—	—
(3)	2022	$560,716	$13,096	$(3,897)	—	—	$569,915
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
(c)
The amounts included in this column are the amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” for the applicable year.

(d)
The total “pension benefit adjustments” for each applicable year include the aggregate of two components: (i) the actuarially determined pension service cost for services rendered by the CEOs during the applicable year (the “SERP service cost”) and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “SERP Prior Service Cost”), in each case, calculated in accordance with U.S. GAAP. The amounts included in this column is the SERP service cost for services rendered by Mr. Jones during 2022.

(e)
The amounts in this column reflect the fair value of awards forfeited by Mr. Wilton when he retired from the Company on March 12, 2021. The Fair value of forfeited awards are determined at the end of the prior year for awards made in prior fiscal years that were forfeited during the current fiscal year.

(5)
The dollar amounts reported in column (h) represent the average of the amounts reported for the Company’s NEOs as a group (excluding the CEOs) in the “Total” column of the ”Summary Compensation Table” for 2022, 2021 and 2020. The names of the NEOs for each applicable year are as follows:

Year	Other NEOs	Position
2022	Margo G. Butsch	Executive Vice President & Chief Credit Officer of Heritage Bank of Commerce
	Janice Y. Coonley	Executive Vice President & Chief People and Diversity Officer of Heritage Bank of Commerce
	Lawrence D. McGovern	Executive Vice President & Chief Financial Officer
	Deborah K. Reuter	Executive Vice President & Chief Risk Officer and Corporate Secretary
2021	Michael E. Benito	Executive Vice President /Business Banking Manager of Heritage Bank of Commerce
	Margo G. Butsch	Executive Vice President & Chief Credit Officer of Heritage Bank of Commerce
	Robertson Clay Jones	President and Chief Operating Officer of Heritage Bank of Commerce
	Lawrence D. McGovern	Executive Vice President & Chief Financial Officer
2020	Michael E. Benito	Executive Vice President /Business Banking Manager of Heritage Bank of Commerce
	Margo G. Butsch	Executive Vice President & Chief Credit Officer of Heritage Bank of Commerce
	Robertson Clay Jones	Executive Vice President & President of Community Business Bank Group of Heritage Bank of Commerce
	Lawrence D. McGovern	Executive Vice President & Chief Financial Officer
(6)
The dollar amounts reported in column (i) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEOs) as computed in accordance with Item 402(v) of SEC Regulation S-K. The names of the NEOs (excluding the CEOs) included for the purposes of calculating the average amounts in each applicable year are the same as the table noted in footnote (5) above. The dollar amounts reported do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the CEOs) during the applicable year. In accordance with the requirements of Item 402(v) of SEC Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding the CEOs) for each year to determine the compensation actually paid, using the same methodology described above in footnote (4).

42   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
Year	Average Reported Summary Compensation Table Total for NEOs	Average Reported Grant Date Fair Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Fair Value of Awards Forfeited	Average Compensation Actually Paid to NEOs
2022	$622,794	$(151,996)	$179,681	—	—	—	$650,479
2021	$753,751	$(162,275)	$232,544	$(21,925)	$36,919	—	$839,014
2020	$785,615	$(115,964)	$42,875	$(190,950)	$67,188	—	$588,764
(a)
The amounts deducted or added in calculating the total average equity award adjustments were determined In the same method described in footnote (4)b above and are as follows:

Year	Average Year- End Fair Value of Outstanding and Unvested Equity Awards Granted in Applicable Year	Average Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Dollar Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$177,057	$10,798	$(8,174)	—	—	$179,681
2021	$160,262	$40,836	$31,446	—	—	$232,544
2020	$115,443	$(40,684)	$(31,884)	—	—	$42,875
(b)
The amounts added in calculating the total average pension benefit adjustments are as follows:

Year	Average Pension Service Cost	Average SERP Prior Service Cost	Average SERP Service Cost	Total Average Pension Benefit Adjustments
2022	—	—	—	—
2021	—	—	$36,919	$36,919
2020	—	$36,244	$30,944	$67,188
(7)
Represents the cumulative three-year total return to shareholders of our common stock and assumes that the value of the investment was $100 on December 31, 2019 and that the subsequent dividends were reinvested. The stock price performance included in this column is not necessarily indicative of future stock price performance.

(8)
Represents a cumulative three-year total return of shareholders of a peer group calculated using the same method described in footnote (7). For 2020, 2021 and 2022, the peer group used is the “NASDAQ Bank Index” as listed under Item 5 of our Annual Report on Form 10-K for the years ended December 31, 2020, 2021 and 2022, respectively.

(9)
The dollar amounts reported represent the amount of net income (in thousands) reflected in the Company’s audited consolidated financial statements for the applicable year.

(10)
Pre-tax income has been chosen as a “Selected Performance Measure.” While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Pre-tax income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in this table) used by the Company to link compensation actually paid to the Company’s NEOs for the most recently completed fiscal year, to the Company’s performance.

Heritage Commerce Corp • 2023 Proxy Statement   43

Executive Compensation
Financial Performance Measures
As described in greater detail in the section captioned “Executive Compensation—Compensation Discussion and Analysis” The Company’s executive compensation program includes variable components in the form of annual incentive compensation and long-term incentive awards. The metrics that the Company uses for both annual incentive compensation and long-term incentive awards are selected based on an objective of incentivizing our CEO and NEOs (excluding the CEO) to increase shareholder value. The metrics are also correlated with the Company’s strategic plan as approved each year by the Board. Changes in shareholder value are reflected in compensation actually paid above through the fair value of the Company’s equity awards. Compensation actually paid for 2021 reflects an increase in the fair value of these equity awards as a result of an increase in the Company’s common share price from $8.87 at December 31, 2020 to $11.94 at December 31, 2021. Compensation actually paid for 2022 reflects an increase in the fair value of these equity awards as a result of an increase in the Company’s common share price from $11.94 at December 31, 2021 to $13.00 at December 31, 2022. The most important financial performance measures used by the Company to link executive compensation actually paid to the CEO and other NEOs (excluding the CEO) for the most recently completed fiscal year, to the Company’s performance are as follows:
•
Pre-tax Income

•
Nonperforming Assets

•
Loan Growth

•
Deposit Growth

Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the section captioned “Executive Compensation—Compensation Discussion and Analysis” the Company’s executive compensation program includes variable components in the form of annual incentive compensation and long- term incentive awards. While the Company utilizes several performance measures to align executive compensation with performance, all of those measures are not presented in the “Pay Versus Performance Table for 2022.” Moreover, the Company generally seeks to incentivize long-term performance and, therefore, does not specifically align the Company’s performance measures with compensation actually paid (as computed in accordance with Item 102(v) of SEC Regulation S-K) for a particular year. In accordance with Item 402(v) of SEC Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the “Pay Versus Performance Table for 2022.”
The following graphs show the relationship between the average of the compensation actually paid to our NEOs and the compensation actually paid to our CEOs (compensation actually paid is aggregated by year) to our total shareholder return, net income and pre-tax income, and the relationship between our cumulative total shareholder return and the cumulative total shareholder return of the peer group, each over the three fiscal years ending December 31, 2022 as reported in the table above.
Compensation Actually Paid and Cumulative TSR
Compensation Actually Paid vs. the Company’s TSR

44   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
Cumulative TSR vs. Peer Group Index
Cumulative TSR vs Peer Group Index
Compensation Actually Paid and Net Income
Though, the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure of pre-tax income which is a measure used in the overall executive compensation program.
Compensation Actually Paid vs. Net Income

Heritage Commerce Corp • 2023 Proxy Statement   45

Executive Compensation
Compensation Actually Paid and Pre-Tax Income
The Company uses pre-tax income as a performance measure in the overall executive compensation program including equity awards.
Compensation Actually Paid vs. Pre-Tax Income
Executive Contracts
Robertson Clay Jones—On October 11, 2019, the Company entered into an employment agreement with Robertson Clay Jones. The employment agreement was for one year and is automatically renewed for one year terms. Under the agreement, Mr. Jones received an annual salary of $400,000 (last increased in December 2021) with annual increases, if any, as determined by the Company’s Chief Executive Officer and the Personnel and Compensation Committee annual review of executive salaries. In addition to his salary, he participated in the Management Incentive Plan. Mr. Jones participated in the Company’s 401(k) plan, under which he may receive matching contributions up to $3,000. The Company provided to Mr. Jones, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Jones received an automobile allowance in the amount of $500 per month. Mr. Jones was provided with life insurance coverage in the amount of two times his salary not to exceed $700,000. He was also provided with long term care insurance, with a lifetime benefit of up to $72,000.
On September 15, 2022, the Company and Heritage Bank of Commerce entered into a new employment agreement with Mr. Jones at the time when he assumed his new position as President and Chief Executive Officer of the Company and Heritage Bank of Commerce. The employment agreement is for one year and is automatically renewed for one year terms. Under the agreement, Mr. Jones receives an annual salary of $560,000, which was increased as of April 1, 2023 to $622,000. He is entitled to annual increases, if any, determined by the Personnel and Compensation Committee annual review of executive salaries. Mr. Jones continues to participate in the Management Incentive Plan. Mr. Jones continues to participate in the Company’s 401(k) plan, under which he may receive matching contributions up to $3,000. The Company will continue to provide Mr. Jones, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Jones will continue to be provided with life insurance coverage in the amount of $700,000. The Company will reimburse Mr. Jones for up to $1,200 for tax consultation and tax return preparation. He is also reimbursed for expenses that exceed insurance coverage for an annual physical examination, certain long-term care policy expenses, monthly dues for one country club membership and one business club membership. He receives an automobile allowance in the amount of $1,000 per month, together with reimbursements for gasoline and maintenance expenditures. Under his employment agreement, Mr. Jones is entitled to certain severance benefits on termination of his employment, including a change of control. See “Change of Control Arrangements and Termination of Employment.”
Walter T. Kaczmarek—On April 5, 2021, the Company and Heritage Bank of Commerce entered into an employment agreement with Walter T. Kaczmarek who was appointed by the Board as President and Chief Executive Officer of Heritage Commerce Corp and Heritage Bank of Commerce. Mr. Kaczmarek retired on September 15, 2022. The employment agreement was for one year and provided for automatic renewal for one year terms. Under the agreement, Mr. Kaczmarek received an annual salary of $749,840 with annual increases, if any (last increased in March 2022), as determined by the Personnel and Compensation Committee annual

46   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
review of executive salaries. He also received a grant of $540,000 of restricted stock. In addition to his salary, he was eligible to participate in the Management Incentive Plan. Mr. Kaczmarek also was eligible to participate in the Company’s 401(k) plan, under which he was eligible to receive matching contributions up to $3,000. The Company provided Mr. Kaczmarek, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Kaczmarek was provided with life insurance coverage in the amount of $700,000. The Company reimbursed Mr. Kaczmarek for up to $1,200 for tax consultation and tax return preparation. He was also reimbursed for expenses that exceed insurance coverage for an annual physical examination, certain long-term care policy expenses, monthly dues for one country club membership and one business club membership. He received an automobile allowance in the amount of $1,000 per month, together with reimbursements for gasoline and maintenance expenditures. Under his employment agreement, Mr. Kaczmarek was entitled to certain severance benefits on termination of his employment, including a change in control. See “Change of Control Arrangements and Termination of Employment.”
Margo G. Butsch—On July 8, 2017, the Company entered into an employment agreement with Margo G. Butsch when she was promoted by the Company to Executive Vice President and Chief Credit Officer of Heritage Bank of Commerce. The employment agreement is for one year and is automatically renewed for one year terms. Under the agreement, Ms. Butsch receives an annual salary of $342,490 with annual increases, if any (last increased as of April 1, 2023), as determined by the Company’s Chief Executive Officer and the Personnel and Compensation Committee annual review of executive salaries. In addition to her salary, she is eligible to participate in the Management Incentive Plan. Ms. Butsch participates in the Company’s 401(k) plan, under which she could receive matching contributions up to $3,000. Ms. Butsch also participates in the Company’s Employee Stock Ownership Plan. The Company provides to Ms. Butsch, at no cost to her, group life, health, accident and disability insurance coverage for herself and her dependents. Ms. Butsch also receives an automobile allowance in the amount of $700 per month. Ms. Butsch is provided with life insurance coverage in the amount of two times her salary not to exceed $700,000. She is also provided with long term care insurance, with a lifetime benefit of up to $72,000. Under her employment agreement, Ms. Butsch is entitled to certain severance benefits on termination of her employment, including a change of control. See “Change of Control Arrangements and Termination of Employment.”
Janice Y. Coonley—On July 12, 2022, the Company entered into an employment agreement with Janice Y. Coonley. The employment agreement is for one year and is automatically renewed for one year terms. Under the agreement, Ms. Coonley receives an annual salary of $338,000 with annual increases, if any (last increased as of April 1, 2023), as determined by the Company’s Chief Executive Officer and the Personnel and Compensation Committee annual review of executive salaries. In addition to her salary, she is eligible to participate in the Management Incentive Plan. Ms. Coonley participates in the Company’s 401(k) plan, under which she may receive matching contributions up to $3,000. The Company provides to Ms. Coonley, at no cost to her, group life, health, accident and disability insurance coverage for herself and her dependents. Ms. Coonley receives an automobile allowance in the amount of $500 per month. Ms. Coonley is provided with life insurance coverage in the amount of two times her salary not to exceed $700,000. She is also provided with long term care insurance, with a lifetime benefit of up to $72,000. At the time the employment agreement was entered into, Ms. Coonley was awarded 12,000 shares of restricted common stock that vests over three years. Under her employment agreement, Ms. Coonley is entitled to certain severance benefits on termination of her employment, including a change of control. See “Change of Control Arrangements and Termination of Employment.”
Lawrence D. McGovern—On July 1, 2011, the Company entered into an employment agreement with Lawrence D. McGovern. The employment agreement is for one year and is automatically renewed for one year terms. Under the agreement, Mr. McGovern receives an annual salary of $415,880 with annual increases, if any (last increased as of April 1, 2023), as determined by the Company’s Chief Executive Officer and the Personnel and Compensation Committee annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. McGovern participates in the Company’s 401(k) plan, under which he may receive matching contributions up to $3,000. He also participates in the Company’s Employee Stock Ownership Plan. The Company provides to Mr. McGovern, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. McGovern receives an automobile allowance in the amount of $700 per month, together with reimbursements for gasoline expenditures. Mr. McGovern is provided with life insurance coverage in the amount of two times his salary but not to exceed $700,000. He is also provided with long term care insurance, with a lifetime benefit of up to $72,000. Under his employment agreement, Mr. McGovern is entitled to certain severance benefits on termination of his employment, including a change of control. See “Change of Control Arrangements and Termination of Employment.”
Deborah K. Reuter—On March 23, 2023, the Company entered into an employment agreement with Deborah K. Reuter, which became effective on April 1, 2023. The employment agreement is for one year and is automatically renewed for one year terms. Under the agreement, Ms. Reuter receives an annual salary of $348,395 with annual increases, if any, as determined by the Company’s Chief Executive Officer and the Personnel and Compensation Committee annual review of executive salaries. In addition to her salary, she is eligible to participate in the Management Incentive Plan. Ms. Reuter participates in the Company’s 401(k) plan, under which she may receive matching contributions up to $3,000. The Company provides to Ms. Reuter, at no cost to her, group life, health,

Heritage Commerce Corp • 2023 Proxy Statement   47

Executive Compensation
accident and disability insurance coverage for herself and her dependents. Ms. Reuter receives an automobile allowance in the amount of $ 700 per month. Ms. Reuter is provided with life insurance coverage in the amount of two times her salary not to exceed $700,000. She is also provided with long term care insurance, with a lifetime benefit of up to $72,000. Under her employment agreement, Ms. Reuter is entitled to certain severance benefits on termination of her employment, including a change of control. See “Change of Control Arrangements and Termination of Employment.”
Plan Based Awards
Equity Based Plans. In 2004, the Board adopted the Heritage Commerce Corp 2004 Stock Option Plan (the “2004 Equity Plan”), which was approved by the Company’s shareholders at the 2004 Annual Meeting. The 2004 Equity Plan authorized the Company to grant stock options to officers, employees and directors of the Company and its affiliates. In 2009, the 2004 Equity Plan was amended and restated to authorize the issuance of restricted stock in addition to stock options and was approved by the Company’s shareholders at the 2009 Annual Meeting. There are options for 43,418 shares outstanding all of which are vested and they expire April 30, 2023.
In 2013, the Board approved the Heritage Commerce Corp 2013 Equity Incentive Plan (“2013 Equity Plan”) to replace the 2004 Equity Plan. The 2013 Equity Plan was approved by the Company’s shareholders at the 2013 Annual Meeting. At the 2020 Annual Meeting the shareholders approved an amendment to the 2013 Equity Plan to increase the number of shares authorized under the 2013 Equity Plan from 3,000,000 to 5,000,000.
The 2013 Equity Plan will terminate at the 2023 Annual Meeting. The purpose of the 2013 Equity Plan is to promote the long-term success of the Company and the creation of shareholder value. The Board believes that the availability of stock awards is a key factor in the ability of the Company to attract and retain qualified individuals to serve as directors, officers and employees. The Board has approved the Heritage Commerce Corp 2023 Equity Incentive Plan (the “2023 Equity Plan”) to replace the 2013 Equity Plan and is seeking shareholder approval of the 2023 Equity Plan at the Annual Meeting. See “Proposal 2—Approval of the Heritage Commerce Corp 2023 Equity Incentive Plan.”
In connection with its acquisition of Presidio Bank in October 2019, the Company assumed the Presidio Bank Amended and Restated 2006 Stock Option Plan and the Presidio Bank 2016 Equity Incentive Plan (collectively the “Presidio Equity Plans”) and the options issued and outstanding at the time of the acquisition. The issued and outstanding options were exchanged for options to acquire an aggregate of 1,176,757 shares of the Company’s common stock at an adjusted weighted average exercise price of $5.05.
Management Incentive Plan. Under the Management Incentive Plan adopted by the Board in January 2022, executive officers are eligible for target bonuses which are expressed as a percentage of their respective base salaries which increase as the level of performance of established goals increases. The bonuses are tied directly to the satisfaction of overall Company performance and qualitative objectives for the year. See “Compensation Discussion and Analysis—Management Incentive Plan.”

48   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
The following table provides information on the potential performance based awards available if defined performance objectives were achieved in 2022 for each of the Company’s named executive officers under the Company’s Management Incentive Plan, and stock options or other stock awards granted to the named executive officers for the year ended December 31, 2022:
Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(i)	Exercise or Base Price of Option Awards ($/Sh) (k)(1)(3)	Grant Date Fair Value of Stock And Options Awards (l)(1)
Name (a)	Grant Date (b)	Threshold (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)
Robertson Clay Jones*	5/16/2022	—	—	—	—	—	—	18,132	—	—	$199,996
	9/15/2022	—	—	—	—	—	—	25,000	—	—	$289,000
	1/27/2022	$168,000	$420,000	$560,000	—	—	—	—	—	—	—
Walter T. Kaczmarek**	5/16/2022	—	—	—	—	—	—	48,957	—	—	$539,996
	1/27/2022	$224,952	$562,380	$749,840	—	—	—	—	—	—	—
Margo G. Butsch	5/16/2022	—	—	—	—	—	—	12,795	—	—	$141,129
	1/27/2022	$98,795	$148,193	$214,056	—	—	—	—	—	—	—
Janice Y. Coonley***	8/2/2022	—	—	—	—	—	—	12,000	—	—	$139,440
	7/12/2022	$97,500	$146,250	$211,250	—	—	—	—	—	—	—
Lawrence D. McGovern	5/16/2022	—	—	—	—	—	—	16,668	—	—	$183,848
	1/27/2022	$119,966	$199,943	$279,920	—	—	—	—	—	—	—
Deborah K. Reuter	5/16/2022	—	—	—	—	—	—	13,016	—	—	$143,566
	1/27/2022	$100,499	$150,748	$217,747	—	—	—	—	—	—	—
*
Mr. Jones was promoted to President and Chief Executive Officer effective September 15, 2022. Prior to his promotion he was serving as President and Chief Operating Officer of Heritage Bank of Commerce.

**
Mr. Kaczmarek served as the Company’s President and Chief Executive Office in 2019 until he retired in August of 2019. He was not an officer or employee of the Company in 2020. He rejoined the Company on March 15, 2021 and retired on September 15, 2022, but remained on the Board. Mr. Kaczmarek will not stand for reelection to the Board at the Annual Meeting.

***
Ms. Coonley joined the Company as Executive Vice President and Chief People and Diversity Officer of Heritage Bank of Commerce on July 12, 2022.

(1)
These potential performance based awards were established under the Management Incentive Plan if the indicated level of performance was achieved in 2022 as described further in the “Compensation and Discussion Analysis—Management Incentive Plan” and in the discussion under “Plan Based Awards—Management Incentive Plan.” They do not represent the actual payments made to the named executive officers. The payments made for actual performance in 2022 are reflected in column (g) in the Summary Compensation Table. The amounts set forth for Mr. Jones reflect increases received when he became the President and Chief Executive Officer on September 15, 2022. The grant date 1/27/2022 was the initial grant date for the initial award opportunity.

(2)
This column reflects restricted stock awards granted in 2022 pursuant to the 2013 Equity Plan.

(3)
The amounts shown in column (l) reflect the applicable full grant date fair values for restricted stock award in accordance with ASC 718 (excluding the effect of forfeitures), and are reported for the fiscal year during which the restricted stock awards were issued. The assumptions used in calculating the valuation for stock and options awards may be found in Note 12 to the Company’s consolidated financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 9, 2023.

Heritage Commerce Corp • 2023 Proxy Statement   49

Executive Compensation
Equity Compensation Plan Information
The following table shows the number and weighted average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under equity compensation plans at December 31, 2022:
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,527,173(1)	$10.44	1,475,594(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
(1)
Consists of 42,418 options to acquire shares under the Company’s 2004 Equity Plan, 1,989,683 options to acquired shares under the Company’s 2013 Equity Plan, and the aggregate amount of 495,072 stock options assumed under the Presidio Plans.

(2)
Available under the Company’s 2013 Equity Plan which will terminate at this year’s Annual Meeting.

Outstanding Equity Awards
The following table shows the number of Company shares of common stock covered by exercisable and unexercisable stock options and the number of Company unvested shares of restricted common stock held by the Company’s named executive officers as of December 31, 2022:
Outstanding Equity Awards at Year End
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Options Exercise Price ($) (e)	Options Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested (h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (j)
Robertson Clay Jones*	49,399(3)	—	—	$10.74	7/1/2028	55,487	721,331	—	—
	37,050(3)	—	—	$4.92	1/29/2025	—	—	—	—
	37,050(3)	—	—	$3.98	1/30/2024	—	—	—	—
Walter T. Kaczmarek**	—	—	—	—	—	—	—	—	—
Margo G. Butsch	8,000	—	—	$14.48	5/2/2027	25,046	325,598	—	—
	3,000	—	—	$10.34	5/3/2026	—	—	—	—
Janice Y. Coonley***	—	—	—	—	—	12,000	156,000	—	—
Lawrence D. McGovern	—	—	—	—	—	32,702	425,126	—	—
	—	—	—	—	—	—	—	—	—
Deborah K. Reuter	9,000	—	—	$8.07	2/27/2024	25,479	331,227	—	—
	6,000	—	—	$6.57	4/30/2023	—	—	—	—
*
Mr. Jones was promoted to President and Chief Executive Officer effective September 15, 2022. Prior to his promotion he was serving as President and Chief Operating Officer of Heritage Bank of Commerce.

**
Mr. Kaczmarek served as the Company’s President and Chief Executive Office in 2019 until he retired in August of 2019. He was not an officer or employee of the Company in 2020. He rejoined the Company on March 15, 2021 and retired on September 15, 2022, but remained on the Board. Mr. Kaczmarek will not stand for reelection to the Board at the Annual Meeting.

***
Ms. Coonley joined the Company as Executive Vice President and Chief People and Diversity Officer of Heritage Bank of Commerce on July 12, 2022.

(1)
This column represents the unvested shares for restricted stock awards granted. Restricted stock awards vest 33% per year from the date of grant for the 2019, 2020, 2021 and 2022 awards.

50   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
(2)
The market value of the shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing price of our common stock at December 31, 2022, as reported on The Nasdaq Global Select Market, which was $13.00.

(3)
Stock options granted by Presidio Bank under the Presidio Plans which the Company assumed at the effective time of the acquisition of Presidio Bank. The options were adjusted to reflect the acquisition exchange ratio. The options are fully vested.

Option Exercises and Vested Stock Awards
The following table sets forth information with regard to the exercise and vesting of stock options and vesting of shares of restricted stock for the year ended December 31, 2022, for each of the named executive officers:
Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized upon Exercise (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting (e)(4)
Robertson Clay Jones(1)	—	—	7,391	$84,351
Walter T. Kaczmarek(2)	—	—	108,206	$1,239,720
Janice Y. Coonley(3)	—	—	—	—
Margo G. Butsch	—	—	14,111	$158,538
Lawrence D. McGovern	30,000	$218,842	18,214	$204,745
Deborah K. Reuter	4,500	$20,970	14,255	$160,185
(1)
Mr. Jones was promoted to President and Chief Executive Officer effective September 15, 2022. Prior to his promotion he was serving as President and Chief Operating Officer of Heritage Bank of Commerce.

(2)
Mr. Kaczmarek served as the Company’s President and Chief Executive Office in 2019 until he retired in August of 2019. He was not an officer or employee of the Company in 2020. He rejoined the Company on March 15, 2021 and retired on September 15, 2022, but remained on the Board. Mr. Kaczmarek will not stand for reelection to the Board at the Annual Meeting.

(3)
Ms. Coonley joined the Company as Executive Vice President and Chief People and Diversity Officer of Heritage Bank of Commerce on July 12, 2022.

(4)
The number of vested shares reflects the gross amount of shares, without netting any shares surrendered to pay taxes. The aggregate dollar amount realized upon vesting was calculated by multiplying the number of shares by the fair market value on the vesting date.

401(k) Plan
The Company has established a broad based employee benefit plan under Section 401(k) of the Internal Revenue Code of 1986 (“401(k) Plan”). The purpose of the 401(k) Plan is to encourage employees to save for retirement. Eligible employees may make contributions to the plan subject to the limitations of Section 401(k). The 401(k) Plan trustees administer the 401(k) Plan. The Company matched up to $3,000 of each employee’s contributions in 2021. The 401(k) Plan allows highly compensated employees to contribute up to a maximum percentage of their base salary, up to the limits imposed by the Internal Revenue Code, on a pre-tax basis. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries. The 401(k) Plan is designed to provide for distributions in a lump sum after termination of service. However, loans and in service distributions under certain circumstances such as hardship, attainment of age 59 1/2, or a disability are permitted. For named executive officers, these amounts are included in the Summary Compensation Table under “All Other Compensation.”
Employee Stock Ownership Plan
In 1997, Heritage Bank of Commerce initiated a broad based employee stock ownership plan (“Stock Ownership Plan”). The Stock Ownership Plan was subsequently adopted by the Company as the successor corporation to Heritage Bank of Commerce. The Stock Ownership Plan allows the Company, at its option, to purchase shares of the Company common stock on the open market. To be eligible to receive an award of shares under the Stock Ownership Plan, an employee must have worked at least 1,000 hours during the year and must be employed by the Company on December 31. The executive officers have the same eligibility to receive awards as other employees of the Company. Awards under the Stock Ownership Plan generally vest over four years. In addition, the value of a participant’s account becomes fully vested upon reaching the age of 65 or termination of employment by death or disability. Since 2010, the Company has suspended contributions to the Stock Ownership Plan. The Stock Ownership Plan was “frozen” as of January 1, 2019. The amounts of contributions to the Stock Ownership Plan for named executive officers are included in the Summary Compensation Table in the column entitled “All Other Compensation.”

Heritage Commerce Corp • 2023 Proxy Statement   51

Executive Compensation
Supplemental Retirement Plan for Executive Officers
The Company has established the 2005 Amended and Restated Supplemental Executive Retirement Plan (the “SERP”) covering key employees, including several of the named executive officers. The SERP is a nonqualified defined benefit plan and is unsecured and unfunded and there are no plan assets. When the Company offers key executives participation in the SERP, the supplemental retirement benefit awarded is based on the individual’s position within the Company and a vesting schedule determined by the desirability of incentivizing the retention element of the program. Normally the participant is 100% vested in his or her benefit at retirement, upon termination within two years from a change in control, or upon disability. However, the participant’s vested benefit is reduced for payment prior to retirement age in accordance with the SERP terms, should that be selected by the participant.
The Company has reduced its use of the SERP as a program to attract and retain executives and key employees. It has been more than nine years since the Company has offered SERP benefits to new executives and key employees.
Normal Retirement. A participant whose employment terminates after normal retirement (as defined in the SERP) will receive 100% of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following retirement (unless selected otherwise by the participant and except executive officers who receive their benefit six months after retirement) and continuing until the death of the participant (unless the joint survivor option is selected).
Early Retirement. In order to be eligible for early retirement benefits, the SERP requires the participant to terminate employment (for reasons other than for cause or within two years from a change of control) after the date that the participant is at least 55 years old but prior to normal retirement as defined in the participant’s participation agreement. The participant will then receive the portion of the supplemental retirement benefit that has vested as of the actual early retirement date. However, for each year (or partial year) before normal retirement age the participant receives an early retirement benefit, the vested benefit is reduced by five percent. Unless otherwise selected by the participant, the early retirement benefit will be paid monthly, with payments to commence on the first day of the month following the participant’s separation from service (except executive officers who receive their benefit six months from retirement) and continuing until the death of the participant (unless the joint survivor option is selected).
Termination before Early Retirement. If a participant’s employment is terminated without cause or the participant resigns, the participant shall be eligible to receive the portion of the supplemental retirement benefit that has vested as of the effective date of termination reduced by 5% for each year (or partial year) that the participant’s benefits are paid prior to the participant’s normal retirement age. Benefits are payable monthly commencing on the first of the month elected by the participant but not before the participant’s early retirement age (except executive officers who receive their benefit six months from retirement), and continuing until the death of the participant (unless the joint survivor option is selected).
Disability. In the event a participant becomes disabled, the participant will receive the actuarial equivalent of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following determination that the participant is disabled and continuing until the death of the participant.
Cause. If a participant’s employment is terminated for cause, the participant forfeits any rights the participant may have under the SERP.
Change of Control. If a participant’s employment is terminated for any reason (except cause or after qualifying for normal retirement) within two years following a change of control, the participant will receive 100% of his or her supplemental retirement benefit commencing at the later of the first month following the age selected by the participant or the first month following the participant’s separation from service (except executive officers who receive their benefit six months from separation of service), and continuing until the death of the participant (unless the joint survivor option is selected). In the event payments commence prior to the participant’s normal retirement age, then the benefit due to the participant will be reduced by 5% for each year (or partial year) that the participant’s benefit is paid prior to the participant’s normal retirement age.
The Company has purchased life insurance contracts on the participants in order to finance the cost of these benefits and it is anticipated that, because of the tax advantaged effect of this life insurance investment, the return on the life insurance contracts will be approximately equal to the accrued benefits to the participants under the SERP, other than in the event of accelerated vesting because of the change of control.

52   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
The following table shows the present value of the accumulated benefit payable to each of the named executive officers that participate in the SERP, including the number of service years credited to each named executive officer at December 31, 2022:
Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Robertson Clay Jones	Heritage Commerce Corp SERP	12	$112,300	—
Walter T. Kaczmarek(3)	Heritage Commerce Corp SERP	15	$3,316,900	$262,270
Lawrence D. McGovern	Heritage Commerce Corp SERP	24	$1,462,600	—
Deborah K. Reuter	Heritage Commerce Corp SERP	29	$1,037,500	—
(1)
The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 9, 2023.

(2)
All SERP agreements are fully vested.

(3)
The Company issued a SERP agreement when Mr. Kaczmarek first joined the Company in 2005. In August 2019, Mr. Kaczmarek retired from the Company as President and Chief Executive Officer. At that time under the terms of the SERP, Mr. Kaczmarek was entitled to begin receiving the benefits payment under the SERP. Mr. Kaczmarek rejoined the Company as President and Chief Executive Officer on March 15, 2021 and at that time he was not issued an additional SERP agreement. He retired on September 15, 2022, but remained on the Board. Mr. Kaczmarek will not stand for reelection to the Board at the Annual Meeting.

Deferred Compensation Plan
In January 2004, the Company adopted the Heritage Commerce Corp Nonqualified Deferred Compensation Plan for certain executive officers. The purpose of the plan is to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits taxable pursuant to Section 451 of the Internal Revenue Code of 1986, as amended. The plan is intended to be a “top hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974. The executive may elect to defer up to 100% of any bonus and 50% of any regular salary into the Deferred Compensation Plan. Amounts deferred are invested in a portfolio of approved investment choices as directed by the executive. Under the Deferred Compensation Plan, the Company may make discretionary contributions for the executive, but has not done so. Amounts deferred by executives to the plan will be distributed at a future date they have selected or upon termination of employment. The executive can select a distribution schedule of up to fifteen years.
Change of Control Arrangements and Termination of Employment
Equity Plans. Several of the named executive officers hold options granted under the 2004 Equity Plan and the 2013 Equity Plan. Under these plans, option holders will be given 30 days advance notice of the consummation of a change of control transaction during which time the option holders will have the right to exercise their options, and all outstanding options become immediately vested. The options terminate on the consummation of the change of control. In the event the option holder dies or becomes disabled, the option holder or his or her estate will have 12 months to exercise those options that have vested as of the date of termination of employment from a disability or death.
Restricted Stock. The named executive officers hold shares of restricted stock subject to vesting requirements. Under the terms of the restricted stock awards the vesting of the shares will accelerate upon a change of control of the Company, or the holder’s death or disability.
Supplemental Executive Retirement Plan. Several of the named executives are participants in the 2005 Amended and Restated Supplemental Executive Retirement Plan. If a participant’s employment is terminated without cause or the participant resigns, the participant shall be eligible to receive the portion of the supplemental retirement benefit that has vested as of the effective date of termination reduced by 5% for each year (or partial year) that the participant’s benefits are paid prior to the participant’s normal retirement age. Benefits are payable monthly commencing on the first of the month elected by the participant (except executive officers who receive their benefits six months from separation from service), but not before the participant’s early retirement age, and continuing until the death of the participant (unless the joint survivor option is selected). In the event a participant becomes disabled, the participant will receive the actuarial equivalent of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following determination that the participant is disabled and continuing until the death of the

Heritage Commerce Corp • 2023 Proxy Statement   53

Executive Compensation
participant. If a participant’s employment is terminated for cause, the participant forfeits any rights the participant may have under the plan. If a participant’s employment is terminated for any reason (except cause or after qualifying for normal retirement) within two years following a change of control, the participant will receive 100% of his or her supplemental retirement benefits commencing at the later of the first month following the age selected by the participant, or the first month following the participant’s separation from service (except executive officers who receive their benefits six months from separation from service), and continuing until the death of the participant (unless the joint survivor option is selected). In the event payments commence prior to the participant’s normal retirement age, then the benefit due to the participant will be reduced by 5% for each year (or partial year) that the participant’s benefit is paid prior to the participant’s normal retirement age.
Mr. Jones’ Employment Agreement. If Mr. Jones’ employment agreement is terminated without cause, he will be entitled to a lump sum payment equal to two times his base salary and his average annual bonus during the last three years. If Mr. Jones’ employment is terminated by the Company or he resigns for good reason 120 days before or within two years after a change in control, he will be entitled to a lump sum payment of 2.75 times his base salary and his average annual bonus during the last three years. If Mr. Jones’ employment is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 24 months from the date of termination. If Mr. Jones’ employment is terminated by the Company as a result of a change in control, or he resigns for a good reason as a result of a change in control, these benefits will continue for an additional 36 months from the date of termination. Additionally, following the termination of his employment, Mr. Jones has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or clients.
Mr. Kaczmarek’s Employment Agreement. Mr. Kaczmarek retired from the Company on September 15, 2022. He remained on the Board. Under Mr. Kaczmarek’s employment agreement if he was terminated without cause or he resigned for good reason (as defined in the agreement), he is entitled to a lump sum payment equal to two times his base salary and his average annual bonus in the last three years (or shorter period if less than three years). The appointment of a new President and Chief Executive Officer within 24 months of the date of his employment agreement did not result in a severance payment under the termination without cause or good reason resignation provisions. If Mr. Kaczmarek’s employment was terminated or he resigned for good reason 120 days before, or within two years after, a change of control, he would have been paid a lump sum of 2.75 times his base salary and average annual bonus in the last three years (or shorter period if less than three years). His shares of restricted common stock granted to him under his contract was subject to vest over three years, but the vesting was accelerated when Robertson Clay Jones was appointed the new President and Chief Executive Officer. The restricted stock vesting would have also accelerated on a change of control, a termination by the Company without cause or a termination by Mr. Kaczmarekt for good reason. Additionally, following the termination of his employment, Mr. Kaczmarek has agreed to refrain from using trade secrets or proprietary information in certain activities that would be competitive with the Company.
Ms. Butsch’s Employment Agreement. If Ms. Butsch’s employment agreement is terminated without cause, she will be entitled to a lump sum payment equal to one times her base salary and her average annual bonus during the last three years. If Ms. Butsch’s employment is terminated by the Company or she resigns for good reason 120 days before or within two years after a change in control, she will be entitled to a lump sum payment of two times her base salary and her average annual bonus during the last three years. If Ms. Butsch’s employment is terminated by the Company without cause, her participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Ms. Butsch’s employment is terminated by the Company as a result of a change in control, or she resigns for a good reason as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination. Additionally, following the termination of her employment, Ms. Butsch has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or clients.
Ms. Coonley’s Employment Agreement. If Ms. Coonley’s employment agreement is terminated without cause, she will be entitled to a lump sum payment equal to one times her base salary and her average annual bonus during the last three years. If Ms. Coonley’s employment is terminated by the Company or she resigns for good reason 120 days before or within two years after a change in control, she will be entitled to a lump sum payment of two times her base salary and her average annual bonus during the last three years. If Ms. Coonley’s employment is terminated by the Company without cause, her participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Ms. Coonley’s employment is terminated by the Company as a result of a change in control, or she resigns for a good reason as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination. Additionally, following the termination of her employment, Ms. Coonley has agreed to refrain from certain activities that would be competitive with

54   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or clients.
Mr. McGovern’s Employment Agreement. If Mr. McGovern’s employment is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary, his highest annual bonus in the last three years and his annual automobile allowance. If Mr. McGovern’s employment is terminated by the Company or he resigns for good reason 120 days before, or within two years after, a change in control, he will be entitled to a lump sum payment of two times his base salary, his highest annual bonus in the last three years and his annual automobile allowance. If the employment agreement is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Mr. McGovern’s employment is terminated as a result of a change in control during the change of control period, or he resigns for a good reason as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination. In the event that the amounts payable to Mr. McGovern under the agreement constitute “excess parachute payments” under the Internal Revenue Code of 1986, as amended, that are subject to an excise or similar tax, the amounts payable to Mr. McGovern will be increased so that he receives substantially the same economic benefit under the agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. McGovern has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or clients.
Ms. Reuter’s Employment Agreement. If Ms. Reuter’s employment agreement is terminated without cause, she will be entitled to a lump sum payment equal to one times her base salary and her average annual bonus during the last three years. If Ms. Reuter’s employment is terminated by the Company or she resigns for good reason 120 days before or within two years after a change in control, she will be entitled to a lump sum payment of two times her base salary and her average annual bonus during the last three years. If Ms. Reuter’s employment is terminated by the Company without cause, her participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Ms. Reuter’s employment is terminated by the Company as a result of a change in control, or she resigns for a good reason as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination. Additionally, following the termination of her employment, Ms. Reuter has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or clients.

Heritage Commerce Corp • 2023 Proxy Statement   55

Executive Compensation
The following tables summarize the payments which would be payable to our named executive officers in the event of various termination scenarios as of December 31, 2022. This information is for illustrative purposes only. Regardless of the manner in which a named executive’s employment terminates, the officer would be entitled to: (i) the vested portion of any stock option or restricted stock, and (ii) the vested portion of the officer’s benefit under the SERP.
	Change in Control	Involuntary Termination Without Cause	Termination for Good Reason	Death	Disability
Robertson Clay Jones(1)
Cash severance under employment agreement	$1,986,470	$1,444,705	$1,444,705	$—	$—
Health insurance premiums	158,052	79,026	79,026	—	—
Life insurance benefits	—	—	—	700,000	180,000(4)
Long-term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(5)	—	—	—	—	—
Split-dollar death benefits (upon death)	—	—	—	800,000	—
Unvested restricted stock awards (accelerated)	721,331	—	—	721,331	721,331
Outplacement services (layoff)	—	5,000	5,000	—	—
Total:	$2,865,853	$1,528,731	$1,528,731	$2,221,331	$973,331
Walter T. Kaczmarek(2)
Cash severance under employment agreement	$2,925,502	$2,127,638	$2,127,638	$—	$—
Health insurance premiums	—	—	—	—	—
Life insurance benefits	—	—	—	700,000	180,000(4)
Long-term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(5)	—	—	—	—	—
Split-dollar death benefits (upon death)	—	—	—	3,085,464	—
Outplacement services (layoff)	—	5,000	5,000	—	—
Total:	$2,925,502	$2,132,638	$2,132,638	$3,785,464	$252,000
Margo G. Butsch
Cash severance under employment agreement	$911,378	$455,689	—	$—	$—
Health insurance premiums	158,052	79,026	—	—	—
Life insurance benefits	—	—	—	658,634	180,000(4)
Long-term care insurance benefits	—	—	—	—	72,000
Unvested restricted stock awards (accelerated)	325,598	—	—	325,598	325,598
Total:	$1,395,028	$534,715	—	$984,232	$577,598
Janice Y. Coonley(3)
Cash severance under employment agreement	$783,944	$391,972	—	$—	$—
Health insurance premiums	50,572	25,286	—	—	—
Life insurance benefits	—	—	—	650,000	180,000(4)
Long-term care insurance benefits	—	—	—	—	72,000
Unvested restricted stock awards (accelerated)	156,000	—	—	156,000	156,000
Total:	$990,516	$417,258	—	$806,000	$408,000

56   Heritage Commerce Corp • 2023 Proxy Statement

Executive Compensation
	Change in Control	Involuntary Termination Without Cause	Termination for Good Reason	Death	Disability
Lawrence D. McGovern
Cash severance under employment agreement	$1,259,836	$629,918	—	$—	$—
Health insurance premiums	111,248	55,624	—	—	—
Life insurance benefits	—	—	—	700,000	180,000(4)
Long-term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(5)	—	—	—	—	—
Unvested restricted stock awards (accelerated)	425,126	—	—	425,126	425,126
Split-dollar death benefits (upon death)	—	—	—	829,487	—
Total:	$1,796,210	$685,542	—	$1,954,613	$677,126
Deborah K. Reuter
Cash severance under employment agreement	$927,042	$463,521	—	$—	$—
Health insurance premiums	68,782	34,391	—	—	—
Life insurance benefits	—	—	—	669,990	180,000(4)
Long-term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(5)	—	—	—	—	—
Unvested restricted stock awards (accelerated)	331,227	—	—	331,227	$331,227
Split-dollar death benefits (upon death)	—	—	—	588,869	—
Total:	$1,327,051	$497,912	—	$1,590,086	$583,227
(1)
Mr. Jones was promoted to President and Chief Executive Officer effective September 15, 2022. Prior to his promotion he was serving as President and Chief Operating Officer of Heritage Bank of Commerce.

(2)
Mr. Kaczmarek served as the Company’s President and Chief Executive Office in 2019 until he retired in August of 2019. He was not an officer or employee of the Company in 2020. He rejoined the Company on March 15, 2021 and retired on September 15, 2022, but remained on the Board. Mr. Kaczmarek will not stand for reelection to the Board at the Annual Meeting.

(3)
Ms. Coonley joined the Company as Executive Vice President and Chief People and Diversity Officer of Heritage Bank of Commerce on July 12, 2022.

(4)
This balance represents the annual payment of long-term disability for the named executive officers. This long-term payment would begin after an elimination period and a twenty-five week short term disability period. This long-term disability payment will increase by 3% (cost of living adjustment) over the first ten years of payments and cease at age 65.

(5)
The SERP agreement is fully vested.

Heritage Commerce Corp • 2023 Proxy Statement   57

Beneficial Ownership of Common Stock
The following table sets forth information as of February 28, 2023, pertaining to beneficial ownership of the Company’s common stock by persons known to the Company to own 5% or more of the Company’s common stock, directors and nominees to be elected to the Board, the executive officers named in the Summary Compensation Table presented in this proxy statement, and all directors and executive officers of the Company, as a group. This information has been obtained from the Company’s records, or from information furnished directly by the individual or entity to the Company.
For purposes of the following table, shares issuable pursuant to stock options which may be exercised within 60 days of February 28, 2023, are deemed to be issued and outstanding and have been treated as outstanding in determining the amount and nature of beneficial ownership and in calculating the percentage of ownership of those individuals possessing such interest, but not for any other individuals.
Name of Beneficial Owner(1)	Position	Shares Beneficially Owner(2)(3)	Exercisable Options	Percent of Class(3)
Julianne M. Biagini-Komas	Director	40,924(4)	—	*
Margo G. Butsch	Executive Vice President and Chief Credit Officer of Heritage Bank of Commerce	67,877(5)(24)	11,000	*
Bruce H. Cabral	Director	118,976(6)	17,290	*
Jack W. Conner	Director and Chairman of the Board	136,339(7)	—	*
Janice Y. Coonley	Executive Vice President/Chief People and Diversity Officer	12,000(8)(24)	—	*
Jason DiNapoli	Director	377,165(9)	—	*
Stephen G. Heitel	Director	194,430(10)	93,499	*
Kamran F. Husain	Director	6,436(11)	—	*
Robertson Clay Jones	President and Chief Executive Officer	318,149(12)(24)	123,499	*
Walter T. Kaczmarek	Director	179,808(13)(14)(24)	—	*
Lawrence D. McGovern	Executive Vice President and Chief Financial Officer	140,526(15)(24)	—	*
Robert T. Moles	Director	52,560(16)(17)	—	*
Deborah K. Reuter	Executive Vice President/Chief Risk Officer and Corporate Secretary	94,967(18)(24)	15,000	*
Laura Roden	Director	42,311(19)	4,000	*
Marina H. Park Sutton	Director	112,843(20)	22,230	*
Ranson W. Webster	Director	647,889(21)	9,000	1.06%
All directors, and executive officers (16 individuals)		2,543,200	295,518	4.15%
BlackRock Inc.		4,971,935(22)	—	8.16%
T. Rowe Price Investment Management, Inc.		5,621,035(23)	—	9.22%

*
Less than one percent (1%).

(1)
Except as otherwise noted, the address for all persons is c/o Heritage Commerce Corp, 224 Airport Parkway, San Jose, California, 95110.

(2)
Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted. Listed amounts reflect all previous stock splits and stock dividends.

(3)
Includes shares beneficially owned (including options exercisable within 60 days of February 28, 2023, as shown in the “Exercisable Options” column).

(4)
Includes 4,436 shares of restricted stock that have not vested and of which Ms. Biagini-Komas has the right to vote.

(5)
Includes 25,046 shares of restricted stock that have not vested and of which Ms. Butsch has the right to vote.

58   Heritage Commerce Corp • 2023 Proxy Statement

Beneficial Ownership of Common Stock
(6)
Includes 92,995 shares held indirectly by trust. Also includes 4,436 shares of restricted stock that have not vested and of which Mr. Cabral has the right to vote.

(7)
Includes 29,344 shares held by Mr. Conner’s spouse. Also includes 7,542 shares of restricted stock that have not vested and of which Mr. Conner has the right to vote.

(8)
Includes 12,000 shares of restricted stock that have not vested and of which Ms. Coonley has the right to vote.

(9)
Includes 336,527 shares held by a partnership. Also includes 4,436 shares of restricted stock that have not vested and of which Mr. DiNapoli has the right to vote.

(10)
Includes 48,308 shares held by Individual Retirement Account. Also includes 4,436 shares of restricted stock that have not vested and of which Mr. Heitel has the right to vote.

(11)
Includes 4,436 shares of restricted stock that have not vested and of which Mr. Husain has the right to vote.

(12)
Includes 139,163 shares held directly. Also includes 55,487 shares of restricted stock that have not vested and of which Mr. Jones has the right to vote.

(13)
Mr. Kaczmarek rejoined the Company as President and Chief Executive Officer on March 15, 2021 and retired on September 15, 2022, but remained on the Board. Mr. Kaczmarek will not stand for reelection to the Board at the Annual Meeting.

(14)
Includes 42,906 shares held in a personal Individual Retirement Account. Includes 28,696 shares held indirectly by trust.

(15)
Includes 4,980 shares held by Mr. McGovern in a personal Individual Retirement Account. Includes 97,029 shares held indirectly by trust. Also includes 32,702 shares of restricted stock that have not vested and of which Mr. McGovern has the right to vote.

(16)
Includes 4,436 shares of restricted stock that have not vested and of which Mr. Moles has the right to vote.

(17)
Mr. Moles will not stand for reelection to the Board at the Annual Meeting.

(18)
Includes 25,479 shares of restricted stock that have not vested and of which Ms. Reuter has the right to vote.

(19)
Includes 4,436 shares of restricted stock that have not vested and of which Ms. Roden has the right to vote.

(20)
Includes 43,225 shares held indirectly by a trust. Also includes 4,436 shares of restricted stock that have not vested and of which Ms. Sutton has the right to vote.

(21)
Includes 8,493 shares held indirectly. Also includes 4,436 shares of restricted stock that have not vested and of which Mr. Webster has the right to vote.

(22)
BlackRock, Inc. is an investment management firm and may be deemed to beneficially own 4,971,953 shares of the Company, which are held of record by clients of BlackRock, Inc. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. All of the foregoing information has been obtained by Schedule 13G filed with the SEC on February 3, 2023.

(23)
T. Rowe Price Investment Management, Inc. is an investment management firm and may be deemed to beneficially own 5,621,035 shares of the Company, which are held of record by clients of T. Rowe Price Investment Management, Inc. The address for T. Rowe Price Investment Management, Inc. is 101 East Pratt Street, Baltimore, MD 21201. All of the foregoing information has been obtained by Schedule 13G filed with the SEC on February 14, 2023.

(24)
The Company’s Employee Stock Ownership Plan owns 91,343 shares of our common stock, all of which have been allocated. These include shares held for the account of the following named executive officers and includes in the table for Mr. McGovern 5,815 shares, Ms. Reuter 4,061 shares, and zero shares for Mr. Kaczmarek, Ms. Butsch, Ms. Coonley and Mr. Jones. Mr. Kaczmarek and Mr. McGovern are two of the three trustees of the Employee Stock Ownership Plan. As trustees, they have the power to vote any unallocated shares of the Employee Stock Ownership Plan (currently no shares are unallocated) and allocated shares for which voting instructions are not otherwise provided.

Heritage Commerce Corp • 2023 Proxy Statement   59

Proposal 1—Election of Directors
The Bylaws of the Company provide that the number of directors shall not be less than 9 nor more than 15. By resolution adopted March 23, 2023 and effective immediately before the Annual Meeting, the Board has fixed the number of directors at 10. All of our directors serve one year terms that expire at the next following annual meeting. The Bylaws of the Company provide the procedure for nominations and election of the Board. For information on these procedures see “Corporate Governance and Board Matters—Nomination of Directors.” Nominations not made in accordance with the procedures may be disregarded by the Chairman of the Annual Meeting and upon his instructions, the inspector of election will disregard all votes cast for such nominees.
The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has recommended the nomination of 10 of the current members of the Board for one year terms that will expire at the Annual Meeting to be held in 2024. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted at the Annual Meeting for substitute nominees designated by the Board. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.
The following provides information with respect to each individual nominated and recommended to be elected to the Board. Each individual below is also a director on the Board of Heritage Bank of Commerce:
Julianne M. Biagini-Komas
Age 60	Background:

Formerly a member on the Focus Business Bank board of directors and joined the Board of Directors of the Company in August 2015. Ms. Biagini-Komas was formally the Vice President, Finance and Human Resources of CNEX Labs, Inc., San Jose, California (retired in April 2021). She was the Chief Financial Officer of Quantumscape Corporation, San Jose, California, from 2011 to 2014. Previously, she was the Chief Financial Officer of Endwave Corporation, a Nasdaq listed company, from 1994 to 2007. Ms. Biagini-Komas has a Bachelor of Science degree in Accounting from San Jose State University and a Masters in Business Administration degree from Santa Clara University. She is a Certified Public Accountant. With her experience as a chief financial officer and her accounting background, Ms. Biagini-Komas provides valuable insight and perspective regarding accounting and tax issues and is particularly suited to serve as the Chair of the Audit Committee. Ms. Biagini-Komas also brings 20 years of human resource administration experience, as a member of the Personnel and Compensation Committee.

Bruce H. Cabral
Age 68	Background:

Became a director of the Company in October 2019 when the Company acquired Presidio Bank. Mr. Cabral was a director of Presidio Bank. Mr. Cabral is the former Senior Executive Vice President and Chief Credit Officer of Union Bank, in San Francisco, California. Mr. Cabral retired from Union Bank in January, 2010 after a 32 year tenure which lasted from 1977 until his retirement. Mr. Cabral brings to the Board his previous experience and knowledge of the business of Presidio Bank and his vast experience in the banking industry. He serves as Chair of the Heritage Bank of Commerce’s Loan Committee and as a member of the Finance and Investment Committee.

60   Heritage Commerce Corp • 2023 Proxy Statement

Proposal 1—Election of Directors
Jack W. Conner
Age 83	Background:

Became a director of the Company in 2004. Mr. Conner was elected Chairman of the Board in July, 2006. Mr. Conner was Chairman and Chief Executive Officer of Comerica California from 1991 until his retirement in 1998, and remained a director until 2002. He was President and a director of Plaza Bank of Commerce from 1979 to 1991. Prior to joining Plaza Bank of Commerce, he held various positions with Union Bank of California (formerly Union Bank) where he began his banking career in 1964. Mr. Conner has a Bachelor of Arts degree from San Jose State University. Mr. Conner contributes to the Board over 20 years of executive leadership and substantial experience in the community banking industry. Having served as a Chief Executive Officer and President at several successful community banks in the Company’s primary market, he brings a wide ranging understanding of bank management, finance, operations and strategic planning. His demonstrated leadership ability, judgment and executive experience led the Board to elect him as Chairman of the Board. Mr. Conner is also a member of the Strategic Initiatives Committee and the Financing Investment Committee.

Jason DiNapoli
Age 54	Background:

Became a director in 2018. He was one of the founders of 1st Century Bank, N.A., a wholly owned subsidiary of 1st Century Bancshares, Inc., headquartered in Los Angeles, California. In 2008, Mr. DiNapoli assumed the role of the President and Chief Executive Officer of 1st Century Bank and President of 1st Century Bancshares, Inc. He served in this role until July 1, 2016, when 1st Century Bancshares, Inc. was acquired by Midland Financial Co., a privately held bank holding company based in Oklahoma City, Oklahoma, as a division of MidFirst Bank, a subsidiary of Midland. Mr. DiNapoli presently serves as an Executive Vice President of MidFirst Bank and President and Chief Executive Officer of the 1st Century Bank division. Before joining 1st Century Bank, Mr. DiNapoli was vice president of finance for JP DiNapoli Companies Inc., a real estate investment, development and property management organization. Prior thereto, he served as a Vice President at Union Bank of California (formerly Union Bank). Mr. DiNapoli earned a bachelor’s degree from the University of California, Berkeley. He is active in numerous community organizations. Mr. DiNapoli brings to the Board his extensive experience and knowledge in banking and finance and management experience in the financial industry as well as experience as a board member of a publicly traded bank holding company. Mr. DiNapoli is a member of the Corporate Governance and Nominating Committee, the Finance and Investment Committee and the Heritage Bank of Commerce’s Loan Committee.

Stephen G. Heitel
Age 64	Background:

Became a director of the Company in October 2019 when the Company acquired Presidio Bank. Mr. Heitel is the former Chief Executive Officer and director of Presidio Bank. Prior to joining Presidio Bank in October 2008, he served as President and Chief Executive Officer of Mid-Peninsula Bank based in Palo Alto, California. Mr. Heitel served in other senior positions at Greater Bay Bancorp, including President and Chief Executive Officer of San Jose National Bank from December 2003 to November 2005, and as Executive Vice President and Chief Operating Officer of Cupertino National Bank from August 2001 to December 2003. Mr. Heitel’s additional experience also includes executive roles with Bank of America including serving as head of Commercial Banking activities for the Bay Area, focused on middle market businesses. Mr. Heitel brings to the Board an understanding and knowledge of the business and personnel of Presidio Bank as well as his previous executive experience and knowledge of the community banking industry. Mr. Heitel is a member of the Finance and Investment Committee and the Heritage Bank of Commerce’s Loan Committee.

Heritage Commerce Corp • 2023 Proxy Statement   61

Proposal 1—Election of Directors
Kamran F. Husain
Age 57	Background:

Became a director of the Company in December 2021. Mr. Husain currently is the Chief Financial Officer at Tribal Credit, a B2B payments FinTech focused serving SMBs in Latin America and MENA. Prior to that he was the Chief Accounting Officer of SVB Financial Group and Silicon Valley Bank from September 2008 to November 2019. He started his career in investment banking followed by seven years at PwC in the audit practice and nine years at Greater Bay Bancorp. He is a seasoned finance and accounting executive and leader with deep banking and financial services experience having spent over twenty-five years in the financial services industry. Throughout his career he has also worked on and led several merger and acquisition projects. Over the last fifteen years he has directly managed relationships and communications with auditors as well as with bank regulators on matters related to reporting and compliance. Mr. Husain is also experienced in corporate governance matters from his prior positions. Mr. Husain holds a Masters in Business Administration degree from the Haas School of Business at University of California, Berkeley and a Bachelor of Arts degree from Ohio Wesleyan University. With his background and experience Mr. Husian is particularly suited to serve as Chair of the Strategic Initiatives Committee and as a member of the Audit Committee and the Personnel and Compensation Committee.

Robertson Clay Jones
Age 52	Background:

Became a director and President and Chief Executive officer of the Company and Heritage Bank of Commerce effective September 15, 2022. Previously he served as President and Chief Operating Officer of Heritage Bank of Commerce from December 2021 and, prior thereto, Mr. Jones previously served as Executive Vice President/ President Community Business Banking Group for Heritage Bank of Commerce from October 12, 2019. Mr. Jones was formally the President of Presidio Bank assuming the positon in July 2018. Mr. Jones joined Presidio Bank in 2010 as Executive Vice President and Mid-Peninsula Market President. Prior to joining Presidio Bank, Mr. Jones was the organizing and initial President and Chief Executive Officer of New Resource Bank. From October 1993 to May 2005, Mr. Jones served in ever increasing corporate capacities for subsidiaries of Greater Bay Bancorp and Comerica Bank, including his position as Executive Vice President and Chief Operating Officer at Cupertino National Bank and Executive Vice President and Manager of the Venture Banking Group. As the Company’s President and Chief Executive Officer, Mr. Jones provides the Board with an overall perspective of the Company’s business, financial condition and its strategic direction. Mr. Jones serves on the Finance and Investment committee, the Strategic Initiatives Committee and the Heritage Bank of Commerce Loan Committee.

Laura Roden
Age 64	Background:

Became a director of the Company in 2011. The founder and managing director of Capital Formation Consultants LLC, an advisor to alternative asset funds including venture capital, private equity, hedge and debt funds. Prior to founding Capital Formation Consultants LLC, Ms. Roden was the managing director for The Angels’ Forum, an early stage angel and venture capital investing group for high net worth individuals. For most of Ms. Roden’s prior career she was engaged as chief financial officer at both established and emerging corporations, including most notably Chronicle Broadcasting Company and PowerTV, Inc. (acquired by Cisco Corporation). Ms. Roden has expertise in general management, finance, fundraising and marketing. Ms. Roden is a Professor Emeritus in the Department of Accounting and Finance at San Jose State University, and is a frequent speaker for angel investment and venture capital groups and associations. Ms. Roden has a Bachelor of Arts degree from Harvard College and Masters in Business Administration degree from Harvard Business School. Ms. Roden has extensive management experience in a full range of business operations, strategic planning, marketing strategies and capital formation for entrepreneurial companies in the technology industry. In addition, with her prior experience as a chief financial officer, she is particularly suited to serve as Chair of the Finance and Investment Committee, and also serves as a member of the Audit Committee.

62   Heritage Commerce Corp • 2023 Proxy Statement

Proposal 1—Election of Directors
Marina H. Park Sutton
Age 66	Background:

Became a director of the Company in October, 2019 when the Company acquired Presidio Bank. Ms. Park Sutton was a director of Presidio Bank. Ms. Park Sutton retired in December 2022 as Chief Executive Officer of Girl Scouts of Northern California, which serves 19 counties in Northern California with almost 30,000 girls and 25,000 adults taking part in programs each year. Prior to joining Girl Scouts of Northern California in 2007, Ms. Park Sutton held a variety of progressively more senior positions at Pillsbury Winthrop Shaw Pittman LLP, an international law firm. Ms. Park Sutton has a Bachelor of Arts degree from the University of California, Berkeley and a Juris Doctor degree from the University of Michigan Law School. The Board benefits from Ms. Park Sutton’s experience as a director and member of the audit, corporate governance and compensation committees at Presidio Bank, as well as her valuable general business insight and legal experience. With her background she is suited to serve as the Chair of the Personnel and Compensation Committee, and as a member of the Audit Committee and the Corporate Governance and Nominating Committee.

Ranson W. Webster
Age 77	Background:

Became a director of the Company in 2004. Mr. Webster founded Computing Resources, Inc. (“CRI”) in 1978, a privately held general purpose data processing service bureau specializing in payroll processing for small business nationwide. He served as CRI’s Chief Executive Officer and Chief Financial Officer. In 1999, CRI merged with Intuit, Inc., the maker of QuickBooks and Quicken financial software. In 1998, Mr. Webster founded Evergreen Capital, LLC, an early stage investment company focused on Internet and biotech companies. In 2012, Mr. Webster became the Chief Executive Officer for Chargerback, Inc. a cloud based startup company dedicated to automating the lost and found process at hotels, airlines, rental car companies and other public spaces. Mr. Webster contributes to the Board substantial business acumen, executive strategic planning, cybersecurity and financial experience developed through years of proven entrepreneurial success. Mr. Webster has a unique perspective of the Company from his long standing service on the Board. He has a general understanding of corporate governance principles as Chairman of the Corporate Governance and Nominating Committee. Mr. Webster is also a member of Personnel and Compensation Committee and the Strategic Initiatives Committee.

Recommendation of the Board of Directors

The Board of Directors recommends the election of each nominee. The proxy holders intend to vote all proxies they hold in favor of the election of each of the nominees. If no instruction is given, the proxy holders intend to vote FOR each nominee listed.

Heritage Commerce Corp • 2023 Proxy Statement   63

Proposal 2—Approval of the Heritage Commerce Corp 2023 Equity Incentive Plan
The Board has approved the Heritage Commerce Corp 2023 Equity Incentive Plan (“2023 Equity Plan”) to replace the Heritage Commerce Corp 2013 Equity Incentive Plan (“2013 Equity Plan”) that terminates by its terms at the 2023 Annual Meeting. The 2013 Equity Plan was approved by the Company’s shareholders at the 2013 Annual Meeting to replace the Company’s 2004 Equity Plan. The 2023 Equity Plan requires approval of the Company’s shareholders.
The Board has determined that it is in the best interests of the Company and its shareholders to approve this proposal to promote the long-term success of the Company and the creation of shareholder value. The Board believes that the availability of stock awards is a key factor in the ability of the Company to attract, incentivize and retain qualified individuals to serve as directors, officers and employees.
The Board has approved the 2023 Equity Plan subject to shareholder approval and recommends that shareholders vote in favor of this proposal at the Annual Meeting. If the shareholders approve this proposal, it will become effective as of the date of shareholder approval. The number of shares of common stock reserved and available for delivery in connection with awards under the 2023 Equity Plan will equal 600,000, plus the number of shares available for issuance under the 2013 Plan that have not been made subject to outstanding awards as of the effective date of the 2023 Plan. See “Equity Awards Outstanding” below.
If the shareholders do not approve this proposal, the Company will have no ability to issue equity awards to its officers, directors or employees going forward. Our executive officers have an interest in this proposal by virtue of their being eligible to receive equity awards in the future under the 2023 Equity Plan.
Reasons for Voting For the Proposal
Long-Term Equity Is a Key Component of Our Compensation Program
As discussed in the “Compensation Discussion and Analysis” section, our overall compensation objective is to compensate our personnel in a manner that attracts and retains the highly talented employees necessary to manage and staff a high-growth business in an innovative and competitive industry. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward personal and company performance and that help meet our retention needs. Equity awards, whose value depends on our financial and stock performance and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also incentivize our employees to manage our business as owners, aligning their interests with those of our shareholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business and ultimately increase shareholder value. As of March 15, 2023 approximately 24% of our employees or former employees held outstanding equity awards.
The 2023 Equity Plan Is Required to Replace the Heritage Commerce Corp 2013 Equity Incentive Plan
The 2013 Equity Plan terminates at the 2023 Annual Meeting, and a new plan must be established so that the Company may continue to issue equity awards to our officers and employees. We operate in a highly competitive banking industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. We believe that a combination of equity and cash compensation is better for attracting, retaining and motivating employees. We do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our shareholders as well as a program that includes equity.
We Manage Our Equity Incentive Program Thoughtfully
We manage our long-term shareholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average
64   Heritage Commerce Corp • 2023 Proxy Statement

Proposal 2—Approval of the Heritage Commerce Corp 2023 Equity Incentive Plan
burn rate, which we define as the number of shares subject to equity awards granted in a fiscal year divided by the weighted average shares outstanding for that fiscal year, was 0.93% for fiscal years 2020 through 2022. We are also mindful of the ratio of our stock-based compensation expense to our revenues over time.
Equity Awards Outstanding
The information included in our 2022 Annual Report on Form 10-K is updated by the following information regarding all existing equity compensation plans as of March 15, 2023:
Total number of stock options outstanding(1)	2,410,796
Weighted-average exercise price of stock options outstanding(2)	$10.53
Weighted-average remaining duration (years) of stock options outstanding(2)	5.42
Total number of full value awards outstanding	253,491
Approximate number of stock options and full value awards to be issued from March 15, 2023 until the Annual Meeting(3)	581,882
Shares available for grant under the 2013 Equity Plan(4)	1,498,474
Total shares of common stock outstanding as of the record date (March 27, 2023)	60,947,875
(1)
No stock appreciation rights were outstanding as of March 15, 2023.

(2)
Includes stock options outstanding granted under Company originated equity plans or assumed in connection with corporate transactions.

(3)
Only estimated for purposes of this table and uses the closing price of the Company’s common stock as of March 15, 2023. Full value awards include restricted stock, restricted stock units (RSUs) and performance-based restricted stock units (PRSUs). The number of shares of outstanding performance based PRSUs assumes performance at the target performance level.

(4)
The number of shares remaining available for future grant under the 2013 Equity Plan reflects PRSUs at target payout. Remaining shares under the 2013 Equity Plan are being rolled over into the 2023 Equity Plan as of the effective date of the 2023 Equity Plan.

Our outstanding awards plus shares available for future grant under our equity plans as of March 15, 2023 represented approximately 7.22% of our common stock outstanding as of the record date (commonly referred to as the “overhang”). The 2023 Equity Plan will increase potential dilution by 0.84 percentage points. Therefore, as of the record date, the total potential dilution with the shares requested for the 2023 Equity Plan would approximate 8.06% in total.
The 2023 Equity Plan Incorporates Good Compensation and Governance Practices
•
Administration. The 2023 Equity Plan is administered by the Personnel and Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.

•
Broad-based eligibility for equity awards. We grant equity awards to a broad range of our employees. By doing so, we align employee interests with those of shareholders. Approximately 80% of all outstanding equity awards, on a share basis, as of March 15, 2023 were held by employees who are not NEOs or directors. In fiscal year 2022, approximately 69% of all equity awards, on a share basis, were issued to employees who are not NEOs or directors, with approximately 18% of all employees who are not NEOs or directors receiving awards.

•
Minimum vesting for equity awards. The 2023 Equity Plan provides that awards may not become exercisable, vest or settle prior to a minimum of the one-year anniversary of the date of grant, except in the case of a participant’s death, disability or in the event of a change in control (as described in the 2023 Equity Plan).

•
Shareholder approval is required for additional Shares. The 2023 Equity Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of shares for issuance. Shareholder approval is required to increase that number.

•
Explicit prohibition on repricing without shareholder approval. The 2023 Equity Plan prohibits the repricing, cash-out or other exchange of underwater stock options without shareholder approval.

•
No discounted stock options. The 2023 Equity Plan requires that stock options must have an exercise price equal to at least the fair market value of our common stock on the date the award is granted.

•
No dividends or dividend equivalents on unvested restricted stock or restricted stock units. The 2023 Equity Plan provides that dividends or other distributions credited or payable in connection with restricted stock or restricted stock units are subject to the same restrictions as the underlying award and will not be paid until the underlying award vests.

Heritage Commerce Corp • 2023 Proxy Statement   65

Proposal 2—Approval of the Heritage Commerce Corp 2023 Equity Incentive Plan
•
Share-counting provisions. In general, when awards granted under the 2023 Equity Plan expire or are cancelled without having been fully exercised, or are settled in cash, the shares reserved for those awards are not returned to the share reserve and do not become available for future awards. Similarly, if shares are tendered to us or withheld by us to pay a stock option’s exercise price or satisfy an award’s tax withholding obligations, those shares do not become available for future awards.

•
Annual limits on non-employee director awards. The 2023 Equity Plan limits the number of shares that may be granted to non-employee directors each fiscal year.

•
No tax gross-ups. The 2023 Equity Plan does not provide for any tax gross-ups.

•
Clawback policy. Awards granted under the 2023 Equity Plan are subject to the Company’s clawback policy.

Description of the Heritage Commerce Corp 2023 Equity Incentive Plan
A summary of the material terms of the 2023 Equity Plan is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2023 Equity Plan and is qualified in its entirety by reference to the 2023 Equity Plan included as Appendix A hereto, which is incorporated by reference into this Proposal 2.
Under the 2023 Equity Plan incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, and performance units (individually, an “Award”).
Appropriate adjustments will be made in the number of authorized shares and in outstanding Awards to prevent dilution or enlargement of participants’ rights in the event of a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other change in our capital structure that is effected without receipt of consideration by the Company. Shares subject to Awards that expire or are cancelled or forfeited will not again become available for issuance under the 2023 Equity Plan. The shares available will be reduced by Awards settled in cash or by shares withheld to satisfy tax withholding obligations.
Administration. The Personnel and Compensation Committee (“Committee”) will administer the 2023 Equity Plan. Subject to the provisions of the 2023 Equity Plan, the Committee determines in its discretion the persons to whom and the times at which Awards are granted, the types and sizes of such Awards, and all of their terms and conditions. All Awards must be evidenced by a written agreement between the Company and the participant. The Committee may amend, cancel or renew any Award, waive any restrictions or conditions applicable to any Award, and accelerate, continue, extend or defer the vesting of any Award. The Committee will not have the authority to reprice, adjust or amend the exercise price of options or the grant price of stock appreciation rights previously awarded to any participant, whether through amendment, cancellation and replacement grant, or any other means. The Committee has the authority to construe and interpret the terms of the 2023 Equity Plan and Awards granted under it.
Eligibility. Awards may be granted under the 2023 Equity Plan to our employees, officers, directors, or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. While we may grant “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) only to employees, we may grant nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units to any eligible participant. The actual number of individuals who will receive an Award under the 2023 Equity Plan cannot be determined in advance because the Committee has the discretion to select the participants and the amount and type of Awards.
The maximum amount of grant date value of equity awards and cash paid to a non-employee director in any calendar year for their service to the Company as a non-employee shall not exceed (i) $500,000 in the case of a non-employee director who is serving as the chairman of the Board, and (ii) $400,000 in the case of any other such director.
Stock Options. The Committee may grant nonstatutory stock options, “incentive stock options,” or any combination of these. The number of shares of our common stock covered by each option will be determined by the Committee.
The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. Any incentive stock option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant, and the option must have a term not exceeding five years. In addition, the aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000. The term of all options, other than any incentive

66   Heritage Commerce Corp • 2023 Proxy Statement

Proposal 2—Approval of the Heritage Commerce Corp 2023 Equity Incentive Plan
stock option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation, may not exceed ten years.
Options vest and become exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. Unless a longer period is provided by the Committee, an option generally will remain exercisable for ninety days following the participant’s termination of service, except that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for one year, but in any event not beyond the expiration of its term.
The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise, through the tender of shares of our common stock that are already owned by the participant, or through cashless exercise, or by any combination thereof. At the time of exercise, a participant who is an employee must pay any taxes that the Company is required to withhold.
Stock Appreciation Rights. A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the Award and the date of its exercise. We may pay the appreciation either in cash or in shares of our common stock. We may make this payment in a lump sum, or payment may be deferred in accordance with the terms of the participant’s Award agreement. The Committee may grant stock appreciation rights under the 2023 Equity Plan in tandem with a related stock option or as a freestanding Award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Committee. The maximum term of any stock appreciation right granted under the 2023 Equity Plan is 10.
Restricted Stock Awards. The Committee may grant Awards of restricted stock under the 2023 Equity Plan. Awards of restricted stock may vest subject to the attainment of performance goals similar to those described below or satisfaction of certain service- based or other vesting conditions as the Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise determined by the Committee, a participant will forfeit any unvested shares upon voluntary or involuntary termination of service with us for any reason, except death or disability. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original Award and will be deferred until vested.
Restricted Stock Units. Restricted stock units granted under the 2023 Equity Plan represent a right to receive shares of our common stock at a future date determined in accordance with the participant’s Award agreement. The Committee may grant restricted stock units subject to the attainment of performance goals similar to those described below for performance shares and performance units, or may make the Awards subject to service-based and other vesting conditions. Participants holding restricted stock units do not have the right to vote the underlying shares and are not entitled to dividends until the restricted stock units have vested.
Performance Shares and Performance Units. The Committee may grant performance shares and performance units under the 2023 Equity Plan, which are Awards of restricted stock or restricted stock units that will vest only if specified performance goals are achieved during a specified performance period. The performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Unless an award agreement provides otherwise, Participants holding performance shares, restricted stock or restricted stock units do not have the right to vote the underlying shares and are not entitled to dividends until vesting.
Change in Control. Upon a change of control (as defined in the 2023 Equity Plan) and certain other corporate events, outstanding Awards will be governed by the Award agreement (or by the Committee if not otherwise governed by the Award agreement), which may provide for the assumption or substitution of the Award, acceleration of the vesting an Award, cancellation of an Award (with payment for vested Awards), or replacement of an Award, subject to various requirements under the 2023 Equity Plan. It is the present intention of the Company to continue to provide for “single-trigger” acceleration upon a change of control in its Award Agreements.
Transferability. Awards granted under the 2023 Equity Plan shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the participant or the participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

Heritage Commerce Corp • 2023 Proxy Statement   67

Proposal 2—Approval of the Heritage Commerce Corp 2023 Equity Incentive Plan
Amendment and Termination. The 2023 Equity Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of our common stock available for issuance under the 2023 Equity Plan have been issued and all restrictions on such shares under the terms of the 2023 Equity Plan and the agreements evidencing Awards granted under the 2023 Equity Plan have lapsed. However, no Awards will be granted under the 2023 Equity Plan after the 10th anniversary of the 2023 Equity Plan’s effective date.
In addition, the Committee may amend, suspend or terminate the 2023 Equity Plan at any time, provided that without shareholder approval, the 2023 Equity Plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law or listing rule. Amendment, suspension or termination of the 2023 Equity Plan may not adversely affect any outstanding Award without the consent of the participant, unless such amendment, suspension or termination is necessary to comply with applicable law.
New Benefits. Grants of Awards under the 2023 Plan to the Company’s executive officers, non-executive directors and other eligible participants are subject to the discretion of the Committee. Therefore, it is not possible to determine the future benefits that will be received by these participants under the 2023 Equity Plan.
Certain United States Federal Income Tax Information
The following paragraphs are a summary of the certain federal income tax consequences to participants who are U.S. taxpayers and the Company of Awards granted under the 2023 Equity Plan. The information set forth below does not purport to be a complete description of the applicable tax considerations. The information is based upon current federal income tax rules and therefore is subject to change, potentially retroactively. Moreover, the tax consequences to any particular participant may depend on the participant’s particular situation. Accordingly, participants should consult their own tax advisors regarding the federal, state, local, and other tax consequences of the grant or exercise of an Award or the disposition of stock acquired as a result of an Award.
The following discussion assumes that the fair market value of our common stock on the date of exercise is greater than the per share exercise price.
Nonstatutory Stock Options. Income generally is not recognized by a participant upon the grant of a nonstatutory stock option with an exercise price that is equal to or greater than the fair market value of the underlying shares as of the grant date. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the purchased shares over the option’s exercise price. Any income recognized in connection with an option exercised by an employee of the Company is subject to income tax withholding as a “supplemental wage payment.”
A participant’s tax basis in the shares received upon the exercise of a nonstatutory stock option will equal the fair market value of the shares on the date the option is exercised. Upon a subsequent sale or other disposition by a participant of these shares, any gain or loss recognized generally would be long-term or short-term capital gain or loss depending on whether the participant holds the shares for more than one year from the date of exercise.
Incentive Stock Options. Participants generally will not recognize income upon the grant or exercise of an “incentive stock option” that qualifies as such under Section 422 of the Code (although there may be alternative minimum tax consequences upon the exercise of the option to the extent the value of the option shares at the time of exercise exceeds the exercise price, unless the participant sells or disposes of the option shares in the same taxable year as the exercise.)
Participants who sell or dispose of a share received upon the exercise of an incentive stock option generally will recognize long- term capital gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s tax basis in the disposed share, provided that (i) the disposition is more than two years after the option grant date and more than one year after the participant receives the share (the two year and one year periods, collectively, the “required holding period”) and (ii) the participant is an employee at all times from the grant date until three months before the exercise date.
If a participant disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period (a “disqualifying disposition”), then the participant generally will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the excess, if any, of the share’s fair market value as of the option exercise date over the exercise price. If the amount realized on the disposition of the share exceeds (or is less than) the sum of the exercise price plus the amount of compensation income recognized on the disqualified disposition (as described in the prior sentence), then the character of any such additional gain or loss as capital or ordinary will depend on the circumstances.
Subject to certain exceptions for death or disability, if an option holder exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed in a manner similar to the exercise of a nonstatutory stock option.

68   Heritage Commerce Corp • 2023 Proxy Statement

Proposal 2—Approval of the Heritage Commerce Corp 2023 Equity Incentive Plan
Stock Appreciation Rights. Participants generally will not recognize income upon the grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, the participant will recognize ordinary income (subject to withholding taxes in the case of an employee) in an amount equal to the amount of cash and the fair market value of any shares received. Any gain or loss recognized upon any later disposition of the shares received pursuant to the stock appreciation rights would generally be long-term or short-term capital gain or loss depending on whether the holding period for the shares is more than one year.
Restricted Stock Awards, Restricted Stock Units, Performance Shares and Performance Units. A participant generally will not recognize income at the time an Award of restricted stock, restricted stock units, performance shares, or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either: (i) freely transferable or (ii) no longer subject to a substantial risk of forfeiture. However, the recipient of an Award of restricted stock may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) as of the Award is granted. A participant who makes an election under Section 83(b) of the Code within thirty days of the date of grant of the restricted stock will recognize ordinary income on the date of grant of the restricted shares equal to the excess of the fair market value of the such shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares of stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as ordinary compensation income to the recipient.
Section 409A. Section 409A of the Code contains certain requirements for nonqualified deferred compensation arrangements, which may include Awards under the 2023 Equity Plan, with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2023 Equity Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, at the time of vesting, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states (such as California) have laws similar to Section 409A and as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges.
Tax Consequences to the Company.
The Company generally will be entitled to a tax deduction in connection with an Award under the 2023 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option). In the case of an incentive stock option, the Company generally will not be allowed a compensation deduction. However, if the participant makes a disqualified disposition of shares received upon the exercise of an incentive stock option, then the Company generally should be allowed a deduction in an amount equal to the fair market value of the option shares over the option exercise price. However, if the participant recognizes any additional income or gain on the disqualified disposition (as described under the heading “—Incentive Stock Options” above), the Company would not entitled to an additional corresponding deduction.
The foregoing discussion is only a summary of some of the United States federal income tax considerations to participants and the Company with respect to the grant, exercise and/or vesting of Awards under the 2023 Equity Plan, and subsequent sale of shares received pursuant to such Awards. This discussion does not purport to be complete, and neither discusses the tax laws of any state, municipality, or foreign country nor any federal tax other than the federal income tax (including the federal gift and estate taxes).
Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the Heritage Commerce Corp 2023 Equity Incentive Plan. The proxy holders intend to vote all proxies in favor of this proposal. If no instruction is given, the proxy holders intend to vote FOR the proposal.

Heritage Commerce Corp • 2023 Proxy Statement   69

Proposal 3—Approval of the Advisory Proposal on Executive Compensation
The Dodd-Frank Act requires, among other things, that we permit a non-binding, advisory vote on the 2022 compensation of our named executive officers, as described in the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion contained in this proxy statement.
As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation practices are designed to encourage and motivate our named executive officers to achieve superior performance on both a short term and long-term basis while at the same time avoiding the encouragement of unnecessary or excessive risk taking. The Personnel and Compensation Committee of the Board believes that the executive compensation for 2022 was reasonable and appropriate, and was the result of a carefully considered approach.
Accordingly, the Company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting for or against the following resolution:
“RESOLVED, that the shareholders approve the 2022 compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures required by Item 402 of Regulation S-K contained in the proxy statement.”
The vote on this resolution is not intended to address any specific item of compensation, but rather that the overall compensation of our named executive officers and the policies and practices described in this proxy statement. In the event this non-binding proposal is not approved by our shareholders, such a vote shall not be construed as overruling a decision by the Board or the Personnel and Compensation Committee, nor create or imply any additional fiduciary duty of the Board or the Personnel and Compensation Committee, nor shall such a vote be construed to restrict or omit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board and the Personnel and Compensation Committee will consider the non-binding vote of our shareholders to this proposal when reviewing compensation policies and practices in the future.
Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the Advisory Proposal on 2022 Executive Compensation. The proxy holders intend to vote all proxies they hold in favor of this proposal. If no instruction is given, the proxy holders intend to vote FOR the proposal.

70   Heritage Commerce Corp • 2023 Proxy Statement

Proposal 4—Ratification of Independent Registered Public Accounting Firm
The Board, upon the recommendation of its Audit Committee, has ratified the selection of Crowe LLP to serve as our independent registered public accounting firm for 2023, subject to ratification by our shareholders. A representative of Crowe LLP will be present at the Annual Meeting to answer questions and will have the opportunity to make a statement if so desired.
We are asking our shareholders to ratify the selection of Crowe LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws, the SEC or the Nasdaq Stock Market, the Board is submitting the selection of Crowe LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection of Crowe LLP, however, we reserve the discretion to retain Crowe LLP as our independent registered public accounting firm for 2023. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Audit Committee Report
In accordance with its written charter adopted by the Company’s Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2022, the Audit Committee met 10 times. The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer prior to public release. The Audit Committee also discussed the interim financial statements with the Chief Financial Officer and the independent auditors prior, with and without management present, to the filing of each quarterly Form 10-Q and the annual report on Form 10-K.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee reviewed with both the independent auditors and the internal auditor’s audit plans, scope, and results.
The Audit Committee discussed and reviewed with the independent auditor all communications required by the standards of the Public Company Accounting Oversights Board (“PCAOB”), including those described in Auditing Standard No. 1301, Communication with Audit Committees, and discussed and reviewed the results of the independent auditor’s audit of the consolidated financial statements. The Audit Committee also reviewed and discussed the results of the internal audit examinations.
The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2022, with management and the independent auditors. The Audit Committee has also reviewed “Management’s Assessment over Financial Reporting” and the independent registered public accounting firm’s opinion on the effectiveness of the Company’s internal control over financial reporting, and discussed these reports and opinions with management and the independent registered public accounting firm prior to the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2022.
Heritage Commerce Corp • 2023 Proxy Statement   71

Proposal 4—Ratification of Independent Registered Public Accounting Firm
Based on the above mentioned review and discussion with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
Heritage Commerce Corp
Audit Committee
Julianne M. Biagini-Komas, Chair
Kamran F. Husain
Laura Roden
Marina H. Park Sutton
March 7, 2023
The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Act of 1934, and shall not otherwise be deemed filed under these Acts.
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees billed to the Company by its independent auditor:
Category of Services	Fiscal Year 2022	Fiscal Year 2021
Audit fees(1)	$625,000	$604,610
Audit related fees(2)	65,000	38,000
Tax fees(3)	104,500	119,275
All other fees(4)	10,000	10,000
Total accounting fees	$804,500	$771,885
(1)
Fees for audit services for 2022 and 2021 consisted of the audit of the Company’s annual financial statements, review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and the audit of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Fees for audit related services for 2022 and 2021 consisted of financial accounting and reporting consultations, consents and other services related to SEC matters, and audits of the consolidated financial statements of the Company’s employee benefit plans.

(3)
Fees for tax services for 2022 and 2021 consisted of tax compliance and tax planning and advice.

•
Fees for tax compliance services totaled $64,500 and $68,075 in 2022 and 2021, respectively. Tax compliance services are those rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. Such services consisted primarily of preparation of the Company’s consolidated federal and state income tax returns, trust preferred returns and a limited liability company tax return for a subsidiary entity.

•
Tax planning and advice services are those rendered with respect to proposed transactions, assistance regarding the Internal Revenue Code Section 280(G) “excise tax gross up” disclosures in the proxy statement for hypothetical events, and consultation with management regarding various internal control and accounting matters. Tax planning and advice services totaled $40,000 in 2022 and $51,200 in 2021, respectively.

(4)
All other fees consisted primarily of consulting services for the Company’s strategic objectives merger and acquisitions, and other discussions.

The ratio of tax planning and advice fees and all other fees to audit fees, audit related fees and tax compliance fees was 6.63% for 2022 and 8.61% for 2021.
In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the Public Company Accounting Oversight Board.

72   Heritage Commerce Corp • 2023 Proxy Statement

Proposal 4—Ratification of Independent Registered Public Accounting Firm
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that the independent registered public accountants may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accountants.
Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accountants to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.
Recommendation of the Audit Committee and the Board of Directors

The Audit Committee of the Board of Directors and the Board of Directors recommends approval of the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The proxy holders intend to vote all proxies they hold in favor of the proposal. If no instruction is given, the proxy holders intend to vote FOR approval of the proposal.

Heritage Commerce Corp • 2023 Proxy Statement   73

2023 Annual Meeting Information About the 2023 Annual Meeting of Shareholders Questions & Answers
Why did you send me this proxy statement?
We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the 2023 Annual Meeting of Shareholders (“Annual Meeting”). This proxy statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. Heritage Commerce Corp is referred to in this proxy statement as the “Company.” Along with this proxy statement, we are also sending you the Heritage Commerce Corp 2022 Annual Report on Form 10-K, which includes our consolidated financial statements.
How will our Annual Meeting be held?
The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide shareholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. We are implementing a virtual-only meeting format in order to leverage technology to enhance shareholder access to the Annual Meeting by enabling attendance and participation from any location around the world. We believe that the virtual-only meeting format will give shareholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance shareholder access and encourage participation and communication with our Board and management.
We believe a virtual-only meeting format facilitates shareholder attendance and participation by enabling all shareholders to participate fully and equally, and without cost, using an Internet-connected device from any location. In addition, the virtual-only meeting format increases our ability to engage with all shareholders, regardless of size, resources or physical location.
Shareholders of record and beneficial owners at the close of the business day on March 27, 2023, the record date, will have the ability to submit questions and vote electronically at the Annual Meeting via the virtual-only meeting platform.
Only shareholders of record and beneficial owners of shares of our common stock as of the close of the business day on March 27, 2023, the record date, may attend and participate in the Annual Meeting, including voting and asking questions electronically before and during the virtual Annual Meeting via the virtual-only meeting platform. You will not be able to attend the Annual Meeting in person.
In order to attend the Annual Meeting, you must register at register.proxypush.com/HTBK. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions before and during the Annual Meeting via the virtual-only meeting platform.
As part of the registration process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.
On the day of the Annual Meeting, May 25, 2023, shareholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 1:00 p.m., Pacific Daylight Time.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.
74   Heritage Commerce Corp • 2023 Proxy Statement

2023 Annual Meeting Information About the 2023 Annual Meeting of Shareholders Questions & Answers
Our virtual Annual Meeting will allow shareholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by shareholders.
We will answer as many shareholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Who is entitled to vote?
We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 13, 2023, to all shareholders entitled to vote. Shareholders who were the record owners of the Company’s common stock at the close of the business day on March 27, 2023, are entitled to vote. On this record date, there were 60,947,875 shares of common stock outstanding.
What constitutes a quorum?
A majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the Annual Meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the Annual Meeting.
How many votes do I have?
Each share of common stock entitles you to one vote in person or by proxy, for each share of common stock outstanding in your name on the books of the Company as of March 27, 2023, the record date for the Annual Meeting on any matter submitted to a vote of the shareholders, except that in connection with the election of directors (Proposal 1), you may cumulate your shares (see “What is cumulative voting and how do I cumulate my shares?” on page 76). The proxy card indicates the number of votes that you have as of the record date.
Is voting confidential?
We have a confidential voting policy to protect the privacy of our shareholders’ votes. Under this policy, ballots, proxy cards and voting instructions returned to banks, brokers and other nominees are kept confidential. Only the proxy tabulator and the Inspector of Election have access to the ballots, proxy cards and voting instructions.
How do I vote by proxy?
You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or other nominee. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. If you hold your shares as a shareholder of record, you may vote by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided. You may also vote by telephone or over the Internet (see page 3). Returning the proxy card will not affect your right to participate on line at the virtual the Annual Meeting and vote.
If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:
•
“FOR” the election of all 10 nominees for director;

•
“FOR” the approval of the Heritage Commerce Corp 2023 Equity Incentive Plan;

•
“FOR” the approval of the advisory proposal on the Company’s 2022 executive compensation; and

•
“FOR” the ratification of the selection of Crowe LLP as our independent registered public accounting firm for 2023.

For the election of directors (Proposal 1), a shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees by marking the enclosed proxy card in the manner instructed on the proxy card. Unless authority to vote for the nominees is withheld, the proxy holders will vote the proxies received by them for the election of the nominees listed on the proxy card as directors of the Company. Your proxy does not have an obligation to vote for nominees not identified on the preprinted proxy card (that is, write in candidates). Should any shareholder attempt to “write in” a vote for a nominee not identified on the preprinted card (and described in these proxy materials), your proxy will NOT vote the shares represented by your proxy card for any such write in

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2023 Annual Meeting Information About the 2023 Annual Meeting of Shareholders Questions & Answers
candidate, but will instead vote the shares for any and all other indicated candidates. If any of the nominees should be unable or decline to serve, which is not now anticipated, your proxy will have discretionary authority to vote for a substitute who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, your proxy intends to vote all of the proxies in such a manner, in accordance with the cumulative voting, as will assure the election of as many of the nominees identified on the proxy card as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.
What do I have to do to vote my shares if they are held in the name of my broker?
If your shares are held by your broker, sometimes called “street name” shares, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine, but not on non-routine matters. A “broker non vote” occurs when your broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority. Proposal 1 (election of directors), Proposal 2 (approval of the 2023 Equity Incentive Plan) and Proposal 3 (advisory proposal on the 2022 executive compensation) are non-routine items on which a broker may vote only if the beneficial owner has provided voting instructions. Proposal 4 (ratification of independent registered public accounting firm for 2023) is a routine item.
How do I vote at the virtual meeting?
If you plan to attend the virtual Annual Meeting and desire to vote at the meeting you will have the opportunity to do so, but we recommend you send in a proxy card to vote. However, if your shares are held in the name of your broker, bank or other nominee, you must provide the proper codes as set forth in the proxy card.
May I vote over the Internet or by telephone?
Shareholders whose shares are registered in their own names may vote either over the Internet or by telephone. Special instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.
If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares by telephone or over the Internet. Most U.S. banks and brokerage firms are clients of Broadridge Financial Solutions (“Broadridge”). As such, shareholders who receive either a paper copy of their proxy statement or electronic delivery notification have the opportunity to vote by telephone or over the Internet. If your bank or brokerage firm is a Broadridge client, your proxy card or Voting Instruction Form (“VIF”) will provide the instructions. If your proxy card or VIF does not provide instructions for Internet and telephone voting, please complete and return the proxy card in the self-addressed, postage paid envelope provided.
What is cumulative voting and how do I cumulate my shares?
For the election of directors (Proposal 1), California law provides that a shareholder of a California corporation, or his/her proxy, may cumulate votes in the election of directors. That is, each shareholder may cast that number of votes equal to the number of shares owned by the shareholder, multiplied by the number of directors to be elected, and he/she may cumulate such votes for a single candidate or distribute such votes among as many candidates as he/she deems appropriate.
Certain affirmative steps must be taken by you in order to be entitled to vote your shares cumulatively for the election of directors. At the shareholders’ meeting at which directors are to be elected, no shareholder is entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination at the meeting and prior to the commencement of the voting and at least one shareholder has given notice at the meeting and prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks appropriate. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.
The proxies designated on your proxy card do not, at this time, intend to cumulate votes, to the extent they have the shareholder’s discretionary authority to do so, pursuant to the proxies solicited in this proxy statement unless another shareholder gives notice to

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2023 Annual Meeting Information About the 2023 Annual Meeting of Shareholders Questions & Answers
cumulate, in which case your proxy may cumulate votes in accordance with the recommendations of the Board. Therefore, discretionary authority to cumulate votes in such an event is solicited in this proxy statement.
May I change my vote after I return my proxy?
If you fill out and return the enclosed proxy card, or vote by telephone or over the Internet, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of four ways:
•
You may send to the Company’s Corporate Secretary another completed proxy card with a later date.

•
You may notify the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy.

•
You may virtually attend the Annual Meeting and vote on line.

•
If you have voted your shares by telephone or over the Internet, you can revoke your prior telephone or Internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.

What if I receive multiple proxy cards?
If you receive multiple proxy cards, your shares are probably registered differently or are in more than one account. Vote all proxy cards received to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, we recommend that you consolidate as many of your accounts as possible under the same name and address. If the shares are registered in your name, contact our transfer agent, EQ Shareowner Services, 1-866-883-3382; otherwise, contact your bank, broker or other nominee.
What vote is required to approve each proposal?
Approval of Proposal 1 (election of directors) requires a plurality of votes cast for each nominee. This means that the 10 nominees who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Abstentions will not have any effect on the outcome of the vote. You may cumulate your votes in the election of directors as described under “What is cumulative voting and how do I cumulate my shares?” on page 76. Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.
Approval of Proposal 2 (approval of 2023 Equity Incentive Plan), Proposal 3 (approval of the advisory proposal on the 2022 executive compensation) and Proposal 4 (ratification of independent registered public accounting firm for 2023) each requires a vote that satisfies two criteria: (i) the affirmative vote for the proposal must constitute a majority of the common shares present or represented by proxy and voting on the proposal at the Annual Meeting and (ii) the affirmative vote for the proposal must constitute a majority of the common shares required to constitute the quorum. For purposes of Proposal 2, 3 and 4, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented, does not constitute a majority of the voting power required to constitute a quorum. The ratification of the appointment of the independent registered public accounting firm for 2023 is a matter on which a broker or other nominee is generally empowered to vote and, therefore, no broker non-votes are expected to exist with respect to Proposal 4.
How will voting on any other business be conducted?
Your proxy card confers discretionary authority to your proxy to vote your shares on the matters which may properly be presented for action at the Annual Meeting, and may include action with respect to procedural matters pertaining to the conduct of the Annual Meeting.
What are the costs of soliciting these proxies?
We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. We have hired Advantage Proxy to seek the proxies of custodians, such as brokers, which hold shares which belong to other people. This service will cost the Company approximately $5,000 plus expenses.

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2023 Annual Meeting Information About the 2023 Annual Meeting of Shareholders Questions & Answers
How do I obtain an Annual Report on Form 10-K?
A copy of our 2022 Annual Report on Form 10-K accompanies this proxy statement. If you would like another copy of this report, we will send you one without charge. The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission (“SEC”), but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Please write to:
Heritage Commerce Corp
224 Airport Parkway
San Jose, California 95110
Attention: Executive Vice President and Corporate Secretary
You can also find out more information about us at our website www.heritagecommercecorp.com. Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement. On our website you can access electronically filed copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 filings, and amendments to those reports and filings, free of charge. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Company.

78   Heritage Commerce Corp • 2023 Proxy Statement

Other Business
If any matters not referred to in this proxy statement come before the meeting, including matters incident to conducting the meeting, the proxy holders will vote the shares represented by proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting and, as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.
Heritage Commerce Corp • 2023 Proxy Statement   79

Shareholder Proposals for 2024 Meeting
For a shareholder proposal to be included in the proxy statement for the 2024 Annual Meeting, it must comply with SEC Rule 14a-8 and be received by the Secretary of the Company at the address below no later than December 15, 2023.
A shareholder who intends to present a proposal at the Company’s 2024 Annual Meeting other than pursuant to Rule 14a-8 must comply with our Bylaws, which provide that the notice of such intention must be received by the Secretary of the Company at the address set forth below no earlier than January 26, 2024 and no later than February 25, 2024, and such proposal must be a proper matter for shareholder action under California law. Any such notice must meet the other requirements in our Bylaws.
Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of SEC Rule 14a-19(b).
Notices of intention to present proposals or nominate directors at the 2024 Annual Meeting, and all supporting materials required by our Bylaws, must be submitted by mail to Corporate Secretary, Heritage Commerce Corp, 224 Airport Parkway, San Jose, California, 95110
The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. The submission of a shareholder proposal or proxy access or other director nomination does not guarantee that it will be included in our proxy statement.
HERITAGE COMMERCE CORP
Deborah K. Reuter
Executive Vice President, Chief Risk Officer and Corporate Secretary
April 13, 2023
San Jose, California
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Appendix A—Heritage Commerce Corp 2023 Equity Incentive Plan
1.   Purpose. The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding certain employees, officers, directors, and consultants of the Company to promote the success of the Company’s business. The Plan authorizes the award of Stock-based incentives to Eligible Persons.
2.   Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.
(b)   “Award” means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or other Stock-based award granted under the Plan.
(c)   “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, or an agreement governing the grant of any other Award granted under the Plan.
(d)   “Bank” means Heritage Bank of Commerce, a California banking corporation, and its successors by operation of law.
(e)   “Board” means the Board of Directors of the Company.
(f)   “Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, means (i) the Participant willfully breaches or habitually neglects the duties which the Participant is required to perform under his or her employment agreement; (ii) the Participant commits an intentional act of moral turpitude that has a material detrimental effect on the reputation or business of the Service Recipient or the Bank; (iii) the Participant is convicted of a felony or commits any material and actionable act of dishonesty, fraud, or intentional material misrepresentation in the performance of the Participant’s duties; (iv) the Participant engages in an unauthorized disclosure or use of inside information, trade secrets or other confidential information; or (v) the Participant willfully breaches a fiduciary duty, or violates any law, rule or regulation, which breach or violation results in a material adverse effect on the Service Recipient and the Bank (taken as a whole). If, subsequent to the Termination of a Participant for any or no reason (other than a Termination by the Service Recipient for Cause), it is discovered that grounds to terminate the Participant’s employment or service for Cause existed, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay or return to the Company all amounts and benefits received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.
(g)   “Change in Control” means, subject to the limitations of Section 409A of the Code, the earliest occurrence of one of the following events:
(i)   the acquisition (or acquisition during the 12 month period ending on the date of the most recent acquisition) by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company that reduces the number of shares issued and
Heritage Commerce Corp • 2023 Proxy Statement   A-1

Appendix A—Heritage Commerce Corp 2023 Equity Incentive Plan
outstanding through a stock repurchase program or otherwise, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or the Bank or any corporation controlled by the Company or the Bank or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 2(g); or
(ii)   individuals who, as of the Effective Date, constitute the Board of the Company (the “Incumbent Board”) cease for any reason other than resignation, death or disability to constitute at least a majority of the Company’s Board during any 12 month period; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company’s Board; or
(iii)   consummation of a reorganization, merger or consolidation of the Company or the Bank, or sale or other disposition (in one transaction or a series of transactions) of any assets of the Bank or the Company having a total fair market value equal to, or more than, 40% of the total gross fair market value of all of the assets of the Bank or the Company immediately prior to such acquisition or acquisitions (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns all or substantially all of the Company’s or Heritage Bank of Commerce’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or the Bank or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Company’s Board at the time of the execution of the initial agreement, or of the action of the Company’s Board, providing for such Business Combination; or
(iv)   approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, and with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.
(h)   “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules, and regulations thereto. Any reference in the Plan to any section of the Code shall be deemed to include reference to any rules, regulations, or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations, or guidance.
(i)   “Committee” means the Board, the Personnel and Compensation Committee of the Board, or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.
(j)   “Company” means Heritage Commerce Corp, a California corporation, and its successors by operation of law.
(k)   “Corporate Event” has the meaning set forth in Section 11(b) hereof.
(l)   “Data” has the meaning set forth in Section 21(h) hereof.

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Appendix A—Heritage Commerce Corp 2023 Equity Incentive Plan
(m)   “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.
(n)   “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (i) two (2) years after the date on which the Participant was granted the Incentive Stock Option or (ii) one (1) year after the date upon which the Participant acquired the Stock.
(o)   “Effective Date” means May 25, 2023, which is the date on which the Plan was approved by the shareholders of the Company.
(p)   “Eligible Person” means (i) each employee and officer of the Company or any of its Affiliates; (ii) each non-employee director of the Company or any of its Affiliates; (iii) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, shareholder, or partner) and who is designated as eligible by the Committee; and (iv) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided, further, however, that (A) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(p) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain, other than the last corporation or other entity, owns stock possessing at least 50% or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (B) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(p) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.
(q)   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules, and regulations thereto.
(r)   “Expiration Date” means, with respect to an Option, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.
(s)   “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchange(s), the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.
(t)   “GAAP” means the U.S. Generally Accepted Accounting Principles, as in effect from time to time.
(u)   “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(v)   “Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.
(w)   “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.
(x)   “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.
(y)   “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.

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Appendix A—Heritage Commerce Corp 2023 Equity Incentive Plan
(z)   “Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.
(aa)   “Performance Goals” means the performance goals established by the Committee in connection with any Award based on criteria that must be met in order for payment to be made or vesting to occur with respect to such Award.
(bb)   “Performance Period” means the period established by the Committee for measuring whether and to what extent any Performance Goals established in connection with an Award have been met.
(cc)   “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.
(dd)   “Plan” means this Heritage Commerce Corp 2023 Equity Incentive Plan, as amended from time to time.
(ee)   “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual, or other applicable stock exchange rules.
(ff)   “Qualifying Committee” has the meaning set forth in Section 3(b) hereof.
(gg)   “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.
(hh)   “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.
(ii)   “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.
(jj)   “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.
(kk)   “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.
(ll)   “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules, and regulations thereto.
(mm)   “Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(nn)   “Stock” means the common stock, no par value, of the Company, and such other securities as may be substituted for such stock pursuant to Section 11 hereof.
(oo)   “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 11(b) hereof, Stock Appreciation Rights shall be settled in Stock.
(pp)   “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A

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Appendix A—Heritage Commerce Corp 2023 Equity Incentive Plan
of the Code that are payable upon a Termination, unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first (1st) business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.
3.
Administration.

(a)   Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case, subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number, and type of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein; (vi) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law; and (vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its shareholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 11(b), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, or due to the Participant’s death, Disability, or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.
(b)   Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.
(c)   Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with Section 3(b) above.
(d)   Sections 409A and 457A. The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).

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4.
Shares Available Under the Plan; Other Limitations.

(a)   Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal 600,000, plus the number of Shares available for issuance under the Heritage Commerce Corp 2013 Incentive Equity Plan that had not been made subject to outstanding awards as of the Effective Date are reserved for issuance under this Plan (“Share Reserve”).
(b)   Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting, and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock shall not be deemed to again be available for delivery under the Plan. Shares of Stock withheld or surrendered in payment of taxes or the exercise price relating to an Award shall be deemed to constitute shares delivered to the Participant and shall not be deemed to again be available for delivery under the Plan.
(c)   Incentive Stock Options. No more than 1,590,594 shares of Stock (subject to adjustment as provided in Section 11 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.
(d)   Limitation on Non-Employee Director Awards. Subject to Section 4(a) and Section 11 hereof, the maximum grant date value of Awards granted to a non-employee Director, and the maximum amount of cash paid to such Director, shall not exceed (i) in the case of such non-employee Director who is serving as the chairman of the Board, $500,000 and (ii) in the case of any other such Director, $400,000, in each case, in any calendar year in respect of such Director’s service to the Company as a non-employee Director.
5.
Options.

(a)   General. Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the date the shareholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(p) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.
(b)   Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire on the tenth (10th) anniversary of the date it was granted.
(c)   Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option.
(d)   Payment for Stock. Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (i) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check; (ii) by delivery of shares of Stock having a value equal to the exercise price; (iii) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations; or (iv) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive (A) the number of shares of Stock underlying the Option so exercised, reduced by (B) the number of shares of Stock equal to (I) the aggregate exercise price of the Option divided by (II) the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

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(e)   Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any or no reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting may be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled, or otherwise terminates.
(f)   Termination of Employment or Service. Except as provided by the Committee in an Option Agreement, Participant Agreement, or otherwise:
(i)   In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (A) by the Service Recipient for Cause, or (B) by reason of the Participant’s death or Disability, (I) all vesting with respect to such Participant’s Options outstanding shall cease; (II) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination; and (III) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date, and (y) the date that is ninety (90) days after the date of such Termination.
(ii)   In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease; (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination; and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (I) the applicable Expiration Date, and (II) the date that is twelve (12) months after the date of such Termination.
(iii)   In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.
(iv)   For the avoidance of doubt, the Committee may provide in an Option Agreement, Participant Agreement, or otherwise for accelerated vesting in the event of a Participant’s Termination following a Change in Control.
(g)   Special Provisions Applicable to Incentive Stock Options.
(i)   No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (A) has an exercise price of at least 110% of the Fair Market Value on the date of the grant of such Option, and (B) cannot be exercised more than five (5) years after the date it is granted.
(ii)   To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
(iii)   Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.
6.
Restricted Stock.

(a)   General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which Restricted Stock Agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless

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otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.
(b)   Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee in accordance with its authority described in Section 3(a), the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any or no reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.
(c)   Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement, or otherwise, in the event of a Participant’s Termination for any or no reason prior to the time that such Participant’s Restricted Stock has vested, (i) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease; and (ii) unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination. For the avoidance of doubt, the Committee may provide in a Restricted Stock Agreement, Participant Agreement, or otherwise for accelerated vesting in the event of a Participant’s Termination following a Change in Control.
7.
Restricted Stock Units.

(a)   General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which RSU Agreements need not be identical.
(b)   Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion, subject to Section 3(a), accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any or no reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment.
(c)   Settlement. Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement.
(d)   Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement, Participant Agreement, or otherwise, in the event of a Participant’s Termination for any or no reason prior to the time that such Participant’s Restricted Stock Units have been settled, (i) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (ii) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (iii) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement. For the avoidance of doubt, the Committee may provide in an RSU Agreement, Participant Agreement, or otherwise for accelerated vesting in the event of a Participant’s Termination following a Change in Control.

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8.
Stock Appreciation Rights

(a)   General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.
(b)   Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.
(c)   Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant.
(d)   Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.
(e)   Payment Upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.
(f)   Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:
(i)   In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (A) by the Service Recipient for Cause, or (B) by reason of the Participant’s death or Disability, (I) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (II) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (III) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.
(ii)   In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.
(iii)   In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

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(iv)   For the avoidance of doubt, the Committee may provide in a SAR Agreement, Participant Agreement, or otherwise for accelerated vesting in the event of a Participant’s Termination following a Change in Control.
9.   Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.
10.   Performance Shares and Units. Notwithstanding the foregoing, the Committee may, in its sole discretion, grant any Award under the Plan conditional upon the satisfaction of Performance Goals during a Performance Period. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and the Performance Goals may be fixed by the Committee for the Company as a whole or for a subsidiary, division, Affiliate, business segment, or business unit, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, depending on the Committee’s judgment as to what is appropriate. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Performance Goals with respect to a Performance Period need not be the same for all Participants. Performance measures and Performance Goals may differ from Participant to Participant and from Award to Award. The Committee shall have the authority to make equitable adjustments to the Performance Goals as may be determined by the Committee, in its sole discretion.
11.   Adjustment for Recapitalization, Merger, etc.
(a)   Capitalization Adjustments. The aggregate and numerical number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the number of shares of Stock covered by each outstanding Award, the price per share of Stock underlying each such Award and the applicable performance goal(s) with respect to an Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards, (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (iii) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan. In lieu of or in addition to any adjustment pursuant to this Section 11, if deemed appropriate, the Committee may provide that an adjustment take the form of a cash payment to the holder of an outstanding Award with respect to all or part of an outstanding Award, which payment shall be subject to such terms and conditions (including timing of payment(s), vesting, and forfeiture conditions) as the Committee may determine in its sole discretion. The Committee will make such adjustments, substitutions, or payment, and its determination will be final, binding, and conclusive. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.
(b)   Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement, or otherwise, in connection with (1) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation; (2) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash; (3) a Change in Control; or (4) the reorganization, dissolution, or liquidation of the Company (each, a “Corporate Event”), all Awards outstanding on the effective date of such Corporate Event shall be treated in the manner described in the definitive transaction agreement (or, in the event that the Corporate Event does not entail a definitive agreement to which the Company is party, in the manner determined by the Committee in its sole discretion), which agreement may provide, without limitation, for one or more of the following:

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(i)   The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in Section 11(a) hereof, and to the extent that such Awards vest subject to the achievement of performance criteria, such objectives or criteria shall be adjusted appropriately to reflect the Corporate Event;
(ii)   The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event; provided that unless otherwise set forth in an Award Agreement, any Awards that vest subject to the achievement of performance criteria will be deemed earned at target level (or if no target is specified, the maximum level), provided, further, that a Participant has not experienced a Termination prior to such Corporate Event;
(iii)   The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise or base price (such amounts to be paid on substantially the same schedule and subject to substantially the same terms and conditions as the consideration payable for the Stock in connection with the Corporate Event, unless otherwise determined by the Committee); provided, however, that holders of Options and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;
(iv)   The cancellation of any or all Options and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided, that, all Options and other Awards to be so cancelled pursuant to this paragraph (iv) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and
(v)   The replacement of any or all Awards with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date (or such later date on which the applicable consideration is payable for the Stock in connection with the Corporate Event, unless otherwise determined by the Committee).
Payments to holders pursuant to subsection 11(b)(iii) above shall be made in cash or, in the sole discretion of the Committee, and in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this Section 11(b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards; (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock; and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.
(c)   Fractional Shares. Any adjustment provided under this Section 11 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.
12.   Use of Proceeds. The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.
13.   Rights and Privileges as a Shareholder. Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.

Heritage Commerce Corp • 2023 Proxy Statement   A-11

Appendix A—Heritage Commerce Corp 2023 Equity Incentive Plan
14.   Transferability of Awards. Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.
15.   Employment or Service Rights. No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.
16.   Compliance with Laws. The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award, unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation), or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
17.   Withholding Obligations. As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable. Depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity.
18.   Amendment of the Plan or Awards.
(a)   Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.
(b)   Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.
(c)   Shareholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without shareholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.
(d)   No Repricing of Awards Without Shareholder Approval. Notwithstanding Sections 18(a) or 18(b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without shareholder approval. For this purpose, a “repricing”

A-12   Heritage Commerce Corp • 2023 Proxy Statement

Appendix A—Heritage Commerce Corp 2023 Equity Incentive Plan
means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11(a) hereof); (ii) any other action that is treated as a repricing under GAAP; and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b) hereof.
19.   Termination or Suspension of the Plan. The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the shareholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.
20.   Effective Date of the Plan. The Plan is effective as of the Effective Date, subject to shareholder approval.
21.   Miscellaneous.
(a)   Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award, or (ii) be accumulated but remain subject to the vesting requirement(s) applicable to the underlying Award, and to the same extent as the underlying Award, and shall only be paid at the time or times that the vesting requirement(s) applicable to the underlying Award are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents shall be paid on Options.
(b)   Minimum Vesting. Any Awards that settle in shares of Stock (other than such Awards representing a maximum of five percent (5%) of the shares of Stock reserved for issuance under the Plan, as adjusted pursuant to Paragraph 11) shall be granted subject to a minimum time-vesting period of at least twelve (12) months, such that no such Awards shall vest prior to the first anniversary of the applicable grant date.
(c)   Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (i) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock; (ii) the Company retain physical possession of the certificates; and (iii) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.
(d)   Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
(e)   Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions, or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule, or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control, and the Participant will have no legally binding right to the incorrect term in the Award Agreement.
(f)   Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive

Heritage Commerce Corp • 2023 Proxy Statement   A-13

Appendix A—Heritage Commerce Corp 2023 Equity Incentive Plan
termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.
(g)   Non-Exempt Employees. If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such employee dies or suffers a Disability; (ii) upon a Corporate Event in which such Option is not assumed, continued, or substituted; (iii) upon a Change in Control; or (iv) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting, or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 21(g) will apply to all Awards.
(h)   Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 21(h) by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
(i)   Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(j)   No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company

A-14   Heritage Commerce Corp • 2023 Proxy Statement

Appendix A—Heritage Commerce Corp 2023 Equity Incentive Plan
shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(k)   Payments Following Accidents or Illness. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(l)   Governing Law. The Plan shall be governed by and construed in accordance with the laws of State of California, without reference to the principles of conflicts of laws thereof.
(m)   Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.
(n)   Arbitration. All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any Award Agreement shall be submitted to and resolved exclusively by binding arbitration conducted in the State of California (or such other location as the parties thereto may agree) in accordance with the applicable rules of the American Arbitration Association then in effect, and the arbitration shall be heard and determined by a panel of three arbitrators in accordance with such rules (except that in the event of any inconsistency between such rules and this Section 21(n), the provisions of this Section 21(n) shall control). The arbitration panel may not modify the arbitration rules specified above without the prior written approval of all parties to the arbitration. Within ten (10) business days after the receipt of a written demand, each party shall designate one arbitrator, each of whom shall have experience involving complex business or legal matters, but shall not have any prior, existing, or potential material business relationship with any party to the arbitration. The two arbitrators so designated shall select a third arbitrator, who shall preside over the arbitration, shall be similarly qualified as the two arbitrators, and shall have no prior, existing or potential material business relationship with any party to the arbitration; provided, that, if the two arbitrators are unable to agree upon the selection of such third arbitrator, such third arbitrator shall be designated in accordance with the arbitration rules referred to above. The arbitrators will decide the dispute by majority decision, and the decision shall be rendered in writing and shall bear the signatures of the arbitrators and the party or parties who shall be charged therewith, or the allocation of the expenses among the parties in the discretion of the panel. The arbitration decision shall be rendered as soon as possible, but in any event not later than one hundred twenty (120) days after the constitution of the arbitration panel. The arbitration decision shall be final and binding upon all parties to the arbitration. To the maximum extent permitted by law, the parties hereby irrevocably waive any right of appeal from any judgment rendered upon any such arbitration award in any such court. Notwithstanding the foregoing, any party may seek injunctive relief in any such court.
(o)   Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one (1)-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.
(p)   Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights

Heritage Commerce Corp • 2023 Proxy Statement   A-15

Appendix A—Heritage Commerce Corp 2023 Equity Incentive Plan
under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.
(q)   Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.
(r)   Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
ADOPTED BY THE BOARD OF DIRECTORS: March 23, 2023
APPROVED BY THE SHAREHOLDERS:
TERMINATION DATE: May 25, 2033

A-16   Heritage Commerce Corp • 2023 Proxy Statement

Shareowner ServicesP.O. Box 64945St. Paul, MN 55164-0945Vote by Internet, Telephone, or Mail 24 Hours a Day, 7 Days a WeekYour phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.INTERNET / MOBILE – www.proxypush.com/HTBK Use the Internet to vote your proxy. PHONE – 1-866-883-3382Use a touch-tone telephone to vote your proxy.MAIL – Mark, sign, and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 24, 2023.If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. o Please detach here oThe Board of Directors Recommends a Vote FOR all nominees listed in Item 1 and FOR Items 2, 3 and 4.1.Election of Directors: 01 Julianne M. Biagini-Komas 05 Stephen G. Heitel09 Marina H. Park Sutton02 Bruce H. Cabral06 Kamran F. Husain10 Ranson W. WebsterVote FORVote WITHHELD 03 Jack W. Conner07 Robertson Clay Jonesall nomineesfrom all nominees04 Jason DiNapoli08 Laura Roden(except as marked)(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the following box.) 2.Approval of the Heritage Commerce Corp 2023 Equity Incentive Plan.3.Approval of the advisory proposal on 2022 executive compensation.4.Ratification of selection of independent registered public accounting firm for the year ending December 31, 2023. For ForFor Against AgainstAgainst Abstain AbstainAbstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.This proxy card contains discretionary authority to your proxy to vote your shares on any other matter of which may be properly presented for action at the Annual Meeting. Address change? Mark box, sign and indicate changes below: Date: Signature(s) in BoxPlease sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

HERITAGE COMMERCE CORPANNUAL MEETING OF SHAREHOLDERSThursday, May 25, 20231:00 P.M. PDTTo register for the virtual meeting, please follow the instructions below:•Visit register.proxypush.com/HTBK on your smartphone, tablet or computer.•As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.•After registering, you will receive a confirmation e-mail and an e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.Heritage Commerce Corp 224 Airport ParkwaySan Jose, CA 95110This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 25, 2023.The shares of stock you hold in your account will be voted as you specify on the reverse side.If no choice is specified, the proxy will be voted “FOR” all nominees listed in Item 1 and “FOR” Items 2, 3 and 4.By signing the proxy, you revoke all prior proxies and appoint Robertson Clay Jones and Jack W. Conner, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.See reverse for voting instructions.

BROADRIDGE FINANCIAL SOLUTIONS, INC.

BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342T., SUITE 1300
BRENTWOOD, NY 11717

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

35 24

HERITAGE COMMERCE CORP

THIS IS A VOTING INSTRUCTION FORM.

You are receiving this voting instruction form because you hold shares in the above security. You have the right to vote on proposals being presented at the upcoming Annual Meeting to be held on **05/25/23 at 01:00 P.M. PDT**

Make your vote count.

→ **8798 2258 1376 2169**

Visit www.ProxyVote.com

Call 1-800-454-8683

Return this form in the enclosed postage-paid envelope.

Attend and vote at the meeting.

Scan to view materials and vote via smartphone.

Voting on www.ProxyVote.com is easy and fast!

VOTING INSTRUCTIONS

As the record holder for your shares, we will vote your shares based on your instructions.

Please provide us with your voting instructions before the meeting. If you do not provide us with your voting instructions, we will not vote your shares.

If you sign and return this form, we will vote any unmarked items based on the board's recommendations.

10-K REPORT

X

11

HERITAGE COMMERCE CORP

The Board recommends you vote FOR the following director nominee(s):1 through 10

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees

U39765 R1.0.0.6 0001357278_1

Signature [PLEASE SIGN WITHIN BOX] Date

8798 2258 1376 2169 05/25/23 123,456,789,012.00000
426927109 *****ACCOUNT P91915-01S GS2

BROADRIDGE FINANCIAL SOLUTIONS, INC.BROADRIDGE CORPORA TE ISSUER SOLUTIONSPO BOX 1342T., SUITE 1300BRENTWOOD, NY 11717BROADRIDGEFINANCIAL SOLUTIONS, INC.ATTENTION:TEST PRINT51 MERCEDES WAYEDGEWOOD, NY11717VOTING INSTRUCTIONS~As the record holder for your sha re s, we will vote your shares based on yourinstructions.Please provide us with your voting instructions be fore the meeting. If you donot provide us with your vot ing inst ructi ons, we will not vote your sha res .If you sign and return this form, we will vo te any unmarked items based onthe boa rd 's recommendations.I I I 111HER IT AGE COMMERCE CORPTHIS IS A VOTING INSTRUCTION FORM.You are receiving th is voting instruction form because you hold shares in theabove security. You have the right to vote on proposals being presented at theupcoming Annual Meeting to be held on 05/25/23 at 01:00 P.M. PDTMake your vote count.Vote must be received by 05/24/2023 to be counted..... la798 2258 1376 2169 ImVisitwww.ProxyVote.com □ [8JCall1-800-454-8683Return this formin the enclosedpostage-paidl!I~l!I envelope~ .Attend andvote at themeeting.!1!~I1al. Scan to view materials and vote via smartphone.Voting on www.ProxyVote.com is easy and fast!Go to www.ProxyVote.com, enter thecontrol number above and vote!The following proxy material for the meeting is available atwww.ProxyVote.com:10-K REPORTTHIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION.XHERITAGE COMMERCE CORPWithhold For AllPlease check this box if you plan to attend the Meeting andvote your shares in person.To withhold authority to vote for any individual nominee(s), mark "For AllExcept" and write the number(s) of the nominee(s) on the line below.0 7 The Board recommends you vote FOR the followingdirector nominee(s) :1 through 101. Election of DirectorsNominees01 J . M. Biagini -Kamas02 Bruce H. Cabral03 Jack W. Conner04 Jason Di Napoli05 Stephen G. Heit el06 Karn ran F. Husain07 Robertson Clay Jones08 Laura Roden09 Marina H. Park Sutton10 Ranson W. WebsterForAll0All Except0 0The Board recommends you vote FOR the following proposal(s):2, 3 and 42. Approval of the Heritage Commerce Corp 2023 Equity In centive Plan.3. Approval of the advisory proposal on 2022 executive compen sation.4. Ratification of selection of independent registered public accounting firm for the year ending December 31 , 2023.•NOTE • Such other business as may properly come before the meeting or any adjournment thereof.Signature [PLEASE SIGN WITHIN BOX] Date1 ••• 11.1 •• 1.1.1.11 •••••• 111.1 •• 18798 2258 1376 2169 05/25/23 123,456,789,012.00000426927109 llllllllllACCOUNT P91915-01S GS2For Against Abstain0 0 00 0 00 0 0